The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale of these securities is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration Statement No. 333-283008
Subject to Completion
Preliminary Prospectus Supplement dated November 12, 2024
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED NOVEMBER 5, 2024)
US$
Westpac Banking Corporation
(ABN 33 007 457 141)
    % Subordinated Notes due 2035
Subject, upon the occurrence of a Non-Viability Trigger Event, to Conversion or possible
Write-off, as more fully described in the accompanying prospectus

We are offering US$        aggregate principal amount of our    % subordinated notes due                  ,       , which we refer to as the notes. From and including                  ,       , which we refer to as the Issue Date, to but excluding the interest payment date on                  ,       , which we refer to as the Reset Date, the notes will bear interest at a rate of   % per year, and on and after the Reset Date to but excluding                  ,       , which we refer to as the Maturity Date, the notes will bear interest at a fixed rate per year equal to the 1-Year U.S. Treasury Rate plus the Spread, where the Spread is the difference between the re-offer yield on the date hereof and the Benchmark 10-Year Treasury Yield at the time of pricing on the date hereof (rounded to three decimal places with 0.0005 rounded upwards) (each as defined herein). Interest will accrue on the notes from and including the Issue Date. Interest will be payable semi-annually in arrears on           and          of each year, subject in each case to the applicable business day convention set forth in this prospectus supplement, and certain solvency conditions described herein, beginning on          , 2025. We may redeem all, but not less than all, of the notes at our option on the Reset Date as described herein and under “Description of the Subordinated Debt Securities—Redemption of Subordinated Debt Securities—General” in the accompanying prospectus. We may also redeem all, but not less than all, of the notes if specified events occur involving Australian taxation or regulation as described herein and under “Description of the Subordinated Debt Securities—Redemption of Subordinated Debt Securities—Redemption for Taxation Reasons” and “Description of the Subordinated Debt Securities—Redemption of Subordinated Debt Securities—Redemption for Regulatory Reasons” in the accompanying prospectus. Redemption is subject to the prior written approval of the Australian Prudential Regulation Authority, which we refer to as APRA (approval is at the discretion of APRA which may or may not be given and Holders should not expect that APRA’s prior written approval will be given for any redemption of Subordinated Debt Securities if requested by us). Any redemption of the notes does not imply or indicate that we will in future exercise any right we may have to redeem any other outstanding regulatory capital instruments issued by us. Any such redemption would also be subject to APRA’s prior written approval (approval is at the discretion of APRA which may or may not be given).
The notes will be our direct, unsecured and subordinated obligations as described under “Description of the Subordinated Debt Securities—Ranking”, “Description of the Subordinated Debt Securities—Additional Provisions—Status and Subordination” and “Description of the Subordinated Debt Securities—Additional Provisions—Winding-Up” in the accompanying prospectus. The notes will constitute a separate series of Subordinated Debt Securities as described in the accompanying prospectus.
The notes are complex financial instruments and are not a suitable or appropriate investment for all investors. In some jurisdictions, regulatory authorities have adopted or published laws, regulations or guidance that limit or prohibit the offer or sale of securities such as these securities to certain types of investors. By purchasing, or making or accepting an offer to purchase, these notes from us and/or the underwriters in the United States, each prospective investor represents, warrants, agrees with and undertakes to us and to each underwriter that it qualifies as a “qualified institutional buyer” as defined in Rule 144A of the Securities Act of 1933, as amended, which we refer to as the Securities Act. See “Plan of Distribution” in the accompanying prospectus.
The notes are subject, upon the occurrence of a Non-Viability Trigger Event, to Conversion or possible Write-off (each as defined in Section 4 under “Description of the Subordinated Debt Securities—Additional Provisions” in the accompanying prospectus), as more fully described under “Description of the Notes—Non-viability, Conversion and Write-off” in this prospectus supplement and “Description of the Subordinated Debt Securities” in the accompanying prospectus. If any notes are Converted following a Non-Viability Trigger Event, it is likely that the Maximum Conversion Number (as defined herein) will apply and limit the number of Ordinary Shares to be issued. In this case, the value of the Ordinary Shares received is likely to be significantly less than the Outstanding Principal Amount (as defined in Section 4 under “Description of the Subordinated Debt Securities—Additional Provisions” in the accompanying prospectus) of those notes. The Australian dollar may depreciate in value against the U.S. dollar by the time of Conversion. In that case, the Maximum Conversion Number is more likely to apply.
If Conversion of the notes (or a percentage of the Outstanding Principal Amount of the notes) does not occur for any reason within five ASX Business Days after the Non-Viability Trigger Event Date (each as defined in Section 4 under “Description of the Subordinated Debt Securities—Additional Provisions” in the accompanying prospectus), the notes (or a percentage of the Outstanding Principal Amount of the notes to be Converted) will be Written-off and the holders’ rights in relation to the notes (including with respect to payments of interest or accrued but unpaid interest, and the repayment of Outstanding Principal Amount and, upon Conversion, the receipt of Ordinary Shares (as defined in Section 4 under “Description of the Subordinated Debt Securities—Additional Provisions” in the accompanying prospectus) issued in respect of such notes) will be immediately and irrevocably written-off and terminated with effect on and from the Non-Viability Trigger Event Date, as described under “Description of the Subordinated Debt Securities—Additional Provisions” in the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
Investing in the notes involves risks. To read about certain factors you should consider before investing in the notes, see “Forward-Looking Statements” on page S-v and “Risk Factors” beginning on page S-11 of this prospectus supplement, and the risk factors set forth in our Annual Report on Form 20-F for the financial year ended September 30, 2024 filed with the Securities and Exchange Commission, which we refer to as our 2024 Form 20-F, and which is incorporated by reference in this prospectus supplement and the accompanying prospectus.
The notes are not protected accounts or deposit liabilities of Westpac Banking Corporation for the purposes of the Banking Act 1959 of Australia, which we refer to as the Australian Banking Act, or any other purpose. Neither the notes, nor any obligations of Westpac Banking Corporation under the notes, are insured by the United States Federal Deposit Insurance Corporation, covered under the financial claims scheme established under the Australian Banking Act (an Australian Government scheme that protects depositors of banks like Westpac from potential loss due to their failure), which we refer to as the FCS, or guaranteed or insured by any other governmental agency or instrumentality of the United States, Australia or any other jurisdiction.

	Per Note	Total
Public Offering Price(1)	%	US$
Underwriting Discount(2)	%	US$
Proceeds to Westpac (before expenses)	%	US$

(1)
Plus accrued interest from November  , 2024 if settlement occurs after that date.

(2)
The underwriters have agreed to reimburse us for certain of our expenses relating to this offering. See “Underwriting (Conflicts of Interest)” on page S-34 for further information.

The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.
The underwriters expect that the notes will be ready for delivery in book-entry form only through The Depository Trust Company and its participants, including Euroclear Bank SA/NV and Clearstream Banking S.A., on or about November  , 2024.

Joint Book-Running Managers
BofA Securities	Citigroup	HSBC	RBC Capital Markets	Westpac Banking Corporation

November  , 2024

PROSPECTUS SUPPLEMENT
PROSPECTUS

S-i

SPECIAL NOTICE TO INVESTORS REGARDING AUTOMATIC CONVERSION OR WRITE-OFF UPON THE OCCURRENCE OF A NON-VIABILITY TRIGGER EVENT
The notes are subject, upon the occurrence of a Non-Viability Trigger Event, to Conversion or possible Write-off, as more fully described in the accompanying prospectus. If any notes are Converted following a Non-Viability Trigger Event, it is likely that the Maximum Conversion Number will apply and limit the number of Ordinary Shares to be issued. In this case, the value of the Ordinary Shares received is likely to be significantly less than the Outstanding Principal Amount of those notes. The Australian dollar may depreciate in value against the U.S. dollar by the time of Conversion. In that case, the Maximum Conversion Number is more likely to apply.
If Conversion of the notes (or a percentage of the Outstanding Principal Amount of the notes) does not occur for any reason within five ASX Business Days after the Non-Viability Trigger Event Date, the notes (or a percentage of the Outstanding Principal Amount of the notes to be Converted) will be Written-off and the holders’ rights in relation to the notes (including with respect to payments of interest or accrued but unpaid interest, and the repayment of Outstanding Principal Amount and, upon Conversion, the receipt of Ordinary Shares issued in respect of such notes) will be immediately and irrevocably written-off and terminated with effect on and from the Non-Viability Trigger Event Date, as described under “Description of the Subordinated Debt Securities—Additional Provisions” in the accompanying prospectus.
OTHER IMPORTANT NOTICES
You should rely only on information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus with respect to the offering of the notes filed by us with the Securities and Exchange Commission, which we refer to as the SEC. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. If anyone provides you with different, additional or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement, the accompanying prospectus and any free writing prospectus with respect to the offering of the notes filed by us with the SEC and the documents incorporated by reference herein and therein is only accurate as of the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
We are offering to sell, and are seeking offers to buy, the notes only in jurisdictions where offers and sales of the notes are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the notes and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any notes offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Notice to Prospective Investors in the European Economic Area
None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“EEA Qualified Investors”).
Accordingly any person making or intending to make an offer in any Member State of the EEA of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to EEA Qualified Investors. Neither Westpac nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in the EEA other than to EEA Qualified Investors.

S-ii

PROHIBITION OF SALES TO EEA RETAIL INVESTORS—The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “IDD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Notice to Prospective Investors in the United Kingdom
None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended (the “EUWA”) (the “UK Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (“UK Qualified Investors”). Accordingly any person making or intending to make an offer in the United Kingdom of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to UK Qualified Investors. Neither Westpac nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in the United Kingdom other than to UK Qualified Investors.
PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS—The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (“UK MiFIR”); or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

S-iii

PRESENTATION OF INFORMATION
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus which gives more general information about our Debt Securities, including our Subordinated Debt Securities, some of which may not apply to this offering.
If the information in this prospectus supplement is inconsistent with information contained in the accompanying prospectus or any document incorporated by reference in this prospectus supplement or the accompanying prospectus on or prior to the date hereof, you should rely on the information contained in this prospectus supplement.
Unless otherwise indicated, or the context otherwise requires, references in this prospectus supplement to the “Group”, “we”, “us” and “our” or similar terms are to Westpac Banking Corporation and its controlled entities (within the meaning of Section 50AA of the Corporations Act 2001 of Australia, which we refer to as the Australian Corporations Act), and references to “Westpac” are to Westpac Banking Corporation (ABN 33 007 457 141).
We publish our consolidated financial statements in Australian dollars. In this prospectus supplement, unless otherwise stated or the context otherwise requires, references to “dollars”, “$”, or “A$” are to Australian dollars, references to “US$”, “USD” or “U.S. dollars” are to United States dollars and references to “NZ$”, “NZD” or “NZ dollars” are to New Zealand dollars.
Certain amounts that appear in this prospectus supplement may not sum due to rounding.

S-iv

FORWARD-LOOKING STATEMENTS
This prospectus supplement contains or incorporates by reference statements that constitute “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act. Forward-looking statements are statements that are not historical facts. Forward-looking statements appear in a number of places in this prospectus supplement and the accompanying prospectus and the information incorporated by reference herein and therein and include statements regarding our current intent, belief or expectations with respect to our business and operations, macro and micro economic and market conditions, results of operations and financial condition and performance, capital adequacy and liquidity and risk management, including, without limitation, future loan loss provisions and financial support to certain borrowers, forecasted economic indicators and performance metric outcomes, indicative drivers, climate- and other sustainability-related statements, commitments, targets, projections and metrics, and other estimated and proxy data. Words such as “will”, “may”, “expect”, “intend”, “seek”, “would”, “should”, “could”, “continue”, “plan”, “estimate”, “anticipate”, “believe”, “probability”, “indicative”, “risk”, “aim”, “outlook”, “forecast” , “assumption”, “projection”, “target”, “goal”, “guidance”, “objective”, “ambition” or other similar words are used to identify forward-looking statements. These statements reflect our current views on future events and are subject to change, certain known and unknown risks, uncertainties and assumptions and other factors which are, in many instances, beyond our control (and the control of our officers, employees, agents and advisors), and have been made based on management’s current expectations or beliefs concerning future developments and their potential effect upon us. Forward-looking statements may also be made, verbally or in writing by members of our management or Board in connection with this prospectus supplement. Such statements are subject to the same limitations, uncertainties, assumptions and disclaimers set out in this document. There can be no assurance that future developments or performance will align with our expectations or that the effect of future developments on us will be those anticipated. Actual results could differ materially from those we expect or which are expressed or implied in forward-looking statements, depending on various factors, including, but not limited to, those set forth in this prospectus supplement, our 2024 Form 20F and the other documents incorporated by reference in this prospectus supplement or the accompanying prospectus. Those factors include, but are not limited to:
•
information security breaches, including cyber attack events;

•
the effect of, and changes in, laws, regulations, regulatory policy, taxation or accounting standards or practices, and government and central bank monetary policies, including changes to liquidity, leverage and capital requirements;

•
regulatory investigations, reviews (including industry reviews) and other actions, inquiries, litigation, fines, penalties, restrictions or other regulator-imposed conditions, including from our actual or alleged failure to comply with laws, regulations or regulatory policy;

•
the effectiveness of our risk management practices, including our framework, policies, processes, systems and employees;

•
the reliability and security of our technology and risks associated with changes to technology systems;

•
geopolitical events or other changes in countries in which we or our customers or counterparties operate;

•
climate-related risks (including physical, transition and liability risks) that may arise from changing climate patterns, and risks associated with the transition to a lower carbon economy (including our ambition to become a net-zero, climate resilient bank) or risks from legal and regulatory action, or risks from other sustainability factors such as human rights and natural capital;

•
the failure to comply with financial crime obligations (including anti-money laundering and counter-terrorism financing laws, anti-bribery and corruption laws, sanctions laws and tax transparency laws), which has had, and could further have, adverse effects on our business and reputation;

•
internal and external events which may adversely impact our reputation;

•
litigation and other legal proceedings and regulator investigations and enforcement actions (including our ability to pay significant monetary settlements and legal costs in order to resolve a dispute);

S-v

•
market volatility and disruptions, including uncertain conditions in funding, equity and asset markets and any losses or business impacts we or our customers or counterparties may experience;

•
the incidence of inadequate capital levels;

•
changes in economic conditions, consumer or business spending, saving and borrowing habits in Australia, New Zealand and other countries in which we or our customers or counterparties operate and our ability to maintain or to increase market share, margins and fees, and control expenses;

•
adverse asset, credit or capital market conditions or an increase in defaults, impairments and provisioning because of a deterioration in economic conditions;

•
sovereign risks, including the risk that governments will default on their debt obligations, fail to perform contractual obligations, or be unable to refinance their debts;

•
changes to our credit ratings or the methodology used by credit rating agencies;

•
the effects of market competition and competition regulatory policy impacting the areas in which we operate;

•
operational risks resulting from ineffective processes and controls;

•
levels of inflation, changes to interest rates, exchange rates and market and monetary fluctuations and volatility;

•
poor data quality, data availability or data retention;

•
strategic decisions including diversification, innovation, retention, divestment, acquisitions, expansion activity, integration and decisions to shut down some operations;

•
failure to recruit and retain key executives, employees and Directors;

•
changes to our critical accounting assumptions and estimates and changes to the value of our intangible assets;

•
our ability to incur additional indebtedness and any limitations contained in the agreements governing such indebtedness; and

•
various other factors including those beyond our control.

All forward-looking statements speak only as of the date made. We are under no obligation to revise or update any forward-looking statements contained or incorporated by reference in this prospectus supplement, whether as a result of new information, future events, conditions or otherwise.

S-vi

SUMMARY
This summary highlights selected information about us and this offering. It does not contain all of the information that may be important to you in deciding whether to purchase the notes. We encourage you to read the entire prospectus supplement, the accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference prior to deciding whether to purchase the notes.
Westpac Banking Corporation
Westpac is one of Australia’s leading providers of banking and selected financial services, operating under multiple brands, and predominantly in Australia and New Zealand, with a small presence in Europe, North America, Asia and the Pacific. We operate through a significant online capability supported by an extensive branch and ATM network, call centers and specialist relationship and product managers. Our operations comprise the following key segments: Consumer, Business and Wealth, Westpac Institutional Bank, which we refer to as WIB, Westpac New Zealand and Group Businesses. Our principal office is located at 275 Kent Street, Sydney, New South Wales, 2000, Australia. Our telephone number for calls within Australia is 132 032 and our international telephone number is (+61) 2 9155 7700.
As at September 30, 2024, we had total assets of A$1,077.5 billion. Our market capitalization as of November 8, 2024 was approximately A$110.5 billion.
Our operations comprise the following five major segments:
•
The Consumer segment provides a full range of banking products and services to customers in Australia. Products and services are provided through a portfolio of brands comprising Westpac, St.George, BankSA and Bank of Melbourne using digital channels, call centres, mobile bankers, branches and third-party brokers. It also includes the RAMS business, which is closed to new business.

•
The Business and Wealth segment provides banking products and services to customers in Business Banking, Wealth Management, Private Wealth and Westpac Pacific. Business Banking offers lending generally up to $200 million in exposure, merchant services using eCommerce solutions and transaction banking services. Customers are categorized by commercial businesses, small to medium businesses and agribusiness. The segment includes Private Wealth, supporting the needs of high-net-worth individuals, as well as BT Financial Group, which provides wealth management platform services. It also includes Westpac Pacific and our auto finance portfolio, which has been in runoff. In October 2024, we entered into an agreement to sell the auto finance portfolio. Subject to regulatory approval, the sale is expected to be completed in the first half of 2025. The segment operates under the Westpac, St.George, BankSA, Bank of Melbourne and BT brands.

•
WIB services predominantly corporate, institutional and government clients through three areas of specialization: Corporate & Institutional Banking, which we refer to as CIB; Global Transaction Services, which we refer to as GTS; and Financial Markets, which we refer to as FM. CIB uses dedicated industry relationship and specialist product teams to support clients’ borrowing needs. GTS is responsible for the provision of payments and liquidity management solutions to WIB’s clients and Westpac’s domestic and international payments infrastructure. FM provides a range of risk management, investment and debt capital markets solutions to WIB clients and access to financial markets products for consumer and business customers. Clients are supported throughout Australia and via branches and subsidiaries located in New Zealand, New York, London, Frankfurt and Singapore.

•
Westpac New Zealand provides banking and wealth products and services for consumer, business and institutional customers in New Zealand.

•
The Group Businesses segment comprises:

•
Treasury, which is responsible for the management of the Groups’s balance sheet including wholesale funding, capital and liquidity. Treasury also manages interest rate risk and foreign exchange risks associated with wholesale funding;

•
Enterprise services, which include earnings on capital not allocated to segments, certain intra- group transactions and gains/losses from asset sales, earnings and costs associated with the Group’s fintech investments; and

Other costs which include expenses not directly attributable to segments including Corporate Affairs, a portion of enterprise technology costs related to UNITE, certain customer remediation expenses and enterprise provisions.

The Offering
The following is a brief summary of some of the terms of this offering. For a more complete description of the terms of the notes, see “Description of the Notes” in this prospectus supplement and “Description of the Subordinated Debt Securities” in the accompanying prospectus.
Issuer
Westpac Banking Corporation.
Notes Offered
US$       aggregate principal amount of notes due          .
Reset Date
The interest payment date on             ,      .
Maturity Date
The notes will mature on             ,     .
Interest Rate
From and including the Issue Date to but excluding the Reset Date, the notes will bear interest on the Outstanding Principal Amount at a rate of     % per year, and on and after the Reset Date to but excluding the Maturity Date, the notes will bear interest on the Outstanding Principal Amount at a fixed rate per year equal to the 1-Year U.S. Treasury Rate plus the Spread, where the Spread is the difference between the re-offer yield on the date hereof and the Benchmark 10-Year Treasury Yield at the time of pricing on the date hereof (rounded to three decimal places with 0.0005 rounded upwards). Interest will accrue on the notes from and including the Issue Date.
Interest Payment Dates
Interest on the notes will be payable semi-annually in arrears on        and        of each year, subject in each case to the applicable business day convention set forth below, and certain solvency conditions described herein, beginning on          , 2025.
Any payment of principal or interest with respect to the notes required to be made on an interest payment date that is not a business day in New York, London and Sydney will be made on the next succeeding business day, and no interest will accrue on that payment for the period from and after the Interest Payment Date to the date of payment on the next succeeding business day.
Payments described in Section 3.1(b) under “Description of the Subordinated Debt Securities—Additional Provisions” in the accompanying prospectus shall not be subject to delays on account of any business day convention.
Solvency Condition
Prior to a Winding-Up, all of our obligations to make payments in respect of the notes are subject to our being Solvent (as defined in Section 4 under “Description of the Subordinated Debt Securities—Additional Provisions” in the accompanying prospectus). If we are not Solvent at the time a payment would otherwise be due and payable or would not be Solvent immediately thereafter as a result of making such payment, no payment will be made in respect of the notes. Our failure to pay in such circumstances will not be an event of default and any unpaid Outstanding Principal Amount will continue to accrue interest and interest not paid will accumulate with compounding until it is paid and will be payable on the first business day on which we are Solvent.
Ranking and Status
The notes will be our direct, unsecured and subordinated obligations. In the event of a Winding-Up (as defined in Section 4 under “Description of the Subordinated Debt Securities—Additional Provisions” in the accompanying prospectus), to the extent the notes have not previously been Converted or Written-off (or that have been partially Converted or Written-off), the notes would (i) be subordinate to, and rank junior in right of payment to, the obligations of Westpac to Senior Creditors (as defined in Section 4 under “Description of the Subordinated Debt Securities—Additional Provisions” in the accompanying prospectus), and certain debts required to be preferred by law, and all such obligations to Senior Creditors and debts required to be preferred by law shall be entitled to be paid in full before any payment shall be paid on account of any sums payable in respect of the notes, (ii) rank equally with obligations of Westpac to the holders of other Subordinated Debt Securities that have not been Converted or Written-off (or that have been partially Converted or Written-off), and the obligations of Westpac to holders of Equal Ranking Instruments (as defined in Section 4 under “Description of the Subordinated Debt Securities—Additional Provisions” in the accompanying prospectus) and (iii) rank prior to, and senior in right of payment to, the obligations of Westpac to holders of Ordinary Shares and other Junior Ranking Capital Instruments (as defined in Section 4 under “Description of the Subordinated Debt Securities—Additional Provisions” in the accompanying prospectus). For a description of debts preferred by law, see “Description of the Notes” in this prospectus supplement and “Description of the Subordinated Debt Securities—Ranking” in the accompanying prospectus.
However, it is unlikely a Winding-Up will occur without a Non-Viability Trigger Event having occurred first and the notes being Converted or Written-off. In that event:
•
if the notes have Converted into Ordinary Shares, holders will rank equally with existing holders of Ordinary Shares; and

•
if the notes are Written-off, all rights in relation to the notes will be terminated, and holders will not have their Outstanding Principal Amount repaid or receive any outstanding interest or accrued interest, or have the right to have the notes Converted into Ordinary Shares. In such an event, a holder’s investment in the notes will lose all of its value and such holder will not receive any compensation.

The notes will not be protected accounts or deposit liabilities of Westpac for the purposes of the Australian Banking Act.
Conversion or Write-off Upon Occurrence of a Non-Viability Trigger Event
The notes are subject, upon the occurrence of a Non-Viability Trigger Event, to Conversion or possible Write-off (each as defined in Section 4 under “Description of the Subordinated Debt Securities—Additional Provisions” in the accompanying prospectus), as more fully described in the accompanying prospectus. If Conversion of the notes (or a percentage of the Outstanding Principal Amount of the notes) does not occur for any reason within five ASX Business Days after the Non-Viability Trigger Event Date (each as defined in Section 4 under “Description of the Subordinated Debt Securities—Additional Provisions” in the accompanying prospectus), the notes (or a percentage of the Outstanding Principal Amount of the notes to be Converted) will be Written-off and the holders’ rights in relation to the notes

(including with respect to payments of interest or accrued but unpaid interest, and the repayment of Outstanding Principal Amount and, in the case of Conversion, the receipt of Ordinary Shares issued in respect of such notes) will be immediately and irrevocably written-off and terminated with effect on and from the Non-Viability Trigger Event Date, as described under “Description of the Subordinated Debt Securities—Additional Provisions” in the accompanying prospectus.
Conversion
In the case of Conversion, Westpac will allot and issue to each holder of notes the Conversion Number of Ordinary Shares for each note (subject always to the Conversion Number being no greater than the Maximum Conversion Number).
Conversion Number means:
Conversion Number for each note	=
Outstanding Principal Amount of the Subordinated Debt Security (translated into Australian Dollars in accordance with paragraph (b) of the definition of Outstanding Principal Amount where the calculation date shall be the Non-Viability Trigger Event Date)

P × VWAP
where:
Outstanding Principal Amount has the meaning given to it in Section 4 under “Description of the Subordinated Debt Securities—Additional Provisions” in the accompanying prospectus, as adjusted in accordance with Section 3.13 under “Description of the Subordinated Debt Securities—Additional Provisions” in the accompanying prospectus.
P means 0.99.
VWAP means the VWAP during the VWAP Period, as adjusted in accordance with Section 3 under “Description of the Subordinated Debt Securities—Additional Provisions” in the accompanying prospectus.
Maximum Conversion Number means a number calculated according to the following formula:
Maximum Conversion Number for each note	=
Outstanding Principal Amount of the Subordinated Debt Security (translated into Australian Dollars in accordance with paragraph (b) of the definition of Outstanding Principal Amount where the calculation date shall be the ASX Business Day prior to the Issue Date of the notes)

0.20 × Issue Date VWAP
where:
Outstanding Principal Amount has the meaning given to it in Section 4 under “Description of the Subordinated Debt Securities—Additional Provisions” in the accompanying prospectus, as adjusted in accordance with Section 3.13 under “Description of the

Subordinated Debt Securities—Additional Provisions” in the accompanying prospectus.
Issue Date VWAP means the VWAP during the period of 20 ASX Business Days on which trading in Ordinary Shares took place immediately preceding but not including the Issue Date, as adjusted in accordance with Section 3 under “Description of the Subordinated Debt Securities—Additional Provisions” in the accompanying prospectus.
If any notes are Converted following a Non-Viability Trigger Event, it is likely that the Maximum Conversion Number will apply and limit the number of Ordinary Shares to be issued. In this case, the value of the Ordinary Shares received is likely to be significantly less than the Outstanding Principal Amount of those notes. The Australian dollar may depreciate in value against the U.S. dollar by the time of Conversion. In that case, the Maximum Conversion Number is more likely to apply.
Depending on your circumstances, you may receive Ordinary Shares or the proceeds from the sale thereof. See Section 3.10 under “Description of the Subordinated Debt Securities—Additional Provisions” in the accompanying prospectus.
If Conversion of the notes (or a percentage of the Outstanding Principal Amount of the notes) does not occur for any reason within five ASX Business Days after the Non-Viability Trigger Event Date, the notes (or a percentage of the Outstanding Principal Amount of the notes to be Converted) will be Written-off and the holders’ rights in relation to the notes (including with respect to payments of interest or accrued but unpaid interest, and the repayment of Outstanding Principal Amount and, in the case of Conversion, the receipt of Ordinary Shares issued in respect of such notes) will be immediately and irrevocably written-off and terminated with effect on and from the Non-Viability Trigger Event Date and it is likely that Holders will be worse off than holders of Ordinary Shares, as described in Section 2.3 under “Description of the Subordinated Debt Securities—Additional Provisions” in the accompanying prospectus.
Optional Redemption
Subject to certain limitations, we will have the right to redeem each of the notes in whole, but not in part, at our option on the Reset Date, as described under “Description of the Notes” and in the accompanying prospectus under the heading “Description of the Subordinated Debt Securities—Redemption of Subordinated Debt Securities—General”. Redemption is subject to the prior written approval of APRA (approval is at the discretion of APRA which may or may not be given and Holders should not expect that APRA’s prior written approval will be given for any redemption of Subordinated Debt Securities if requested by us). Any redemption of the notes does not imply or indicate that we will in future exercise any right we may have to redeem any other outstanding regulatory capital instruments issued by us. Any such redemption would also be subject to APRA’s prior written approval (approval is at the discretion of APRA which may or may not be given).
If we redeem the notes in these circumstances, the redemption price of each note redeemed will be equal to 100% of the Outstanding

Principal Amount of such note. In addition, we will pay to the holders of the notes redeemed in these circumstances accrued but unpaid interest to, but excluding, the date of redemption.
Redemption for Taxation
Reasons
Subject to certain limitations, we will have the right to redeem each of the notes in whole, but not in part, as described under “Description of the Notes” and in the accompanying prospectus under the heading “Description of the Subordinated Debt Securities—Redemption of Subordinated Debt Securities—Redemption for Taxation Reasons”. Redemption is subject to the prior written approval of APRA (approval is at the discretion of APRA which may or may not be given and Holders should not expect that APRA’s prior written approval will be given for any redemption of Subordinated Debt Securities if requested by us). Any redemption of the notes does not imply or indicate that we will in future exercise any right we may have to redeem any other outstanding regulatory capital instruments issued by us. Any such redemption would also be subject to APRA’s prior written approval (approval is at the discretion of APRA which may or may not be given).
If we redeem the notes in these circumstances, the redemption price of each note redeemed will be equal to 100% of the Outstanding Principal Amount of such note. In addition, we will pay to the holders of the notes redeemed in these circumstances accrued but unpaid interest to, but excluding, the date of redemption.
Redemption for Regulatory Reasons
Subject to certain limitations, we will have the right to redeem each of the notes in whole, but not in part, as described in the accompanying prospectus under “Description of the Subordinated Debt Securities—Redemption of Subordinated Debt Securities—Redemption for Regulatory Reasons”. Redemption is subject to the prior written approval of APRA (approval is at the discretion of APRA which may or may not be given and Holders should not expect that APRA’s prior written approval will be given for any redemption of Subordinated Debt Securities if requested by us). Any redemption of the notes does not imply or indicate that we will in future exercise any right we may have to redeem any other outstanding regulatory capital instruments issued by us. Any such redemption would also be subject to APRA’s prior written approval (approval is at the discretion of APRA which may or may not be given).
If we redeem the notes in these circumstances, the redemption price of each note redeemed will be equal to 100% of the Outstanding Principal Amount of such note. In addition, we will pay to the holders of the notes redeemed in these circumstances accrued but unpaid interest to, but excluding, the date of redemption.
Consent to Receive Ordinary Shares
As more fully described in Section 2.4 under “Description of the Subordinated Debt Securities—Additional Provisions” in the accompanying prospectus, the subordinated indenture provides that, subject to any Write-off, each holder of notes by its purchase or holding thereof will be deemed to have irrevocably agreed that, upon Conversion, it consents to becoming a holder of Ordinary Shares and agrees to be bound by the constitution of Westpac.

Use of Proceeds
We estimate that the net proceeds from the offering of the notes, after taking into account the underwriting discount and deducting estimated offering expenses payable by us, will be US$      . We intend to use the net proceeds for general corporate purposes.
Concurrent Offerings
Westpac expects to issue and sell on the Issue Date US$       aggregate principal amount of    % notes due        which we refer to as the Fixed Rate Notes, and US$       aggregate principal amount of floating rate notes due       , which we refer to as the Floating Rate Notes, and, together with the Fixed Rate Notes, as the Senior Notes.
Governing Law
The subordinated indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of law principles, except that the Non-Viability Trigger Event, Write-off, Conversion and subordination provisions will be governed by, and construed in accordance with, the laws of the State of New South Wales, Commonwealth of Australia.
Sinking Fund
The notes will not be entitled to the benefit of any sinking fund.
Form of Note
Notes, in global form, which we refer to as global notes, will be held in the name of The Depository Trust Company, which we refer to as the Depositary or DTC, or its nominee.
Trustee
The Bank of New York Mellon, which we refer to as the trustee.
Calculation Agent
The Bank of New York Mellon, which we refer to as the calculation agent.
CUSIP
ISIN

Summary Financial Information
The following table sets forth summary consolidated financial information as of, and for the financial years ended, September 30, 2024, 2023, 2022, 2021 and 2020. We have derived the summary financial information from our consolidated financial statements and related notes as of, and for the financial years ended, September 30, 2024, 2023, 2022, 2021 and 2020, which have been prepared in accordance with Australian Accounting Standards and International Financial Reporting Standards as issued by the International Accounting Standards Board.
You should read this information together with the operating and financial review set forth in “Section 2” of our 2024 Form 20-F and our audited consolidated financial statements and the accompanying notes included in our 2024 Form 20-F, each of which is incorporated by reference in this prospectus supplement. See “Where You Can Find More Information” in this prospectus supplement.
	As of and for the financial year ended September 30,
	2024(1)	2024	2023	2022	2021	2020
	(in US$ millions)			(in A$ millions)
Income statements (2), (3)
Net interest income	13,003	18,753	18,317	17,161	16,858	16,696
Net fees income	1,159	1,672	1,645	1,671	1,482	1,592
Net wealth management and insurance income	306	441	562	808	1,211	751
Trading income	488	704	717	664	719	895
Other income	12	18	404	(698)	952	249
Net operating income	14,969	21,588	21,645	19,606	21,222	20,183
Operating expenses	(7,589)	(10,944)	(10,692)	(10,802)	(13,311)	(12,739)
Impairment (charges)/benefits	(372)	(537)	(648)	(335)	590	(3,178)
Profit before income tax expense	7,008	10,107	10,305	8,469	8,501	4,266
Income tax expense	(2,161)	(3,117)	(3,104)	(2,770)	(3,038)	(1,974)
Net profit attributable to non-controlling interests	—	—	(6)	(5)	(5)	(2)
Net profit attributable to owners of Westpac Banking Corporation	4,847	6,990	7,195	5,694	5,458	2,290
Balance sheets (2), (3)
Loans	559,412	806,767	773,254	739,647	709,784	693,059
Additional assets	187,757	270,777	256,520	274,551	226,093	218,887
Total assets	747,169	1,077,544	1,029,774	1,014,198	935,877	911,946
Deposits and other borrowings	499,587	720,489	688,168	659,129	626,955	591,131
Debt issues	117,382	169,284	156,573	144,868	128,779	150,325
Loan capital	26,268	37,883	33,176	31,254	29,067	23,949
Additional liabilities	53,971	77,836	79,318	108,438	78,984	78,467
Total liabilities	697,208	1,005,492	957,235	943,689	863,785	843,872
Total shareholders’ equity and non-controlling interests	49,961	72,052	72,539	70,509	72,092	68,074

(1)
Solely for the convenience of the reader, we have translated the amounts in this column from Australian dollars into U.S. dollars using the noon buying rate in New York City for cable transfers in Australian dollars as certified for customs purposes by the Federal Reserve Bank of New York as of September 30, 2024 of A$1.00 to US$0.6934. These translations should not be considered representations that any such amounts have been, could have been or could be converted into U.S. dollars at that or at any other exchange rate or as of that or any other date.

(2)
Where accounting classifications have changed or where changes in accounting policy are adopted retrospectively, comparatives have been restated and may differ from results previously reported.

(3)
The above income statement extracts for the financial years ended September 30, 2024, 2023 and 2022 and balance sheet extracts as of September 30, 2024 and 2023 are derived from the consolidated financial statements included in the 2024 Form 20-F. The above income statement extracts for the financial years ended September 30, 2021 and 2020 and balance sheet extracts as of September 30, 2022, 2021 and 2020 are derived from the consolidated financial statements previously published.

RISK FACTORS
Investors should carefully consider the risks described below and in the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risks described in our 2024 Form 20-F, before making an investment decision. The risks and uncertainties described below and in such other information are not the only ones facing us or you, as holders of the notes. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, may become important factors that affect us or you, as holders of the notes.
The notes are loss absorption instruments that involve risk and may not be a suitable investment for all investors
The notes are loss absorption instruments designed to comply with applicable Australian banking regulations and involve certain risks. Each potential investor of the notes must determine the suitability (either alone or with the help of a financial advisor) of an investment in the notes in light of its own circumstances. In particular, each potential investor should understand thoroughly the terms of the notes, such as the provisions governing the Conversion or Write-off, including under what circumstances a Non-Viability Trigger Event could occur. Further, any regulatory or legislative change introduced following the September 10, 2024, APRA discussion paper titled “A more effective capital framework for a crisis” (“APRA Discussion Paper”) may result in no other junior ranking subordinated instruments being on issue to absorb losses ahead of Tier 2 instruments, such as the notes, potentially increasing the likelihood of the notes being Converted or Written-off in case of the occurrence of a Non-Viability Trigger Event.
A potential investor should not invest in the notes unless it has the knowledge and expertise (either alone or with the help of a financial advisor) to evaluate how the notes will perform, subject to the risks set forth herein and the risks described in our 2024 Form 20-F, the resulting effects on the likelihood of the Conversion or Write-off and the value of the notes, and the resultant impact on the potential investor’s overall investment portfolio. Prior to making an investment decision, potential investors should consider carefully, in light of their own financial circumstances and investment objectives, all the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus.
Payments are subject to Westpac being Solvent and if it is not Solvent, no payment will be made in respect of the notes
All of Westpac’s obligations to make payments in respect of the notes are subject to Westpac being Solvent (as defined in Section 4 under “Description of the Subordinated Debt Securities—Additional Provisions” in the accompanying prospectus). If Westpac is not Solvent at the time a payment would otherwise be due and payable or would not be Solvent immediately thereafter as a result of making such payment, no payment will be made in respect of the notes. Westpac’s failure to pay in such circumstances will not be an event of default and any unpaid Outstanding Principal Amount will accrue interest and interest not paid will accumulate with compounding until it is paid and will be payable on the first business day on which Westpac is Solvent. However, if a Non-Viability Trigger Event occurs, all of Westpac’s obligations to make payments in respect of the notes (to the extent Converted or Written-off) (including in respect of accrued but unpaid interest) will cease and holders of the notes will have no rights to recover any unpaid amounts and will receive Ordinary Shares upon Conversion, assuming Westpac is able to Convert the notes.
A Non-Viability Trigger Event may occur and the circumstances surrounding or triggering a Non-Viability Trigger Event are unpredictable
If a Non-Viability Trigger Event occurs, Westpac must Convert or Write-off the notes.
A “Non-Viability Trigger Event” occurs when APRA notifies Westpac in writing that it believes:
(a)
Conversion or Write-off of notes, or conversion, write-off or write-down of Relevant Securities (as defined under “Description of the Subordinated Debt Securities” in the accompanying prospectus) is necessary because, without it, Westpac would become non-viable; or

(b)
a public sector injection of capital, or equivalent support, is necessary because, without it, Westpac would become non-viable.

The point of “non-viability” is entirely within the discretion of APRA. The circumstances in which APRA may exercise its discretion are not limited to when APRA may have a concern about a bank’s capital levels but may also include when APRA has a concern about a bank’s funding and liquidity levels or any other matters affecting a bank’s viability. APRA has not provided extensive guidance as to how it will determine “non-viability”. However, APRA has indicated that non-viability is likely to arise prior to insolvency. “Non-viability” could be expected to include serious impairment of Westpac’s financial position, concerns about our capital, funding or liquidity levels and/or insolvency or potential loss of investor and/or customer confidence with respect to Westpac’s overall financial resilience. However, it is possible that APRA’s definition of non-viability may not necessarily be confined to these matters and APRA’s position on these matters may change over time. As the occurrence of a Non-Viability Trigger Event is at the discretion of APRA, there can be no assurance given as to the factors and circumstances that might give rise to such an event. A Non-Viability Trigger Event could occur at any time. It could occur on dates not previously contemplated by investors or which may be unfavorable in light of then-prevailing market conditions or investors’ individual circumstances or timing preferences.
In addition, APRA has broad powers under Australian legislation (including but not limited to the Banking Act and the Australian Prudential Regulation Authority Act 1998 (Cth)) with respect to the regulation of “authorised deposit-taking institutions” (“ADIs”) and instruments issued by ADIs such as the notes. For example, these powers could potentially be used, in appropriate circumstances, to invoke trigger event features (such as Write-off) in instruments such as the notes. In these circumstances where the notes are subject to Write-off, Holders will likely be worse off than holders of Ordinary Shares.
The section entitled “Risk factors” in our 2024 Form 20-F sets out a number of general risks associated with Westpac’s businesses. If one, or a combination, of these risks leads to a significant capital loss, or prolonged difficulties in raising funding or maintaining sufficient liquidity, Westpac believes this may be the type of situation in which APRA would become concerned and notify Westpac that it has become non-viable. These examples are not exhaustive and there may be other risks which affect the financial performance and condition of Westpac and, consequently, the likelihood of the occurrence of a Non-Viability Trigger Event.
The Ordinary Shares to be received upon Conversion are likely to be worth significantly less than the Outstanding Principal Amount of the notes
Upon the occurrence of a Non-Viability Trigger Event, if the notes are required to be Converted, all or some notes (or a percentage of the Outstanding Principal Amount of each note) will Convert into the applicable Conversion Number of Ordinary Shares, subject to the Maximum Conversion Number. In these circumstances, it is likely that the Maximum Conversion Number will apply and limit the number of Ordinary Shares to be issued. Upon Conversion, the value of Ordinary Shares received is likely to be significantly less than the Outstanding Principal Amount of the notes because:
•
the VWAP during the five ASX Business Days on which trading in Ordinary Shares took place immediately preceding but not including the Non-Viability Trigger Event Date may differ from the Ordinary Share price on or after that date;

•
the number of Ordinary Shares holders receive for each note on Conversion is limited by the Maximum Conversion Number, which is based on 20% of the Issue Date VWAP. It is likely that the Maximum Conversion Number will apply if a Non-Viability Trigger Event has occurred and limit the number of Ordinary Shares to be issued; and

•
the Australian dollar may depreciate in value against the U.S. dollar by the Conversion Date. Any depreciation of the Australian dollar against the U.S. dollar by the Conversion Date will increase the likelihood of the Maximum Conversion Number applying on Conversion and will likely also reduce the U.S. dollar equivalent of Ordinary Shares received, particularly if such depreciation is significant. This is because:

•
the Maximum Conversion Number is based on an Issue Date VWAP in Australian dollars and the U.S. dollar Outstanding Principal Amount of each note converted to Australian dollars is based on the spot rate of exchange at the time of issue; and

•
the Conversion Number is based on the VWAP in Australian dollars at the time of Conversion and the U.S. dollar Outstanding Principal Amount of each note converted to Australian dollars is based on the spot rate of exchange at the time of Conversion.

The Maximum Conversion Number may be adjusted to reflect a consolidation, division or reclassification, or pro rata bonus issue, of Ordinary Shares. However, no adjustment will be made to it on account of other transactions which may affect the price of Ordinary Shares, including for example, rights issues, returns of capital, buy-backs or special dividends. The transactions that Westpac may undertake with respect to its share capital are not limited and any such action may increase the risk that holders receive only the Maximum Conversion Number and so adversely affect the position of holders.
However, even though Conversion is the primary method of loss absorption, the notes may, in certain circumstances, be subject to Write-off.
Ordinary Shares are a different type of investment to the notes and investors may be obliged to accept Ordinary Shares
While Westpac currently has Ordinary Shares listed on the ASX, the Ordinary Shares issued on Conversion may not be listed, for example, if Westpac is acquired by another entity and delisted. The Ordinary Shares may not be able to be sold at prices representing their value based on the VWAP. In particular, the VWAP price will be based on trading days which occurred immediately before the occurrence of the Non-Viability Trigger Event.
Ordinary Shares are a different type of investment to the notes. Dividends are payable at the absolute discretion of Westpac and the amount of each dividend is also discretionary. In a Winding-Up, claims of holders of Ordinary Shares rank behind claims of holders of all other securities and debts of Westpac. There may be no market in the Ordinary Shares received on Conversion and investors may not be able to sell the Ordinary Shares at a price equal to the value of their investment or at all and as a result may suffer loss. Furthermore, the market price of Ordinary Shares may be more sensitive than that of the notes to changes in Westpac’s performance, operational issues and other business issues.
Potential investors in the notes should understand that if a Non-Viability Trigger Event occurs and the notes are Converted, investors are obliged to accept Ordinary Shares or have such Ordinary Shares issued to the Holders’ Nominee to be delivered or sold on their behalf.
Westpac has no obligation to have or maintain Relevant Tier 1 Securities which are required to be Converted or Written-off ahead of the notes either prior to or following a Non-Viability Trigger Event
If Westpac is only required to Convert a certain amount of Relevant Securities (as defined in Section 4 under “Description of the Subordinated Debt Securities—Additional Provisions” in the accompanying prospectus) Westpac will determine the amount of notes which will be Converted or Written-off and other Relevant Securities which will be converted, written-off or written-down as follows:
•
first, Westpac will convert, write-off or write-down an amount of the outstanding principal amount of all outstanding Relevant Tier 1 Securities (if any, and as defined in Section 4 under “Description of the Subordinated Debt Securities—Additional Provisions” in the accompanying prospectus) before Conversion or Write-off of the notes; and

•
second, if conversion, write-off or write-down of those Relevant Tier 1 Securities is not sufficient, Westpac will Convert or Write-off the notes and convert, write-off or write-down other Relevant Tier 2 Securities, as defined in Section 4 under “Description of the Subordinated Debt Securities—Additional Provisions” in the accompanying prospectus, on a pro-rata basis or in a manner that is otherwise, in the opinion of Westpac, fair and reasonable (subject to such adjustments as Westpac may determine to take into account the effect on marketable parcels and the need to round to whole numbers of Ordinary Shares and the authorized denominations of any Relevant Tier 2 Securities remaining on issue, and the need to effect the conversion immediately)

but such determination will not impede the immediate Conversion or Write-off of the notes or percentage of the Outstanding Principal Amount of the notes or, if applicable, termination of the relevant holders’ rights and claims.

However, Westpac has no obligation to have or maintain on issue Relevant Tier 1 Securities and any regulatory or legislative change introduced following the APRA Discussion Paper may result in less or no Relevant Tier 1 Securities being on issue which are required to be converted, written-off or written-down ahead of the notes and other Relevant Tier 2 Securities. Westpac gives no assurance that there will be any Relevant Tier 1 Securities on issue prior to or at the time at which the notes may be required to be Converted or Written-off.
Any changes to the capital adequacy framework in Australia may adversely impact the price of the notes or increase the chance of Conversion of the notes
Any fall in Westpac’s Common Equity Tier 1 Capital ratio (as defined in Section 4 under “Description of the Subordinated Debt Securities—Additional Provisions” in the accompanying prospectus) as a result of changes to APRA’s capital adequacy framework, or an increase in APRA’s minimum CET1 capital requirements, a reduction in CET1 capital buffers or change in the effective subordination of the notes pursuant to the proposals in the APRA Discussion Paper, may adversely impact the market price of the notes or potentially increase the chance at a later date that Conversion of the notes takes place due to the occurrence of a Non-Viability Trigger Event (a Non-Viability Trigger Event will occur where APRA notifies Westpac in writing that it believes Conversion or Write-off of the notes or a public sector injection of capital, or equivalent support, is necessary because, without it, Westpac would become non-viable). Further, any regulatory or legislative change introduced following the APRA Discussion Paper may reduce the international comparability of the capital framework for Australian banks, which may in turn impact the price of the notes.
Any replacement of AT1 capital by Tier 2 capital (pursuant to the proposals in the APRA Discussion Paper) may also lead to an increase in the funding costs for Westpac. In such a situation, Tier 2 instruments would have comparatively more subordination in the capital structure (that is, there would be no other junior ranking subordinated instruments on issue to absorb losses ahead of Tier 2 instruments, such as the notes), and there may be consequent ratings downgrades (or increased risk of rating downgrades) for Tier 2 instruments, such as the notes, for other Westpac securities or for Westpac itself. Any increase in the issuance of Tier 2 capital instruments to replace AT1 capital may also impact the price of such instruments, including the notes.
Holders rights will be terminated if Conversion does not occur within five ASX Business Days after the Non-Viability Trigger Event Date
If Conversion of the notes (or a percentage of the Outstanding Principal Amount of the notes) does not occur for any reason within five ASX Business Days after the Non-Viability Trigger Event Date (including, for example, due to applicable law, order of a court or action of any government authority, including regarding the insolvency, Winding-Up or other external administration of Westpac or as a result of Westpac’s inability or failure to comply with its obligations under the terms and conditions of the notes in relation to Conversion), then the notes (or a percentage of the Outstanding Principal Amount of the notes to be Converted) will be Written-off and the rights of holders in relation to such notes (including with respect to payments of interest or accrued but unpaid interest, and the repayment of Outstanding Principal Amount and, upon Conversion, the receipt of Ordinary Shares issued in respect of such notes) will be immediately and irrevocably written-off and terminated with effect on and from the Non-Viability Trigger Event Date and investors will lose all or some of their investment and will not receive any compensation and will likely be worse off than holders of Ordinary Shares.
In certain circumstances, an investor holding notes subject to Conversion may not receive Ordinary Shares, only the proceeds thereof, as the Ordinary Shares would be issued upon Conversion to the Holders’ Nominee for immediate sale, which sale is likely to occur when market conditions are not favorable
If an investor holding notes subject to Conversion: (i) notifies Westpac no less than 15 business days prior to the Non-Viability Trigger Event Date that it does not wish to receive Ordinary Shares as a result of the Conversion (and does not subsequently notify us otherwise); (ii) is a Foreign Holder or an Ineligible Holder (each as defined in Section 4 under “Description of the Subordinated Debt Securities—Additional Provisions” in the accompanying prospectus); (iii) is a Clearing System Holder (as defined in Section 4 under

“Description of the Subordinated Debt Securities—Additional Provisions” in the accompanying prospectus); (iv) does not provide the information as set forth in Section 3.10 under “Description of the Subordinated Debt Securities—Additional Provisions” in the accompanying prospectus to us prior to the Non-Viability Trigger Event Date; or (v) where a FATCA Withholding (as defined in Section 4 under “Description of the Subordinated Debt Securities—Additional Provisions” in the accompanying prospectus) is required to be made in respect of the Ordinary Shares issued on the Conversion, the Ordinary Shares that the investor would receive on Conversion will instead be issued to the Holders’ Nominee (as defined in Section 4 under “Description of the Subordinated Debt Securities—Additional Provisions” in the accompanying prospectus) (which may not be Westpac or any of its Related Entities (which has the meaning given by APRA from time to time)), which will sell the shares on behalf of that investor. The Holders’ Nominee will have no duty to seek a fair market price, or to engage in an arm’s length transaction in such sale, and market conditions are likely to have deteriorated following the Non-Viability Trigger Event that caused the Conversion.
To enable Westpac to issue Ordinary Shares to an investor on Conversion, investors need to have appropriate securities accounts in Australia as set forth in Section 3.10 under “Description of the Subordinated Debt Securities—Additional Provisions” in the accompanying prospectus for the receipt of Ordinary Shares and to provide to us, prior to the Non-Viability Trigger Event Date, their name and address and certain security holder account and other details. Investors should understand that a failure to provide this information to us by the Non-Viability Trigger Event Date may result in Westpac issuing the Ordinary Shares to the Holders’ Nominee which, if the information is not provided to the Holders’ Nominee within 30 days of the date on which Ordinary Shares are issued to the Holders’ Nominee, will sell the Ordinary Shares and pay the net proceeds to the investors. In this situation, investors will have no rights against us in relation to the Conversion and will not be able to trade in any Ordinary Shares issued to the Holders’ Nominee.
Holders cannot request redemption or Conversion of the notes and may not be able to sell the notes at an acceptable price or at all
Holders have no right to request redemption or Conversion of the notes at any time prior to the Maturity Date. Therefore, prior to the Maturity Date, unless Westpac has the right to and elects to redeem the notes early (noting that any such redemption is subject to APRA’s prior written approval, approval is at the discretion of APRA which may or may not be given), in order to realize an investment, a holder would need to sell its notes at the prevailing market price. Depending on market conditions at the time, the notes may be trading at a market price below the issue price and/or the market for the notes may not be liquid. Westpac does not guarantee that holders will be able to sell each note at an acceptable price or at all.
The Ordinary Share price used to calculate the Conversion Number of Ordinary Shares may be different from the market price of Ordinary Shares at the time of Conversion
The number of Ordinary Shares issued to holders upon Conversion will generally depend on the VWAP of Ordinary Shares over the five ASX Business Days on which trading in Ordinary Shares took place immediately preceding but not including the Non-Viability Trigger Event Date, and is subject to the Maximum Conversion Number. Accordingly, the Ordinary Share price used to calculate the Conversion Number of Ordinary Shares may be different to the market price of Ordinary Shares at the time of Conversion so that the value of Ordinary Shares received may be less than the value of those Ordinary Shares based on the Ordinary Share price on the Non-Viability Trigger Event Date. See “—The Ordinary Shares to be received upon Conversion are likely to be worth significantly less than the Outstanding Principal Amount of the notes.”
Because the subordinated indenture contains no limit on the amount of additional debt that we may incur, Westpac’s ability to make timely payments on the notes you hold may be affected by the amount and terms of Westpac’s future debt
Westpac’s ability to make timely payments on Westpac’s outstanding debt may depend on the amount and terms of Westpac’s other obligations, including any additional Subordinated Debt Securities that Westpac may issue. The subordinated indenture does not contain any limitation on the amount of indebtedness that Westpac may issue in the future. As Westpac issues additional Subordinated Debt Securities under the subordinated indenture or incur other indebtedness, unless Westpac’s earnings grow in proportion to Westpac’s debt and other fixed charges, Westpac’s ability to service the notes on a timely basis may become impaired.
The terms of the subordinated indenture and the notes provide only limited protection against significant events that could adversely impact your investment in the notes
The subordinated indenture governing the notes does not:
•
require Westpac to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

•
require Westpac to have or maintain any Relevant Tier 1 Securities which are required to be Converted or Written-off ahead of the notes either prior to or following a Non-Viability Trigger Event;

•
restrict Westpac’s subsidiaries’ ability to issue securities or otherwise incur indebtedness or other obligations that would be senior to Westpac’s equity interests in our subsidiaries and therefore rank effectively senior to the notes with respect to the assets of Westpac’s subsidiaries;

•
restrict Westpac’s ability to repurchase or prepay any other of Westpac’s securities or other indebtedness; or

•
restrict Westpac’s ability to make investments or to repurchase, or pay dividends or make other payments in respect of, Ordinary Shares or other securities ranking junior to the notes.

As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the subordinated indenture and the notes do not restrict Westpac’s ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the notes.
Westpac may fail to pay principal or interest and there are limited remedies available for an event of default
There is a risk that Westpac may default on payment of some or all of the principal or interest on the notes. If Westpac does not pay some or all of the principal or interest on the notes, holders of notes may lose some or all of the money invested in the notes.
The remedies available to holders of notes in the event of a default in the payment of principal or interest are limited. Failure to pay principal or interest on the notes because the solvency conditions described herein are not satisfied is not an event of default.
If principal or interest on the notes is not paid in circumstances where the solvency conditions described herein have been satisfied, that is an event of default and the holder of notes may institute proceedings:
•
to recover principal or interest on the notes then due and payable but unpaid (subject to Westpac being able to make the payment and remain Solvent);

•
to obtain an order for specific performance of any other obligation in respect of the notes; or

•
for a winding-up of us in Australia.

There is a risk that the entire amount owed may not be recovered even if the holder of notes institutes proceedings against us. Further, although the subordinated indenture and the notes may specify certain remedies (for example, seeking an order for the winding-up of us in Australia), the grant of those remedies may be in the discretion of a court and, as such, may not be granted.
Further, a holder of notes will have no right to accelerate payment or exercise any other remedies (including any right to sue for damages) as consequences of any default other than as specifically described in this prospectus supplement and the accompanying prospectus. In the event of a Winding-Up in Australia (but not in any other jurisdiction), the notes will become immediately due and payable, unless they have been Converted or Written-Off. This will be the only circumstance in which the payment of principal on notes may be accelerated.

Westpac has broad rights to redeem the notes, including in the event of certain tax and regulatory events and, if it does so prior to the maturity date, that could adversely affect your return on the notes
We may redeem all, but not less than all, of the notes at our option on the Reset Date. We may also redeem all, but not less than all, of the notes at any time following the occurrence of an Adverse Tax Event (as defined under “Description of the Subordinated Debt Securities—Redemption of Subordinated Debt Securities—Redemption for Taxation Reasons” in the accompanying prospectus) or Regulatory Event (as defined under “Description of the Subordinated Debt Securities—Redemption of Subordinated Debt Securities—Redemption for Regulatory Reasons” in the accompanying prospectus), provided that we have obtained, in the case of an Adverse Tax Event, a supporting opinion of legal or tax advisers of recognized standing in Australia (or, if a Relevant Transaction (as defined under “Description of the Subordinated Debt Securities—Redemption of Subordinated Debt Securities—Redemption for Taxation Reasons” in the accompanying prospectus) occurs and the home jurisdiction for tax purposes of such other entity is not Australia, legal or tax advisers of recognized standing in such other jurisdiction), or, in the case of a Regulatory Event, a supporting opinion of advisers of recognized standing in Australia or confirmation from APRA that a Regulatory Event has occurred.
An Adverse Tax Event will occur if Westpac determines that as a result of any amendment to, clarification of or change in Tax Legislation (as defined in Section 4 under “Description of the Subordinated Debt Securities—Additional Provisions” in the accompanying prospectus) which has been or will be effected or any Administrative Action (as defined in Section 4 under “Description of the Subordinated Debt Securities—Additional Provisions” in the accompanying prospectus) under or in connection with Tax Legislation or any amendment to, clarification of, or change in, any such Administrative Action, being in each case by a legislative body, court, government authority or regulatory body on or after the relevant Issue Date (but which we did not expect at the Issue Date or, upon the occurrence of a Relevant Transaction and the home jurisdiction for tax purposes of such other entity is not Australia, the date the Relevant Transaction is completed):
•
there is a material risk that Westpac would be exposed to a more than de minimis adverse tax consequence in relation to the notes;

•
Westpac determines that any interest payable on the notes is not, or may not be, allowed as a deduction for the purposes of Australian income tax; or

•
Westpac has or will become obliged to pay additional amounts.

A Regulatory Event will occur if either:
•
as a result of any amendment to, clarification of or change (including any announcement of a change that will be introduced) in any law or regulation of the Commonwealth of Australia or the Prudential Standards (as defined in Section 4 under “Description of the Subordinated Debt Securities—Additional Provisions” in the accompanying prospectus) or any official administrative pronouncement or action or judicial decision interpreting or applying such law, regulation or Prudential Standards, which amendment, clarification or change is effective, or pronouncement, action or decision is announced, on or after the Issue Date of the notes; or

•
written confirmation is received from APRA after the Issue Date of the notes that,

Westpac is not or will not be entitled to treat all of the notes as Tier 2 Capital (as defined in Section 4 under “Description of the Subordinated Debt Securities—Additional Provisions” in the accompanying prospectus) in whole, provided that, in each case, Westpac did not expect at the Issue Date that the matter giving rise to the Regulatory Event would occur.
If we elect to redeem notes, APRA’s prior written approval is required. There can be no certainty that APRA will provide its prior written approval for any redemption prior to the Maturity Date. Approval is at the discretion of APRA and may or may not be given and Holders should not expect that APRA’s approval will be given if requested by us. APRA has reinforced existing prudential requirements and its expectations for regulated entities (such as Westpac) seeking APRA’s approval to redeem regulatory capital instruments (such as the notes). This includes the requirement that a regulatory capital instrument should not be redeemed and replaced with one that has a higher credit spread or that is otherwise more expensive unless Westpac has satisfied APRA as to the economic and prudential rationale for redeeming the regulatory capital instrument and the redemption does not create an expectation that other regulatory capital instruments will be redeemed in similar circumstances. APRA’s expectations and the applicable Prudential Standards may affect Westpac’s ability to elect to redeem the notes early. The matters to which APRA may have regard in considering whether to give its approval are not limited and may change.
Redemption is also subject to the solvency conditions having been satisfied and to Westpac having replaced, or concurrently with redemption replacing, the notes with a capital instrument which is of the same or better quality than the notes and the replacement is done under conditions that are sustainable for Westpac’s income capacity (or confirmation from APRA that it does not have to replace the notes).
Holders of notes have no right to require a redemption of the notes. If redemption of the notes occurs on a date not previously contemplated by holders of notes, it may be disadvantageous in light of market conditions or holders’ individual circumstances. The possibility of redemption means that the period for which holders of notes will be entitled to the benefit of the rights attaching to the notes is unknown.
Where holders of notes receive cash on redemption, the rate of return at which such holders could reinvest their funds may be lower than the interest rate on the notes. Further, upon redemption, holders of notes will receive the Outstanding Principal Amount of the notes which may be less than their market value immediately prior to redemption.
The interest rate on the notes could be reduced and the market value of the notes could be adversely impacted when the interest rate is reset on the Reset Date
When the interest rate is reset on the Reset Date, there is a risk that the new interest rate may become less attractive when compared to the rates of return available on comparable securities issued by us or other entities. The interest rate will be reset on the Reset Date based on the 1-Year U.S. Treasury Rate as published in the most recent H.15 (as defined herein) plus the Spread, where the Spread is the difference between the re-offer yield on the Issue Date and the benchmark 10-Year U.S. treasury rate at the time of pricing on the date hereof, and such H.15 which includes a yield to maturity for U.S. Treasury securities with a maturity of one year may have been published some time prior to the Reset Determination Date, and, as a result, may be less than the interest rate that applies immediately prior to the Reset Date, which would affect the amount of any interest payments under the notes and may adversely affect the market value of the notes. See “Description of the Notes.”
Westpac has substantial liabilities which would have a higher priority in the event of its insolvency
The notes will be our direct, unsecured and subordinated obligations. In the event of a Winding-Up, to the extent the notes have not previously been Converted or Written-off, the notes would (i) be subordinate to, and rank junior in right of payment to, the obligations of Westpac to Senior Creditors (as defined in Section 4 under “Description of the Subordinated Debt Securities—Additional Provisions” in the accompanying prospectus), and certain debts required to be preferred by law, and all such obligations to Senior Creditors and debts required to be preferred by law shall be entitled to be paid in full before any payment shall be paid on account of any sums payable in respect of the notes, (ii) rank equally with obligations of Westpac to the holders of other Subordinated Debt Securities that have not been Converted or Written-off (or that have been partially Converted or Written-off), and the obligations of Westpac to holders of Equal Ranking Instruments and (iii) rank prior to, and senior in right of payment to, the obligations of Westpac to holders of Ordinary Shares and other Junior Ranking Capital Instruments. Section 13A(3) of the Australian Banking Act provides that if Westpac becomes unable to meet its obligations or suspends payment, the assets of Westpac in Australia are to be made available to meet certain of Westpac’s liabilities in priority to all other liabilities of Westpac (including the obligations of Westpac under the notes). However, it is unlikely a Winding-Up will occur without a Non-Viability Trigger Event having occurred first and the notes being Converted or Written-Off. In that event:
•
if the notes have Converted into Ordinary Shares, holders will rank equally with existing holders of Ordinary Shares; and

•
if the notes are Written-Off, all rights in relation to the notes will be terminated, and holders will not have their Outstanding Principal Amount repaid or receive any outstanding interest or accrued interest, or have the right to have the notes Converted into Ordinary Shares. In such an event, a holder’s investment in the notes will lose all of its value and such holder will not receive any compensation.
The notes will not be protected accounts or deposit liabilities of Westpac for the purposes of the Australian Banking Act.
As an authorized deposit-taking institution regulated by the Australian Prudential Regulation Authority, which we refer to as an ADI and APRA, respectively, the liabilities of Westpac which have priority, by virtue of Section 13A(3) of the Australian Banking Act, to the claims of holders in respect of the notes will be substantial, as such liabilities include (but are not limited to) liabilities owed to APRA in respect of any payments that APRA makes or is liable to make to (i) holders of protected accounts under the Australian Banking Act or (ii) a body corporate pursuant to a determination made by APRA in connection with a transfer of Westpac’s business to that body corporate (where that transfer includes liabilities of Westpac in respect of protected accounts) under the Financial Sector (Transfer and Restructure) Act 1999, costs of APRA in exercising its powers and performing its functions relating to Westpac in connection with the Australian Financial Claims Scheme, liabilities in Australia in relation to protected accounts kept with Westpac, debts due to the Reserve Bank of Australia, which we refer to as the RBA, and liabilities under certified industry support contracts. Section 13A(3) applies in a winding-up of Westpac and other circumstances if Westpac is unable to meet its obligations or suspends payment. A “protected account” is either (a) an account, or covered financial product, that is kept under an agreement between the account-holder and the ADI requiring the ADI to pay the account-holder, on demand or at an agreed time, the net credit balance of the account or covered financial product at the time of the demand or the agreed time (as appropriate), or (b) another account or financial product prescribed by regulation.
Further, certain assets, such as the assets of Westpac in a cover pool for covered bonds issued by Westpac, are excluded from constituting assets in Australia for the purposes of Section 13A of the Australian Banking Act, and these assets are subject to the prior claims of the covered bond holders and certain other secured creditors in respect of the covered bonds. The assets which are subject to such prior claims may also be substantial. In addition, future changes to applicable law may extend the debts required to be preferred by law or the assets to be excluded.
In addition, under Section 16(2) of the Australian Banking Act, certain other debts of Westpac due to APRA shall in a winding-up of Westpac have, subject to Section 13A(3) of the Australian Banking Act, priority over all other unsecured debts of Westpac, and Section 86 of the Reserve Bank Act 1959 of Australia, which we refer to as the Reserve Bank Act, provides that in a winding-up of Westpac, debts due by Westpac to the RBA shall, subject to Section 13A(3) of the Australian Banking Act, have priority over all other debts of Westpac.
Therefore, in the event of Westpac’s insolvency, there is no assurance that Westpac will have sufficient assets to repay the notes in full or at all. See “Description of the Subordinated Debt Securities—Ranking” in the accompanying prospectus.
Holders of the notes or the Ordinary Shares will not be entitled to receive any gross up or other additional amounts if any person is required to withhold or deduct amounts arising under or in connection with FATCA from any payments made with respect to the notes or the Ordinary Shares
Legislation known as “FATCA” was enacted in the United States on March 18, 2010. This description is based on guidance issued to date by the U.S. Department of Treasury including final regulations. Further guidance may affect the application of FATCA to the notes and the Ordinary Shares.
It is possible that, in order to comply with FATCA, we (or, if the notes or the Ordinary Shares are held through another financial institution, such other financial institution) may be required (pursuant to an agreement entered into with the United States or under applicable law (including pursuant to the terms of any applicable intergovernmental agreement entered into between the United States and any other jurisdiction)) (i) to request certain information from the holders or beneficial owners of the notes or the Ordinary Shares, which information may be provided to the U.S. Internal Revenue Service, which we refer to as the IRS, and (ii) to withhold U.S. tax on any portion of any payment with respect to the notes, with respect to the issuance of any Ordinary Shares upon any Conversion or with respect to the Ordinary Shares treated as a foreign passthru payment made two years or more after the date on which the final regulations that define “foreign passthru payments” are published if such information is not provided or if payments are made to certain foreign financial institutions that have not entered into a similar agreement with the United States (and are not otherwise required to comply with the FATCA regime under applicable law (including pursuant to the terms of any applicable intergovernmental agreement entered into between the United States and any other jurisdiction)).
If Westpac or any other person is required to withhold or deduct amounts under or in connection with, or in order to ensure compliance with, FATCA from any payments made with respect to the notes, with respect to the issuance of any Ordinary Shares upon any Conversion or with respect to the Ordinary Shares, the holders and beneficial owners of the notes, and the holders and beneficial owners of the Ordinary Shares issued upon any Conversion, will not be entitled to receive any gross up or other additional amounts on account of any such withholding or deduction. FATCA is complex and its application to the notes, any Conversion and the Ordinary Shares remains uncertain. Prospective investors are advised to consult their own tax advisors as to the application of FATCA to the notes, any Conversion and the Ordinary Shares.
The IRS could successfully assert that the notes should be treated as indebtedness for U.S. federal income tax purposes, which could have adverse U.S. federal income tax consequences to a beneficial owner of the notes
As discussed in “Taxation” in the accompanying prospectus, there is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the notes. It is therefore unclear whether the notes should be treated as indebtedness or equity for U.S. federal income tax purposes. Nonetheless, although not free from doubt, based upon an analysis of the relevant facts and circumstances, under applicable law as of the date hereof, it is more likely than not that the notes will be treated as equity for U.S. federal income tax purposes. Notwithstanding the foregoing, there can be no assurance that the IRS could not successfully assert that the notes should be treated as indebtedness for U.S. federal income tax purposes, and there can be no assurance that any such tax treatment would not have adverse U.S. federal income tax consequences to a beneficial owner of the notes. Due to the lack of authority regarding the classification of the notes for U.S. federal income tax purposes, prospective investors should consult their own tax advisors regarding the appropriate classification of the notes. See “Taxation—United States Taxation” in the accompanying prospectus.
The exercise of administrative powers by APRA or other regulatory authorities that supervise Westpac may result in adverse consequences to the trustee and holders of notes
The exercise of administrative powers by APRA or other regulatory authorities that supervise Westpac may result in adverse consequences to the trustee and holders of notes. In particular, under the Australian Banking Act, for the purpose of protecting depositors and maintaining the stability of the Australian financial system, APRA has administrative power, among other things, to issue a direction to Westpac regarding the conduct of our business, including prohibiting making payments with respect to our and certain of our related entities’ debt obligations (including the notes), and, if Westpac becomes unable to meet its obligations or suspend payment (and in certain other circumstances), to appoint a “Banking Act statutory manager” to take control of our business (including the businesses of certain of our related entities). The powers of APRA are broad and may be exercised in a way that adversely affects Westpac’s ability to comply with its obligations in respect of the notes.
APRA also has powers to facilitate the resolution of the entities it regulates (and their subsidiaries), including Westpac and its subsidiaries. APRA has oversight, management and directions powers and statutory management powers over certain entities within the Group. In addition, the Australian Banking Act gives statutory recognition to the conversion or write-off of regulatory capital instruments (including the Subordinated Debt Securities).
Insolvency and similar proceedings are likely to be governed by Australian Law
In the event that Westpac becomes insolvent, insolvency proceedings are likely to be governed by Australian law. Australian insolvency laws are different from the insolvency laws of certain other jurisdictions, including the United States. In particular, the voluntary administration procedure under the Australian

Corporations Act, which provides for the potential re-organization of an insolvent company, differs significantly from Chapter 11 under the U.S. Bankruptcy Code and may differ from similar provisions under the insolvency laws of other non-Australian jurisdictions.
In addition, to the extent that the holders of the notes are entitled to any recovery with respect to the notes in any bankruptcy or certain other events in bankruptcy, insolvency, dissolution or reorganization relating to Westpac, those holders might not be entitled in such proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in Australian dollars.
There is no existing public market for the notes, a market may not develop and you may have to hold your notes to maturity
The notes are a new issue of securities and there is no existing trading market for the notes. Westpac has been advised by the underwriters that the underwriters intend to make a secondary market for the notes. However, they are not obligated to do so and may discontinue making a secondary market for the notes at any time without notice. If a trading market for any series of notes develops, no assurance can be given as to how liquid that trading market will be. If any of the notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors, including general economic conditions and our financial condition, performance and prospects.
Exposure to our financial performance and position and changes to our ratings or the ratings assigned to the notes may impact your investment in the notes
An investment in the notes is an investment in Westpac and may be affected by our ongoing performance and financial position, or changes to the credit ratings assigned to us by the rating agencies. The credit ratings assigned to the notes may not reflect the potential impact of all risks related to the structure and other factors on any trading market for, or trading value of, the notes. In addition, real or anticipated changes in the credit ratings of the notes will generally affect any trading market for, or trading value of, the notes. A credit rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, cancellation, reduction or withdrawal at any time by the assigning rating agency. Any suspension, reduction or withdrawal of a rating by a rating agency could reduce the liquidity or market value of the notes.
If our financial performance or position declines or the credit ratings assigned to us change, or if market participants anticipate such a decline or change, an investment in the notes could decline in value even if the notes have not been Converted.
See “—Any changes to the capital adequacy framework in Australia may adversely impact the price of the notes or increase the chance of Conversion of the notes” above for further information regarding the potential impact of the proposals in the APRA Discussion Paper and possible consequent ratings downgrades (or increased risk of rating downgrades) for Tier 2 instruments, such as the notes, other Westpac securities or Westpac itself.” Additionally, see “We could be adversely affected by the failure to maintain our credit ratings” in our 2024 Form 20-F for further information regarding the potential impact of failing to maintain credit ratings assigned to us by rating agencies.
Holders of notes may be obliged to accept Approved Successor Shares of a Successor holding company and not Ordinary Shares of Westpac
Where Westpac is replaced as the ultimate holding company of the Westpac Group by an Approved Successor and certain other conditions are satisfied, Westpac may be allowed to make amendments (provided APRA’s prior written approval is obtained) to substitute the Approved Successor as the debtor in respect of the notes and the issuer of the ordinary shares issued on Conversion and to make certain other amendments to the terms of the notes. Accordingly, potential investors should be aware that, if:
•
Westpac is replaced by an Approved Successor as the ultimate holding company of the Westpac Group; and

•
a substitution of the Approved Successor as the debtor in respect of the notes and the issuer of the ordinary shares on Conversion is effected under the terms of the notes,

holders of the notes will be obliged to accept Approved Successor Shares and will not receive Ordinary Shares if Conversion occurs after the replacement of Westpac with an Approved Successor.
Potential investors should also be aware that holders of the notes may not have a right to vote on any proposal to approve, implement or give effect to the establishment of an Approved Successor.
Westpac has not made a decision to substitute an Approved Successor as the ultimate holding company of the Westpac Group.
Where Westpac transfers its assets to an Approved Successor, Westpac may as a result have reduced assets which may affect its credit rating and the likelihood holders of notes will receive their claims in full in a Winding-Up.
Holders of notes shall have no rights if control of Westpac is acquired
If a person other than an Approved Successor acquires control of Westpac, the terms of the notes do not provide any right or remedy for the holders of the notes on account of such an acquisition occurring. Further, such an acquisition of Westpac may result in the Westpac’s Ordinary Shares no longer being quoted on ASX.
If, after such an acquisition has occurred, a Non-Viability Trigger Event occurs, the number of Ordinary Shares to be issued on Conversion will reflect the VWAP for the period of 5 ASX Business Days on which the Ordinary Shares were last traded on ASX. The period of 5 ASX Business Days may be well before the Non-Viability Trigger Event and, accordingly, the value of the Conversion Number of Ordinary Shares when issued may be very different from the value based on that VWAP. This may adversely affect the value of the Ordinary Shares which are issued to holders of the notes upon Conversion and such Ordinary Shares may not be freely tradeable.

USE OF PROCEEDS
We estimate that the net proceeds from the offering of the notes, after taking into account the underwriting discount and deducting estimated offering expenses payable by us, will be US$      . We intend to use the net proceeds for general corporate purposes.

CAPITALIZATION
We set forth below our cash and balances with central banks and our capitalization as of September 30, 2024 and as adjusted to give effect to the issuance of the notes, the Fixed Rate Notes and the Floating Rate Notes. This information should be read in conjunction with our consolidated financial statements, including the notes thereto, and other financial information pertaining to us incorporated herein by reference.
	As of September 30, 2024
	Actual	As adjusted
		(unaudited)
	(in A$ millions)
Cash and balances with central banks	65,667	65,667
Debt issues	169,284	169,284
Notes offered hereby	—	(1)
Fixed Rate Notes	—	(1)
Floating Rate Notes	—	(1)
Loan capital	37,883	37,883
Shareholders’ equity and non-controlling interests
Share capital	37,200	37,200
Reserves	1,732	1,732
Retained profits	32,773	32,773
Non-controlling interests	347	347
Total shareholders’ equity and non-controlling interests	72,052	72,052
Total capitalization	279,219

(1)
We have translated the aggregate principal amount of the notes, the Fixed Rate Notes and the Floating Rate Notes from U.S. dollars into Australian dollars using the noon buying rate in New York City for cable transfers in Australian dollars as certified for customs purposes by the Federal Reserve Bank of New York as of September 30, 2024 of A$1.00 to US$0.6934. This translation should not be considered a representation that such amount has been, could have been or could be converted into Australian dollars at that or at any other exchange rate or as of that or any other date.

DESCRIPTION OF THE NOTES
The following description is a summary of certain terms of the notes. This summary supplements the description of the notes in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus. The descriptions of certain terms of the notes and the subordinated indenture do not purport to be complete, and reference is hereby made to the Fifth Amended and Restated Subordinated Indenture, referred to below, as supplemented by a supplemental indenture relating to the notes, which we refer to as the Supplemental Indenture, which will be filed as an exhibit to a Report on Form 6-K, and the Trust Indenture Act of 1939, as amended. You may also request copies of the Fourth Amended and Restated Subordinated Indenture and the Supplemental Indenture from us at our address set forth under “Where You Can Find More Information.” References to “we”, “us” and “our” in this description of the notes refer only to Westpac Banking Corporation and not to any of its subsidiaries.
General
We will issue the notes under the Fifth Amended and Restated Subordinated Indenture, dated as of November   , 2024, between Westpac Banking Corporation and The Bank of New York Mellon, as trustee, which we refer to as the base indenture, as supplemented by the Supplemental Indenture, to be dated the date of issuance of the notes, between us and the trustee. We refer to the base indenture, as supplemented by the Supplemental Indenture, together as the subordinated indenture.
We will initially issue US$      aggregate principal amount of the notes. The notes will be issued in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof, which shall be a “Denomination” for purposes of the definition in Section 4 under “Description of the Subordinated Debt Securities—Additional Provisions” in the accompanying prospectus. We may from time to time, without the consent of the existing holders, create and issue additional notes having the same terms and conditions as the notes being offered hereby in all respects, except for Issue Date, issue price and, if applicable, the first date from which interest accrues and the first payment of interest thereon. Additional notes issued in this manner will be consolidated with, and will form a single series with, the previously outstanding notes unless such additional notes will not be treated as fungible with the notes being offered hereby for U.S. federal income tax purposes. The notes offered hereby and any additional notes of the same series would rank equally and ratably.
The notes will be our direct, unsecured and subordinated obligations, subject to certain solvency conditions described herein. In the event of a Winding-Up, to the extent the notes have not previously been Converted or Written-off (or that have been partially Converted or Written-off), the notes would (i) be subordinate to, and rank junior in right of payment to, the obligations of Westpac to Senior Creditors, and certain debts required to be preferred by law, and all such obligations to Senior Creditors and debts required to be preferred by law shall be entitled to be paid in full before any payment shall be paid on account of any sums payable in respect of the notes, (ii) rank equally with obligations of Westpac to the holders of other Subordinated Debt Securities that have not been Converted or Written-off (or that have been partially Converted or Written-off), and the obligations of Westpac to holders of Equal Ranking Instruments and (iii) rank prior to, and senior in right of payment to, the obligations of Westpac to holders of Ordinary Shares and other Junior Ranking Capital Instruments. Section 13A(3) of the Australian Banking Act provides that if Westpac becomes unable to meet its obligations or suspends payment, the assets of Westpac in Australia are to be made available to meet certain of Westpac’s liabilities in priority to all other liabilities of Westpac (including the obligations of Westpac under the notes). However, it is unlikely a Winding-Up will occur without a Non-Viability Trigger Event having occurred first and the notes being Converted or Written-off. In that event:
•
if the notes have Converted into Ordinary Shares, holders will rank equally with existing holders of Ordinary Shares; and

•
if the notes are Written-off, all rights in relation to the notes will be terminated, and holders will not have their Outstanding Principal Amount repaid or receive any outstanding interest or accrued interest, or have the right to have the notes Converted into Ordinary Shares. In such an event, a holder’s investment in the notes will lose all of its value and such holder will not receive any compensation.

The notes will not be protected accounts or deposit liabilities of Westpac for the purposes of the Australian Banking Act.
Each of the notes will constitute a separate series of Subordinated Debt Securities as described in the accompanying prospectus. Except as described in this prospectus supplement, the terms generally applicable to notes, as described under “Description of the Subordinated Debt Securities” in the accompanying prospectus, will be applicable to each of the notes.
The notes are not entitled to the benefit of any sinking fund.
The notes will mature on                ,     .
From and including            ,     , which we refer to as the Issue Date, to but excluding the interest payment date on            ,     , which we refer to as the Reset Date, the notes will bear interest on the Outstanding Principal Amount at a rate of    % per year, and on and after the Reset Date to but excluding            ,     , which we refer to as the Maturity Date, the notes will bear interest on the Outstanding Principal Amount at a fixed rate per year equal to the 1-Year U.S. Treasury Rate plus the Spread (rounded to three decimal places with 0.0005 rounded upwards) (each as defined below). Interest will accrue on the notes from and including the Issue Date. We will pay interest on the notes semi-annually in arrears on                   and                   of each year, subject in each case to the business day convention set forth below, and certain solvency conditions described herein, beginning on            , 2025, until the notes shall have been paid in full. Interest on a note will be paid to the person in whose name that note was registered at the close of business on       and      , as the case may be, whether or not a business day, prior to the applicable interest payment date, except in the case of the interest payment date that is also the Maturity Date of the notes. The amount of interest on the notes payable for any period less than a full interest period shall be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual days elapsed in a partial month in such period. Subject to the limitations set forth in Section 3.1(b) under “Description of the Subordinated Debt Securities—Additional Provisions” in the accompanying prospectus, any payment of principal or interest required to be made on an interest payment date that is not a business day will be made on the next succeeding business day, and no interest will accrue on that payment for the period from and after the interest payment date to the date of payment on the next succeeding business day.
For purposes of the notes, “business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in Sydney, Australia, New York, New York, or London, United Kingdom are authorized or obligated by law or executive order to close.
Payments described in Section 3.1(b) under “Description of the Subordinated Debt Securities—Additional Provisions” in the accompanying prospectus shall not be subject to delays on account of any business day convention.
“1-Year U.S. Treasury Rate” is calculated by the calculation agent as an interest rate expressed as a percentage determined to be the per annum rate equal to the yield to maturity for U.S. Treasury securities with a maturity of one year as published in the most recent H.15.
“H.15” means the daily statistical release designated as such, or any successor publication, published by the Board of Governors of the United States Federal Reserve System that establishes yield on actively traded U.S. Treasury securities under the caption “Treasury constant maturities”, or any successor site or publication that establishes yield on actively traded U.S. Treasury securities, and “most recent H.15” means the H.15 which includes a yield to maturity for U.S. Treasury securities with a maturity of one year published closest in time but prior to the Reset Determination Date.
“Reset Business Day” means a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in Sydney, Australia, New York, New York and London, United Kingdom.
“Reset Determination Date” means the second Reset Business Day immediately preceding the Reset Date.

“Spread” means   per cent per year, being the difference between the re-offer yield on the date hereof and the Benchmark 10-Year Treasury Yield at the time of pricing on the date hereof. “Benchmark 10-Year Treasury Yield” means       per cent.
Redemption
Subject to certain limitations, we will have the right to redeem the notes in whole, but not in part, at our option on the Reset Date, as described in the accompanying prospectus under the heading “Description of the Subordinated Debt Securities—Redemption of Subordinated Debt Securities—General”.
In addition, subject to certain limitations, if an Adverse Tax Event, as described in the accompanying prospectus under “Description of the Subordinated Debt Securities—Redemption of Subordinated Debt Securities—Redemption for Taxation Reasons”, or a Regulatory Event, as described in the accompanying prospectus under “Description of the Subordinated Debt Securities—Redemption of Subordinated Debt Securities—Redemption for Regulatory Reasons”, occurs, we will have the right to redeem each of the notes in whole, but not in part.
Redemption is subject to the prior written approval of APRA (approval is at the discretion of APRA which may or may not be given and Holders should not expect that APRA’s prior written approval will be given for any redemption of Subordinated Debt Securities if requested by us). Any redemption of the notes does not imply or indicate that we will in future exercise any right we may have to redeem any other outstanding regulatory capital instruments issued by us. Any such redemption would also be subject to APRA’s prior written approval (approval is at the discretion of APRA which may or may not be given).
If we redeem the notes in these circumstances, the redemption price of each note redeemed will be equal to 100% of the Outstanding Principal Amount of such note. In addition, we will pay to the holders of the notes redeemed in these circumstances accrued but unpaid interest to, but excluding, the date of redemption.
Non-viability, Conversion and Write-off
The notes are subject, upon the occurrence of a Non-Viability Trigger Event, to Conversion or possible Write-off, as more fully described in the accompanying prospectus. If any notes are Converted following a Non-Viability Trigger Event, it is likely that the Maximum Conversion Number will apply and limit the number of Ordinary Shares to be issued. In this case, the value of the Ordinary Shares received is likely to be significantly less than the Outstanding Principal Amount of those notes. The Australian dollar may depreciate in value against the U.S. dollar by the time of Conversion. In that case, the Maximum Conversion Number is more likely to apply.
If Conversion of the notes (or a percentage of the Outstanding Principal Amount of the notes) does not occur for any reason (including, for example, due to applicable law, order of a court or action of any government authority, including regarding the insolvency, Winding-Up or other external administration of Westpac or as a result of Westpac’s inability or failure to comply with its obligations under the terms and conditions of the notes in relation to Conversion) within five ASX Business Days after the Non-Viability Trigger Event Date (each as defined in Section 4 under “Description of the Subordinated Debt Securities—Additional Provisions” in the accompanying prospectus), the notes (or a percentage of the Outstanding Principal Amount of the notes to be Converted) will be Written-off and the holders’ rights in relation to the notes (including with respect to payments of interest or accrued but unpaid interest, and the repayment of Outstanding Principal Amount and, upon Conversion, the receipt of Ordinary Shares issued in respect of such notes) will be immediately and irrevocably written-off and terminated with effect on and from the Non-Viability Trigger Event Date, as described under “Description of the Subordinated Debt Securities—Additional Provisions” in the accompanying prospectus.
Events of Default
The subordinated indenture provides that, if an event of default in respect of the notes shall have occurred and be continuing, the sole remedies for either the trustee or the holder of any outstanding notes shall be the remedies described below.

The subordinated indenture defines an event of default in respect of the notes as any of the following events or circumstances:
•
Westpac fails to pay (i) any Outstanding Principal Amount in respect of the notes on the Maturity Date or within seven days thereafter, or (ii) any amount of interest in respect of the notes on the due date for payment thereof or within fourteen days thereafter, unless, in each case, prior to the commencement of a Winding-Up in Australia (as defined in Section 4 under “Description of the Subordinated Debt Securities—Additional Provisions” in the accompanying prospectus), the failure to make such payment is the result of Westpac not being Solvent (as defined in Section 4 under “Description of the Subordinated Debt Securities—Additional Provisions” in the accompanying prospectus) on the date such payment is due or Westpac would not be Solvent immediately thereafter as a result of making such payment; or

•
a Winding-Up in Australia.

Upon the occurrence of an event of default for a failure to pay principal or interest as described above, the sole remedies for the trustee or the holder of any notes shall be to bring proceedings:
•
to recover any amount then due and payable but unpaid on such notes (subject to Westpac being able to make the payment and remain Solvent);

•
to obtain an order for specific performance of any other obligation in respect of such notes; or

•
for a winding-up of Westpac in Australia.

In the event of a Winding-Up in Australia (but not in any other jurisdiction), the notes will, without any further action on the part of the trustee or any holder thereof, become immediately due and payable by Westpac, unless they have been Converted or Written-off, and the trustee or any such holder may, subject to the limitations described under “Description of the Subordinated Securities—Additional Provisions—Status and Subordination” in the accompanying prospectus, prove or claim for the Outstanding Principal Amount of each note it holds (together with all interest accrued but unpaid to the date of payment). However, it is unlikely a Winding-Up will occur without a Non-Viability Trigger Event having occurred first and the notes being Converted or Written-off. In that event:
•
if the notes have Converted into Ordinary Shares, holders will rank equally with existing holders of Ordinary Shares; and

•
if the notes are Written-off, all rights in relation to the notes will be terminated, and holders will not have their Outstanding Principal Amount repaid or receive any outstanding interest or accrued interest, or have the right to have the notes Converted into Ordinary Shares. In such an event, a holder’s investment in the notes will lose all of its value and such holder will not receive any compensation.

In the event of the occurrence of any event of default, no remedy against Westpac (including, without limitation, any right to sue for a sum of damages which has the same economic effect as an acceleration of Westpac’s payment obligations) shall be available to the trustee or any holder of any notes for the recovery of amounts owing in respect of the notes or in respect of any breach by Westpac of any obligation, condition or provision binding on it under the terms of the notes other than as described in this prospectus supplement, the applicable term sheet or the accompanying prospectus.
A holder of notes will have no right to accelerate payment or exercise any other remedies (including any right to sue for damages) as a consequence of any default other than as specifically described in this prospectus supplement and the accompanying prospectus. In the event of a Winding-Up in Australia (but not in any other jurisdiction), the notes will become immediately due and payable, unless they have been Converted or Written-off. This will be the only circumstance in which the payment of principal on notes may be accelerated.
If any note becomes due and payable as a result of an event of default, Westpac shall repay such amount as is equal to the Outstanding Principal Amount (or such other amount specified in or determined in accordance with this prospectus supplement or the applicable term sheet) together with all accrued but unpaid interest, if any.

Under the Australian Banking Act, for the purpose of protecting depositors and maintaining the stability of the Australian financial system, APRA has administrative power, among other things, to issue a direction to us regarding the conduct of our business, including prohibiting making payments with respect to our debt obligations (including the notes), and, if we become unable to meet our obligations or suspend payment (and in certain other limited circumstances), to appoint an “ADI statutory manager” to take control of our business.
Governing Law
The subordinated indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of law principles, except that the Non-Viability Trigger Event, Write-off, Conversion and subordination provisions will be governed by, and construed in accordance with, the laws of the State of New South Wales, Commonwealth of Australia.
Notes Issued as Global Notes
The notes are expected to be issued in the form of global notes. See “Description of the Subordinated Debt Securities—Global Securities” in the accompanying prospectus.
Book-Entry System
All interests in the notes will be subject to the operations and procedures of DTC, Euroclear Bank SA/NV, which we refer to as Euroclear, and Clearstream Banking, S.A., which we refer to as Clearstream. The descriptions of the operations and procedures of DTC, Euroclear and Clearstream set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. We obtained the information in this section and elsewhere in this prospectus supplement concerning DTC, Euroclear and Clearstream and their respective book-entry systems from sources that we believe are reliable, but we take no responsibility for the accuracy of any of this information.
The Depository Trust Company, New York, NY, will act as securities depository for the notes. The notes will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered note certificate will be issued for each issue of the notes, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.
DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants, which we refer to as Direct Participants, deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which we refer to as DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, which we refer to as Indirect Participants. The DTC Rules applicable to its Direct Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchases of notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of each note, which we refer to as a Beneficial Owner, is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in notes, except in the event that use of the book-entry system for the notes is discontinued.
To facilitate subsequent transfers, all notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts the notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices shall be sent to DTC. If less than all of the notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the notes unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Redemption proceeds, distributions, and interest payments on the notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such Participant and not of DTC, our agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Westpac or our agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
DTC may discontinue providing its services as depository with respect to the notes at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depository is not obtained, note certificates are required to be printed and delivered.
We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, note certificates will be printed and delivered to DTC.
Euroclear.   Euroclear was created in 1968 to hold securities for participants of Euroclear, which we refer to as Euroclear Participants, and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries. Euroclear is operated by Euroclear Bank SA/NV, which we refer to as the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, which we refer to as the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
The Euroclear Operator is regulated and examined by the Belgian Banking Commission. Distributions of principal and interest with respect to notes held through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by such system’s depositary.
Clearstream.   Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations, which we refer to as Clearstream Participants, and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.
Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by the U.S. depositary for Clearstream.
Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the notes and cross-market transfers of the notes associated with secondary market trading. DTC will be linked indirectly to Clearstream and Euroclear through the DTC accounts of their respective U.S. depositaries.
Global Clearance and Settlement Procedures.   Initial settlement for the notes will be made in immediately available funds. Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.
Cross-market transfers between participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary. However, those cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Although we understand that DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

TAXATION
For a general discussion of the material U.S. federal income tax and Australian tax considerations relating to the purchase, ownership, and disposition of the notes by certain holders, please refer to “Taxation” in the accompanying prospectus.

UNDERWRITING (CONFLICTS OF INTEREST)
BofA Securities, Inc., Citigroup Global Markets Inc., HSBC Securities (USA) Inc., RBC Capital Markets, LLC and Westpac Banking Corporation are acting as the representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to severally purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter’s name.
Underwriter	Principal Amount of Notes
BofA Securities, Inc.	US$
Citigroup Global Markets Inc.
HSBC Securities (USA) Inc.
RBC Capital Markets, LLC
Westpac Banking Corporation
Total	US$
The underwriting agreement provides that the obligations of the underwriters to purchase the notes offered hereby are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes.
Westpac Banking Corporation, as underwriter, may reduce or eliminate its obligation to purchase the notes that it has agreed to purchase under the underwriting agreement. In that event, we shall have the right to require each underwriter other than Westpac Banking Corporation to purchase the principal amount of the notes that such underwriter agreed to purchase under the underwriting agreement, as shown in the table above, plus such underwriter’s pro rata share (based on the principal amount of notes that such underwriter agreed to purchase under the underwriting agreement) of the notes that Westpac Banking Corporation, as underwriter, is no longer obligated to purchase.
The underwriters have advised us that they propose to offer some of the notes directly to the public at the public offering price, set forth on the cover page of this prospectus supplement and some of the notes to dealers at the public offering price, less a concession not to exceed    % of the principal amount of the notes. The underwriters may allow, and dealers may reallow, a concession not to exceed    % of the principal amount of the notes. After the initial offering of the notes to the public, the representatives may change the public offering price and other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. In connection with this offering of the notes, we will pay an underwriting discount to the underwriters of    % (expressed as a percentage) of the principal amount of the notes.
In connection with the offering of the notes, the representatives may engage in transactions that stabilize, maintain or otherwise affect the prices of the notes. Specifically, the underwriters may overallot in connection with the offering of the notes, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, notes in the open market to cover syndicate short positions or to stabilize the prices of the notes. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the notes in the offering of the notes, if the syndicate repurchases previously distributed notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market prices of the notes above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time without notice.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
We estimate that our total expenses, excluding the underwriting discount, for this offering will be US$      . Each of the representatives has agreed to reimburse us for certain of our expenses relating to this offering.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.
The notes are a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or on any automated dealer quotation system. The underwriters may make a market in the notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.
Since trades in the secondary market generally settle in one business day, purchasers who wish to trade notes on the date of pricing or the next     succeeding business days will be required, by virtue of the fact that the notes initially settle in T+  , to specify alternative settlement arrangements to prevent a failed settlement.
Conflicts of Interest
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates have, directly and indirectly, provided various investment and commercial banking services to us and our affiliates for which they received customary fees and commissions. The underwriters and their affiliates may, from time to time, engage in other transactions with and perform services for us in the ordinary course of their business. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of Westpac. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters and affiliates routinely hedge, and are likely to continue to hedge, and certain other of those underwriters or affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Westpac Banking Corporation is not a U.S. registered broker-dealer and, therefore, to the extent that it intends to effect any sales of the notes in the United States, it will do so through Westpac Capital Markets LLC, a U.S. registered broker dealer, which we refer to as WCM. WCM is an affiliate of Westpac Banking Corporation. This offering will be conducted in compliance with Rule 5121 of the Financial Industry Regulatory Authority, Inc., which we refer to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, WCM may not make sales in this offering to any discretionary accounts without the prior written approval of the customer.
This prospectus supplement, together with the accompanying prospectus and any prospectus describing the terms of the specific series of securities being offered and sold, may be used by Westpac or WCM in connection with offers and sales of such securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale, or at other prices. Westpac or WCM may act as principal or agent in these transactions. Neither Westpac nor WCM is obligated to make a market in any of the securities referenced on the cover of this prospectus supplement and either Westpac or WCM may discontinue any market making at any time without notice, at its sole discretion.

Offering Restrictions
Australia
Neither this prospectus supplement nor the accompanying prospectus or any disclosure document (as defined in the Australian Corporations Act) in relation to the notes has been, or will be, lodged with the Australian Securities and Investments Commission, which we refer to as ASIC. Each underwriter has represented and agreed that, in connection with the distribution of the notes, it:
(i)   has not offered for issue or sale, nor invited applications for the issue, sale or purchase of, any notes in Australia (including an offer or invitation which is received by a person in Australia);
(ii)   will not offer for issue or sale, nor invite applications for the issue or sale of, or to purchase, any notes in Australia (including an offer or invitation which is received by a person in Australia); and
(iii)   has not distributed or published, and will not distribute or publish, this prospectus supplement or any other offering material or advertisement relating to the notes in Australia;
unless:
(x)   (A) the aggregate amount payable on acceptance of the offer by each offeree or invitee for the notes of either series is a minimum amount (disregarding amounts, if any, lent by Westpac or another person offering the notes of such series or an associate (as defined in Division 2 of Part 1.2 of the Australian Corporations Act) of either of them) of A$500,000 (or its equivalent in an alternate currency); or (B) the offer or invitation is otherwise an offer or invitation for which no disclosure is required to be made under Parts 6D.2 or 7.9 of the Australian Corporations Act;
(y)   the offer, invitation or distribution complies with all applicable Australian laws and regulations in relation to the offer, invitation or distribution; and
(z)   such action does not require any document to be lodged with the ASIC or the Australian Securities Exchange operated by ASX Limited.
Prohibition of Sales to EEA Retail Investors
Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the EEA.
For the purposes of this provision:
(a)   the expression “retail investor” means a person who is one (or more) of the following:
(i)   a retail client as defined in point (11) of Article 4(1) of MiFID II; or
(ii)   a customer within the meaning of the IDD, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or
(iii)   not a qualified investor as defined in the Prospectus Regulation; and
(b)   the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.
France
Each underwriter has represented and agreed that:
(i)   in connection with its initial distribution of the notes, (A) it has not offered or sold and will not offer or sell, directly or indirectly, any notes to the public in the Republic of France and (B) offers and sales of notes will made in the Republic of France only to qualified investors as defined and in accordance with Articles L.411-1 and L.411-2 of the French Code monétaire et financier relating to qualified investors; and

(ii)   it has not distributed or caused to be distributed and will not distribute or cause to be distributed in the Republic of France this prospectus supplement or any other offering material relating to the notes other than to investors to whom offers and sales of notes in the Republic of France may be made as described in (i)(B) above.
In compliance with Article 211-4 of the General regulation of the Autorité des marchés financiers (French stock exchange authority) investors are informed that the notes have not been subject to a prospectus submitted for approval to the Autorité des marchés financiers.
The persons or entities referred to in Article L.411-2.II.4 of the French Code monétaire et financier may purchase notes solely for their own account under the conditions referred to in Articles D.411-1, D.411-2, D.734-1, D.744-1 and D.754-1 and D.764-1 of the French Code monétaire et financier.
The notes thus acquired cannot be distributed directly or indirectly to the public otherwise than in accordance with the conditions referred to in Articles L.411-1, L.412-1 and L.621-8 to L.621-8-3 of the French Code monétaire et financier.
The Netherlands
Each underwriter has represented and agreed in respect of the notes that it has not offered and that it will not offer, directly or indirectly, any notes in The Netherlands and that such an offer may not be announced (whether electronically or otherwise), unless the notes are offered exclusively to persons who qualify as professional market parties within the meaning of article 1:1 of the Financial Markets Supervision Act (Wet op het financieel toezicht).
Japan
Each underwriter has represented and agreed that the notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended), which we refer to as the Financial Instruments and Exchange Law, and has represented and agreed that the notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan or to, or for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan. For the purpose of this paragraph “any resident of Japan” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Hong Kong
Each underwriter has represented and agreed that it has not offered or sold and will not sell or offer the notes (except for notes which are a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”)) in Hong Kong by means of any document other than: (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, of the Laws of Hong Kong) (the “C(WUMP)O”), or (ii) to “professional investors” as defined in the SFO and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the C(WUMP)O); and that it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, any advertisement, invitation or document relating to the notes (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” with as defined in the SFO and any rules made the SFO.
Singapore
This prospectus supplement has not been and will not be registered as a prospectus under the Securities and Futures Act 2001, as amended from time to time, which we refer to as the SFA, by the Monetary

Authority of Singapore, and the offer of the notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor as defined in Section 4A of the SFA, which we refer to as an Institutional Investor, pursuant to Section 274 of the SFA, (b) to an accredited investor as defined in Section 4A of the SFA, which we refer to as an Accredited Investor, or other relevant person as defined in Section 275(2) of the SFA, which we refer to as a Relevant Person, and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (c) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.
It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:
(i)   a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or
(ii)   a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor, the securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation, and the beneficiaries’ rights and interest (howsoever described) in that trust, shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the notes except:
(a)   to an Institutional Investor, an Accredited Investor, or other Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust);
(b)   where no consideration is or will be given for the transfer;
(c)   where the transfer is by operation of law;
(d)   as specified in Section 276(7) of the SFA; or
(e)   as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Notification under Section 309B(1)(c) of the SFA—unless otherwise stated in this prospectus supplement in respect of the notes, all notes shall be prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulation 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA‑N16: Notice on Recommendations on Investment Products).
Prohibition of Sales to United Kingdom Retail Investors
Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the United Kingdom. For the purposes of this provision:
(a)   the expression “retail investor” means a person who is one (or more) of the following:
(i)   a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or
(ii)   a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) UK MiFIR; or

(iii)   not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and
(b)   the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.
Other Regulatory Restrictions in the United Kingdom
Each underwriter has represented and agreed that:
(i)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA would not, if Westpac was not an authorised person, apply to Westpac; and
(ii)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.
Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment hereto and thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Italy
The offering of the notes has not been registered with the Commissione Nazionale per le Società e la Borsa (“CONSOB”) pursuant to Italian securities legislation and, accordingly, each underwriter has represented and agreed that, save as set out below, it has not offered or sold, and will not offer or sell, any notes in the Republic of Italy in an offer to the public and that sales of the notes in the Republic of Italy shall be effected in accordance with all Italian securities, tax and exchange control and other applicable laws and regulation.
Accordingly, each of the underwriters has represented and agreed that it will not offer, sell or deliver any notes or distribute copies of this Prospectus Supplement and any other document relating to the notes in the Republic of Italy except:
(1)   to “qualified investors”, as referred to in Article 100 of Legislative Decree No. 58 of 24 February 1998, as amended (the “Decree No. 58”) and defined in Article 34-ter, paragraph 1, let. b) of CONSOB Regulation No. 11971 of 14 May 1999, as amended (“Regulation No. 11971”); or
(2)   in any other circumstances where an express exemption from compliance with the offer restrictions applies, as provided under Decree No. 58 or Regulation No. 11971.

Any such offer, sale or delivery of the notes or distribution of copies of this prospectus supplement or any other document relating to the notes in the Republic of Italy must be:
(a)   made by investment firms, banks or financial intermediaries permitted to conduct such activities in the Republic of Italy in accordance with Legislative Decree No. 385 of 1 September 1993 as amended, Decree No. 58, CONSOB Regulation No. 20307 of 15 February 2018, as amended and any other applicable laws and regulations;
(b)   in compliance with Article 129 of Legislative Decree No. 385 of 1 September 1993, as amended, pursuant to which the Bank of Italy may request information on the issue or the offer of securities in the Republic of Italy and the relevant implementing guidelines of the Bank of Italy issued on 25 August 2015 (as amended on 10 August 2016); and
(c)   in compliance with any other applicable notification requirement or limitation which may be imposed by CONSOB or the Bank of Italy.
Provisions relating to the secondary market in the Republic of Italy
Investors should also note that, in any subsequent distribution of the notes in the Republic of Italy, Article 100-bis of Decree No. 58 may require compliance with the law relating to public offers of securities. Furthermore, where the notes are placed solely with “qualified investors” and are then systematically resold on the secondary market at any time in the 12 months following such placing, purchasers of notes who are acting outside of the course of their business or profession may in certain circumstances be entitled to declare such purchase void and, in addition, to claim damages from any authorised person at whose premises the notes were purchased, unless an exemption provided for under Decree No. 58 applies.
Notice to Prospective Investors in Switzerland
The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and will not be admitted to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

WHERE YOU CAN FIND MORE INFORMATION
We file annual and other reports and other information with the SEC under the Exchange Act. The SEC maintains an Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that are subject to the SEC’s reporting requirements.
You may request a copy of any filings (excluding exhibits) referred to above and in “Incorporation of Information We File with the SEC” at no cost by contacting us at the following address: Westpac Banking Corporation, New York Branch, 575 Fifth Avenue, 39th Floor, New York, New York 10017-2422, Attention: Regional Head—Americas. Telephone requests may be directed to such person at (212) 389-1269. Our website is available at www.westpac.com.au. Information contained in or accessible through the websites mentioned in this prospectus supplement does not form part of this prospectus supplement or the accompanying prospectus and all references in this prospectus supplement to websites are inactive textual references and are for information only.
This prospectus supplement is a supplement to the accompanying prospectus contained in a registration statement that we have filed with the SEC relating to the notes to be offered. This prospectus supplement does not contain all of the information we have included in the registration statement, including the accompanying prospectus, and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus supplement makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available through the SEC’s Internet site.
INCORPORATION OF INFORMATION WE FILE WITH THE SEC
The SEC allows us to incorporate by reference the information we file with them, which means:
•
incorporated documents are considered part of this prospectus supplement;

•
we can disclose important information to you by referring you to those documents; and

•
information that we file with the SEC will automatically update and supersede this prospectus supplement and any previously incorporated information.

We incorporate by reference the documents listed below which were filed with or furnished to the SEC under the Exchange Act:
•
our annual report on Form 20-F for the financial year ended September 30, 2024;

•
the information contained in Exhibit 1 (2024 Pillar 3 Report) to our report on Form 6-K dated November 4, 2024;

•
the information contained in our report on Form 6-K (Retirement of Group Executive, HR), excluding Exhibit 1, dated November 5, 2024; and

•
the information contained in our report on Form 6-K (Retirement of Non-Executive Directors), excluding Exhibit 1, dated November 5, 2024.

We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus supplement until this offering is completed:
•
reports filed under Sections 13(a) and (c) of the Exchange Act, including reports on Form 6-K if and to the extent specified in such report as being incorporated by reference in the accompanying prospectus; and

•
any reports filed under Section 15(d) of the Exchange Act.

You should assume that the information appearing in this prospectus supplement is accurate only as of the date of this prospectus supplement and that information appearing in documents incorporated by reference herein is accurate only as of the respective dates of those documents. Our business, financial condition and results of operations may have changed since that date.

CURRENCY OF PRESENTATION AND EXCHANGE RATES
We publish our consolidated financial statements in Australian dollars.
The following table sets forth, for Westpac’s financial years indicated, the high, low, average and period-end noon buying rates in New York City for cable transfers in Australian dollars as certified for customs purposes by the Federal Reserve Bank of New York, expressed in U.S. dollars per A$1.00. Westpac’s financial year ends on September 30 of each year.
Financial Year	At Period End	Average Rate(1)	High	Low
2020	0.7160	0.6815	0.7388	0.5755
2021	0.7228	0.7490	0.7953	0.7006
2022	0.6437	0.7097	0.7598	0.6437
2023	0.6541	0.6651	0.7102	0.6219
2024	0.6934	0.6620	0.6934	0.6290
2025(2)	0.6566	0.6695	0.6895	0.6550

(1)
The average of the noon buying rates on the last day of each month or portion thereof during the period.

(2)
Through November 1, 2024.

Regulations in Australia restrict or prohibit payments, transactions and dealings with assets having a proscribed connection with certain countries or named individuals or entities subject to international sanctions or associated with terrorism.

VALIDITY OF SECURITIES
King & Wood Mallesons, our Australian counsel, will provide an opinion to the effect that we have duly authorized the issuance of the notes and will pass upon the validity of the Ordinary Shares. Additionally, the validity of the notes under New York law will be passed upon for us by our New York counsel, Debevoise & Plimpton LLP, New York, New York. The validity of the notes under New York law will be passed upon for the Underwriters by their United States counsel, Sidley Austin LLP, New York, New York.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus supplement and the accompanying prospectus by reference to the Annual Report on Form 20-F of Westpac Banking Corporation for the year ended September 30, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers is a member of the Chartered Accountants Australia and New Zealand.

EXPENSES
The following table sets forth the aggregate expenses, other than the underwriting discount, to be paid by us in connection with this offering. All amounts shown are estimates, except for the SEC registration fee.
SEC Registration Fee	US$
Printing Expenses	15,000
Trustee’s Fees and Expenses	7,500
Accountants’ Fees and Expenses	65,000
Legal Fees and Expenses	185,000
Total	US$

PROSPECTUS
Westpac Banking Corporation
ABN 33 007 457 141
Subordinated Debt Securities
Ordinary Shares
By this prospectus, we may offer from time to time the securities described in this prospectus.
Specific terms of any securities to be offered will be provided in a supplement to this prospectus. You should read this prospectus and any supplement carefully before you invest. A supplement may also add to, update, supplement or clarify information contained in this prospectus.
Unless stated otherwise in a prospectus supplement or term sheet, none of the Subordinated Debt Securities will be listed on any securities exchange. The Ordinary Shares are currently listed on the Australian Securities Exchange and the NZX.
The Subordinated Debt Securities are not protected accounts or deposit liabilities for the purpose of the Banking Act 1959 of Australia, which we refer to as the Australian Banking Act, or the financial claims scheme established under the Australian Banking Act, which we refer to as the FCS, are not subject to the depositor protection provisions of the Australian Banking Act, and are not insured or guaranteed by (1) the Commonwealth of Australia or any governmental agency of Australia, (2) the United States Federal Deposit Insurance Corporation or any other governmental agency or instrumentality of the United States, (3) any compensation scheme of the Commonwealth of Australia or the United States, or (4) any other jurisdiction or party. In addition, we or our U.S. broker-dealer subsidiary, Westpac Capital Markets LLC, may use this prospectus, together with the relevant prospectus supplement and prospectus describing the terms of the specific series of securities being offered and sold, in market-making transactions in the securities described therein after they are initially offered and sold.
We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 5, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf process, we are registering each class of securities described in this prospectus, and we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or term sheet that will contain specific information about the terms of that offering. The prospectus supplement or term sheet may also add to, update, supplement, change or clarify information contained in this prospectus. The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See “Incorporation of Information We File with the SEC”. If the information contained or incorporated by reference in this prospectus differs from any prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any prospectus supplement or term sheet together with additional information described under the heading “Where You Can Find More Information”.
No person has been authorized to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Westpac Banking Corporation, or any underwriter, agent or dealer. Neither the delivery of this prospectus nor any sale made pursuant to this prospectus shall under any circumstances create any implication that there has been no change in the affairs of Westpac Banking Corporation since the date of this prospectus or that the information contained or incorporated by reference in this prospectus is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
Unless otherwise indicated, or the context otherwise requires, references in this prospectus to the “Group”, “we”, “us” and “our” or similar terms are to Westpac Banking Corporation and its controlled entities (within the meaning of Section 50AA of the Commonwealth of Australia’s Corporations Act 2001, which we refer to as the Australian Corporations Act), and references to “Westpac” are to Westpac Banking Corporation ABN 33 007 457 141.
All references in this prospectus, any supplement hereto or in any document incorporated or deemed to be incorporated by reference in this prospectus to websites are, unless we expressly state otherwise, intended to be inactive textual references for information only and any information contained in or accessible through any such website does not form a part of this prospectus, unless we specifically state in this prospectus or in any such document that all or any portion of such information is incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS
This prospectus contains or incorporates by reference statements that constitute “forward-looking” statements within the meaning of Section 21E of the Exchange Act of 1934, as amended, which we refer to as the Exchange Act.
Forward-looking statements are statements that are not historical facts. Forward-looking statements appear in a number of places in this prospectus and the information incorporated by reference herein and therein and include statements regarding our current intent, belief or expectations with respect to our business and operations, macro and micro economic and market conditions, results of operations and financial condition and performance, capital adequacy and liquidity and risk management, including, without limitation, future loan loss provisions and financial support to certain borrowers, forecasted economic indicators and performance metric outcomes, indicative drivers, climate- and other sustainability-related statements, commitments, targets, projections and metrics, and other estimated and proxy data.
Words such as “will”, “may”, “expect”, “intend”, “seek”, “would”, “should”, “could”, “continue”, “plan”, “estimate”, “anticipate”, “believe”, “probability”, “indicative”, “risk”, “aim”, “outlook”, “forecast” , “assumption”, “projection”, “target”, “goal”, “guidance”, “objective”, “ambition” or other similar words are used to identify forward-looking statements. These statements reflect our current views on future events and are subject to change, certain known and unknown risks, uncertainties and assumptions and other factors which are, in many instances, beyond our control (and the control of our officers, employees, agents and advisors), and have been made based on management’s current expectations or beliefs concerning future developments and their potential effect upon us.
Forward-looking statements may also be made, verbally or in writing by members of our management or Board in connection with this prospectus. Such statements are subject to the same limitations, uncertainties, assumptions and disclaimers set out in this document.
There can be no assurance that future developments or performance will align with our expectations or that the effect of future developments on us will be those anticipated. Actual results could differ materially from those we expect or which are expressed or implied in forward-looking statements, depending on various factors, including, but not limited to, those set forth in our Annual Report on Form 20-F for the financial year ended September 30, 2024 filed with the Securities and Exchange Commission, which we refer to as our 2024 Form 20-F and the other documents incorporated by reference in this prospectus. Those factors include, but are not limited to:
•
information security breaches, including cyber attack events;

•
the effect of, and changes in, laws, regulations, regulatory policy, taxation or accounting standards or practices, and government and central bank monetary policies, including changes to liquidity, leverage and capital requirements;

•
regulatory investigations, reviews (including industry reviews) and other actions, inquiries, litigation, fines, penalties, restrictions or other regulator-imposed conditions, including from our actual or alleged failure to comply with laws, regulations or regulatory policy;

•
the effectiveness of our risk management practices, including our framework, policies, processes, systems and employees;

•
the reliability and security of our technology and risks associated with changes to technology systems;

•
geopolitical events or other changes in countries in which we or our customers or counterparties operate;

•
climate-related risks (including physical, transition and liability risks) that may arise from changing climate patterns, and risks associated with the transition to a lower carbon economy (including our ambition to become a net-zero, climate resilient bank) or risks from legal and regulatory action, or risks from other sustainability factors such as human rights and natural capital;

•
the failure to comply with financial crime obligations (including anti-money laundering and counter-terrorism financing laws, anti-bribery and corruption laws, sanctions laws and tax transparency laws), which has had, and could further have, adverse effects on our business and reputation;

•
internal and external events which may adversely impact our reputation;

•
litigation and other legal proceedings and regulator investigations and enforcement actions (including our ability to pay significant monetary settlements and legal costs in order to resolve a dispute);

•
market volatility and disruptions, including uncertain conditions in funding, equity and asset markets and any losses or business impacts we or our customers or counterparties may experience;

•
the incidence of inadequate capital levels;

•
changes in economic conditions, consumer or business spending, saving and borrowing habits in Australia, New Zealand and other countries in which we or our customers or counterparties operate and our ability to maintain or to increase market share, margins and fees, and control expenses;

•
adverse asset, credit or capital market conditions or an increase in defaults, impairments and provisioning because of a deterioration in economic conditions;

•
sovereign risks, including the risk that governments will default on their debt obligations, fail to perform contractual obligations, or be unable to refinance their debts;

•
changes to our credit ratings or the methodology used by credit rating agencies;

•
the effects of market competition and competition regulatory policy impacting the areas in which we operate;

•
operational risks resulting from ineffective processes and controls;

•
levels of inflation, changes to interest rates, exchange rates and market and monetary fluctuations and volatility;

•
poor data quality, data availability or data retention;

•
strategic decisions including diversification, innovation, retention, divestment, acquisitions, expansion activity, integration and decisions to shut down some operations;

•
failure to recruit and retain key executives, employees and Directors;

•
changes to our critical accounting assumptions and estimates and changes to the value of our intangible assets;

•
our ability to incur additional indebtedness and any limitations contained in the agreements governing such indebtedness; and

•
various other factors including those beyond our control.

All forward-looking statements speak only as of the date made. We are under no obligation to update any forward-looking statements contained or incorporated by reference in this prospectus, whether as a result of new information, future events, conditions or otherwise.

WESTPAC BANKING CORPORATION
We are one of Australia’s leading providers of banking and selected financial services, operating under multiple brands, and predominantly in Australia and New Zealand, with a small presence in Europe, North America, Asia and the Pacific. We operate through a significant online capability supported by an extensive branch and ATM network, call centers and specialist relationship and product managers. Our operations comprise the following key segments: Consumer, Business and Wealth, Westpac Institutional Bank, which we refer to as WIB, Westpac New Zealand and Group Businesses. Our principal office is located at 275 Kent Street, Sydney, New South Wales, 2000, Australia. Our telephone number for calls within Australia is 132 032 and our international telephone number is (+61) 2 9155 7700.
As at September 30, 2024, our market capitalization was approximately A$109.2 billion and we had total assets of A$1,077.5 billion. Our market capitalization as of November 1, 2024 was approximately A$110.4 billion.
Our operations comprise the following five major segments:
•
The Consumer segment provides a full range of banking products and services to customers in Australia. Products and services are provided through a portfolio of brands comprising Westpac, St.George, BankSA and Bank of Melbourne using digital channels, call centres, mobile bankers, branches and third-party brokers. It also includes the RAMS business, which is closed to new business.

•
The Business and Wealth segment provides banking products and services to customers in Business Banking, Wealth Management, Private Wealth and Westpac Pacific. Business Banking offers lending generally up to $200 million in exposure, merchant services using eCommerce solutions and transaction banking services. Customers are categorized by commercial businesses, small to medium businesses and agribusiness. The segment includes Private Wealth, supporting the needs of high-net-worth individuals, as well as BT Financial Group, which provides wealth management platform services. It also includes Westpac Pacific and our auto finance portfolio, which has been in runoff. In October 2024, we entered into an agreement to sell the auto finance portfolio. Subject to regulatory approval, the sale is expected to be completed in the first half of 2025. The segment operates under the Westpac, St.George, BankSA, Bank of Melbourne and BT brands.

•
WIB services predominantly corporate, institutional and government clients through three areas of specialization: Corporate & Institutional Banking, which we refer to as CIB; Global Transaction Services, which we refer to as GTS; and Financial Markets, which we refer to as FM. CIB uses dedicated industry relationship and specialist product teams to support clients’ borrowing needs. GTS is responsible for the provision of payments and liquidity management solutions to WIB’s clients and Westpac’s domestic and international payments infrastructure. FM provides a range of risk management, investment and debt capital markets solutions to WIB clients and access to financial markets products for consumer and business customers. Clients are supported throughout Australia and via branches and subsidiaries located in New Zealand, New York, London, Frankfurt and Singapore.

•
Westpac New Zealand provides banking and wealth products and services for consumer, business and institutional customers in New Zealand.

•
The Group Businesses segment comprises:

•
Treasury, which is responsible for the management of the Groups’s balance sheet including wholesale funding, capital and liquidity. Treasury also manages interest rate risk and foreign exchange risks associated with wholesale funding;

•
Enterprise services, which include earnings on capital not allocated to segments, certain intra-group transactions and gains/losses from asset sales, earnings and costs associated with the Group’s fintech investments; and

•
Other costs which include expenses not directly attributable to segments including Corporate Affairs, a portion of enterprise technology costs related to our business led technology simplification program, UNITE, certain customer remediation expenses and enterprise provisions.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, unless otherwise specified in the prospectus supplement or term sheet relating to a specific issue of securities. Our general corporate purposes may include financing our activities and those of our subsidiaries, including refinancing outstanding indebtedness, financing our assets and those of our subsidiaries, lengthening the average maturity of our borrowings, and financing acquisitions.
Until we use the net proceeds from the sale of any of our securities offered by this prospectus for general corporate purposes, we may use the net proceeds to reduce our short-term indebtedness or for temporary investments.

DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES
The following discussion describes the general terms and conditions applicable to Subordinated Debt Securities that we may offer. In addition to these general provisions, in connection with an investment in a particular series of Subordinated Debt Securities, investors should review the description of the provisions and any risk factors applicable to that series of Subordinated Debt Securities, including those set forth herein and in any applicable prospectus supplement or term sheet.
Unless the context otherwise requires, references to “we”, “us”, “our” and “Westpac” in this description of the Subordinated Debt Securities refer only to Westpac Banking Corporation ABN 33 007 457 14 and not to any of its subsidiaries.
The Subordinated Debt Securities will be issued under the Fifth Amended and Restated Subordinated Indenture, dated as of November 5, 2024, between us and The Bank of New York Mellon as the trustee, which we refer to as the subordinated indenture. The subordinated indenture provides that there may be more than one trustee, each with respect to one or more series of Subordinated Debt Securities.
We have summarized below certain terms of the subordinated indenture which we believe will be most important to your decision to invest in our Subordinated Debt Securities. You should keep in mind, however, that it is the subordinated indenture, and not this summary, which defines your rights as a holder of Subordinated Debt Securities. There may be other provisions in the subordinated indenture which are also important to you. You should read the subordinated indenture for a full description of the terms of the Subordinated Debt Securities. The subordinated indenture is filed as an exhibit to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of the subordinated indenture.
The following description of the terms of the Subordinated Debt Securities sets forth certain general terms and provisions of the Subordinated Debt Securities to which any applicable prospectus supplement or term sheet may relate. The particular terms of the Subordinated Debt Securities offered by any applicable prospectus supplement or term sheet and the extent, if any, to which such general provisions may not apply to the Subordinated Debt Securities will be described in the applicable prospectus supplement or term sheet. Accordingly, for a description of the terms of a particular issue of Subordinated Debt Securities, you should refer to both the applicable prospectus supplement or term sheet and to the following description.
Certain defined terms used in the following description of the terms of the Subordinated Debt Securities have the meanings given to them in “— Additional Provisions—Definitions.”
Ranking
The Subordinated Debt Securities are subordinate and junior in right of payment to senior debt securities and other Senior Creditors (as defined below) in the manner and to the extent described in Section 1 “— Status of the Subordinated Debt Securities—General” below under the caption “— Additional Provisions”.
Westpac is an “authorised deposit-taking institution” (“ADI”) as that term is defined under the Australian Banking Act. Under Section 13A(3) and Section 16 of the Australian Banking Act and Section 86 of the Reserve Bank Act 1959 of Australia, which we refer to as the Reserve Bank Act, certain debts of Westpac are preferred by law, as described below.
Section 13A(3) of the Australian Banking Act provides that if Westpac becomes unable to meet its obligations or suspends payment, the assets of Westpac in Australia are to be available to satisfy, in priority to all other liabilities of Westpac, including the Subordinated Debt Securities:
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first, certain liabilities of Westpac owed to the Australian Prudential Regulation Authority, which we refer to as APRA, (if any) in respect of any payments that APRA makes or is liable to make to (i) holders of protected accounts under the Australian Banking Act or (ii) a body corporate pursuant to a determination made by APRA in connection with a transfer of Westpac’s business to that body corporate (where the transfer includes liabilities of Westpac in respect of protected accounts) under the Australian Financial Sector (Transfer and Restructure) Act 1999;

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second, APRA’s costs (if any) in exercising its powers and performing its functions relating to Westpac in connection with the FCS (an Australian Government scheme that protects depositors of banks like Westpac from potential loss due to their failure);

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third, Westpac’s liabilities (if any) in Australia in relation to protected accounts that account-holders keep with Westpac;

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fourth, Westpac’s debts (if any) to the Reserve Bank of Australia, which we refer to as the RBA; and

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fifth, Westpac’s liabilities (if any) under an industry support contract that is certified under Section 11CB of the Australian Banking Act.

A “protected account” is either (a) an account, or covered financial product, that is kept under an agreement between the account-holder and the ADI requiring the ADI to pay the account-holder, on demand or at an agreed time, the net credit balance of the account or covered financial product at the time of the demand or the agreed time (as appropriate); or (b) another account prescribed by regulation.
Under Section 16(2) of the Australian Banking Act, certain other debts of Westpac due to APRA shall in a winding-up of Westpac have, subject to Section 13A(3) of the Australian Banking Act, priority over all other unsecured debts of Westpac. Further, Section 86 of the Reserve Bank Act provides that in a winding-up of Westpac, debts due by Westpac to the RBA shall, subject to Section 13A(3) of the Australian Banking Act, have priority over all other debts of Westpac. Further, certain assets, such as the assets of Westpac in a cover pool for covered bonds issued by Westpac, are excluded from constituting assets in Australia for the purposes of Section 13A of the Australian Banking Act, and those assets are subject to the prior claims of the covered bond holders and certain other secured creditors in respect of the covered bonds.
The Subordinated Debt Securities are not protected accounts or deposit liabilities of Westpac in Australia for the purposes of the Australian Banking Act or the FCS, are not subject to the depositor protection provisions of the Australian Banking Act, and are not insured or guaranteed by (1) the Commonwealth of Australia or any governmental agency of Australia, (2) the United States Federal Deposit Insurance Corporation or any other governmental agency or instrumentality of the United States, (3) any compensation scheme of the Commonwealth of Australia or the United States or (4) any other jurisdiction or party.
General Terms of the Subordinated Debt Securities
Westpac may issue the Subordinated Debt Securities in one or more series pursuant to an indenture that supplements the subordinated indenture, or a resolution of our board of directors or a duly authorized committee of our board of directors. (Section 3.1 of the subordinated indenture.) The aggregate principal amount of Subordinated Debt Securities that may be issued under the subordinated indenture is unlimited. You should refer to the applicable prospectus supplement or term sheet for the specific terms of each series of Subordinated Debt Securities which may, subject to such terms being consistent and in compliance with the Prudential Standards in effect at the time of issuance of such Subordinated Debt Securities, include the following:
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title and aggregate principal amount;

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any additional subordination provisions;

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percentage(s) of principal amount at which such series of Subordinated Debt Securities will be issued;

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maturity date(s);

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interest rate(s) or the method for determining the interest rate(s) including dates on which any interest rate may be reset and the method for resetting such interest rate;

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dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

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the calculation agent, if any;

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place(s) where principal and interest will be payable;

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any payment of additional amount provisions that vary or add to those described herein;

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any redemption or early repayment provisions including any that vary or add to the definitions of Adverse Tax Event or Regulatory Event;

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conversion or write-off provisions that vary or add to those described herein, including whether conversion or write-off will be the primary loss absorption mechanism;

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authorized denominations;

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any discount with which such series of Subordinated Debt Securities will be issued;

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whether such series of Subordinated Debt Securities will be issued in the form of one or more global securities (whether in whole or in part);

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identity of the depository for global securities;

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whether a temporary security is to be issued with respect to such series of Subordinated Debt Securities and whether any interest payable prior to the issuance of definitive Subordinated Debt Securities of such series will be credited to the account of the persons entitled to such interest;

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the terms upon which beneficial interests in a temporary global Subordinated Debt Security may be exchanged in whole or in part for beneficial interests in a definitive global Subordinated Debt Security or for definitive Subordinated Debt Securities and the terms upon which such exchanges may be made;

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currency, currencies or currency units in which the purchase price for, the principal of and any interest on, such series of Subordinated Debt Securities will be payable;

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time period within which, the manner in which and the terms and conditions upon which the purchaser of such series of Subordinated Debt Securities can select the payment currency;

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securities exchange(s) on which such series of Subordinated Debt Securities will be listed, if any; and

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additional terms not inconsistent with the provisions of the subordinated indenture.

General information about US and Australian tax considerations is set out under “Taxation.” Certain US federal income tax and Australian tax considerations applicable to any series of Subordinated Debt Securities due to its particular terms will be described in the applicable prospectus supplement or term sheet.
Unless otherwise specified in the applicable prospectus supplement or term sheet, the Subordinated Debt Securities will be issued in denominations of $1,000 and any integral multiple of $1,000. (Section 3.2 of the subordinated indenture.) Subject to the limitations provided in the subordinated indenture and in the applicable prospectus supplement or term sheet, Subordinated Debt Securities will be issued in registered form and may be registered, transferred or exchanged at the principal corporate trust office of the trustee or at the office or agency that we will maintain for such purpose in the Borough of Manhattan, The City of New York, without the payment of any service charge, other than any tax or other governmental charge payable in connection with the registration or transfer or exchange. (Sections 3.5 and 12.2 of the subordinated indenture.)
Westpac may issue Subordinated Debt Securities of any series in definitive form or in the form of one or more global Subordinated Debt Securities (in whole or in part) as described below under “— Global Securities”. Westpac may issue Subordinated Debt Securities of a series at different times. In addition, Westpac may issue Subordinated Debt Securities within a series with terms different from the terms of other Subordinated Debt Securities of that series. (Section 3.1(c) of the subordinated indenture.)
Subject to applicable law, Westpac or any of its affiliates may at any time purchase or repurchase Subordinated Debt Securities of any series in any manner and at any price, subject to APRA’s prior written approval (approval is at APRA’s discretion which may or may not be given and holders should not expect that APRA’s prior written approval will be given for any redemption or purchase of Subordinated Debt Securities, if requested by APRA). Any redemption of Subordinated Debt Securities does not imply or indicate that the Westpac will in the future exercise any right it may have to redeem any other outstanding regulatory capital instruments issued by Westpac. Any such redemption would also be subject to APRA’s prior written approval (approval is at APRA’s discretion which may or may not be given). Subordinated Debt Securities of any series purchased by Westpac or any of its affiliates may be held or surrendered by the purchaser of the Subordinated Debt Securities for cancellation or may be resold.
Global Securities
Westpac may issue the Subordinated Debt Securities of a series in the form of one or more global securities (in whole or in part) that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement or term sheet. Westpac will issue global securities in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the definitive Subordinated Debt Securities, a global security may not be transferred except as a whole by the depository for such global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by such depository or any such nominee to a successor of such depository or a nominee of such successor. (Section 2.3 and Section 2.4 of the subordinated indenture.)
The specific terms of the depository arrangement with respect to any Subordinated Debt Securities of a series and the rights of and limitations upon owners of beneficial interests in a global security, to the extent it differs from the provisions discussed below, will be described in the applicable prospectus supplement or term sheet. We expect that the following provisions will generally apply to depository arrangements.
Upon the issuance of a global security, the depository for such global security or its nominee will credit, on its book entry registration and transfer system, the respective principal amounts of the definitive Subordinated Debt Securities represented by such global security to the accounts of persons that have accounts with such depository and will make adjustments to such amounts in the event of a Conversion or Write-off. Such accounts shall be designated by the dealers, underwriters or agents with respect to the Subordinated Debt Securities or by us if such Subordinated Debt Securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the applicable depository, who are referred to in this prospectus as participants, or persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee with respect to interests of participants and the records of participants with respect to interests of persons other than participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.
So long as the depository for a global security, or its nominee, is the registered owner of a global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the Subordinated Debt Securities represented by that global security for all purposes under the subordinated indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the definitive Subordinated Debt Securities of the series represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of any Subordinated Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the subordinated indenture.
Payments of principal and interest, if any, on definitive Subordinated Debt Securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing the Subordinated Debt Securities. None of Westpac, the trustee for the Subordinated Debt Securities, any paying agent, the registrar or any underwriter or agent for the Subordinated Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made by the depository or any participants on account of beneficial ownership interests in the global security for the Subordinated Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
We expect that the depository for a series of Subordinated Debt Securities or its nominee, upon receipt of any payment of principal or interest in respect of a permanent global security representing the Subordinated Debt Securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for the Subordinated Debt Securities as shown on the records of the depository or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name”. Such payments will be the responsibility of such participants.
If the depository for a series of Subordinated Debt Securities notifies us at any time that it is unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, Westpac will issue definitive Subordinated Debt Securities of that series in exchange for the global security or securities representing that series of Subordinated Debt Securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement or term sheet relating to the Subordinated Debt Securities, determine not to have any Subordinated Debt Securities of a series represented by one or more global securities, and, in such event, will issue definitive Subordinated Debt Securities of that series in exchange for the global security or securities representing that series of Subordinated Debt Securities. If definitive Subordinated Debt Securities are issued, an owner of a beneficial interest in a global security will be entitled to physical delivery of definitive Subordinated Debt Securities of the series represented by that global security equal in principal amount to that beneficial interest and to have the Subordinated Debt Securities registered in its name. Definitive Subordinated Debt Securities of any series so issued will be issued in denominations, unless otherwise specified by us in the applicable prospectus supplement or term sheet, of $1,000 and integral multiples of $1,000 in excess thereof.
For information concerning Conversion or Write-off upon the occurrence of a Non-Viability Trigger Event, see “— Additional Provisions” below. The point of “non-viability” is entirely within the discretion of APRA. APRA has not published extensive guidance on what might constitute or amount to “non-viability”. APRA has not yet made a determination of non-viability. “Non-viability” is expected to include serious impairment of Westpac’s financial position and solvency, but may not be confined to solvency measures and capital ratios and may include other matters, such as liquidity. APRA has indicated that it may regard non-viability as occurring well before an ADI is at risk of becoming insolvent.
Payment of Additional Amounts
The subordinated indenture provides that Westpac will pay all amounts that it is required to pay in respect of the Subordinated Debt Securities without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or other governmental charges imposed or levied by or on behalf of Australia or any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by law. In that event, Westpac will pay such additional amounts as may be necessary so that the net amount received by the holder of the Subordinated Debt Securities, after such withholding or deduction, will equal the amount that the holder would have received in respect of the Subordinated Debt Securities without such withholding or deduction. However, as described below, the subordinated indenture provides that, under certain circumstances, Westpac will not pay additional amounts.
The subordinated indenture provides that Westpac will not pay additional amounts in respect of Subordinated Debt Securities for or on account of:
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any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that the holder, or the beneficial owner, of the Subordinated Debt Securities was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, Australia or any political subdivision or taxing authority thereof or therein or otherwise had some connection with Australia or any political subdivision or taxing authority thereof or therein other than merely holding such Subordinated Debt Securities, or receiving payments under such Subordinated Debt Securities;

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any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that the holder of the Subordinated Debt Securities presented such Subordinated Debt Securities for payment in Australia, unless the holder was required to present such Subordinated Debt Securities for payment and they could not have been presented for payment anywhere else;

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any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that the holder of the Subordinated Debt Securities presented such Subordinated Debt Securities for payment more than 30 days after the date such payment became due and was provided for, whichever is later, except to the extent that the holder would have been entitled to the additional amounts on presenting such Subordinated Debt Securities for payment on any day during that 30 day period;

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any estate, inheritance, gift, sale, transfer, personal property or similar tax, duty, assessment or other governmental charge;

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any tax, duty, assessment or other governmental charge which is payable otherwise than by withholding or deduction;

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any tax, duty, assessment or other governmental charge that would not have been imposed if the holder, or the beneficial owner, of the Subordinated Debt Securities complied with Westpac’s request to provide information concerning his, her or its nationality, residence or identity or to make a declaration, claim or filing or satisfy any requirement for information or reporting that is required to establish the eligibility of the holder, or the beneficial owner, of such Subordinated Debt Securities to receive the relevant payment without (or at a reduced rate of) withholding or deduction for or on account of any such tax, duty, assessment or other governmental charge;

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any tax, duty, assessment or other governmental charge that would not have been imposed but for the holder, or the beneficial owner, of the Subordinated Debt Securities being an associate of Westpac for purposes of section 128F of the Australian Tax Act (other than in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered scheme under the Australian Corporations Act);

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any tax, duty, assessment or other governmental charge that is imposed or withheld as a consequence of a determination having been made under Part IVA of the Australian Tax Act (or any modification thereof or provision substituted therefor) by the Australian Commissioner of Taxation that such tax, duty, assessment or other governmental charge is payable in circumstances where the holder, or the beneficial owner, of such Subordinated Debt Securities is a party to or participated in a scheme to avoid such tax which Westpac was not a party to;

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any tax, duty, assessment or other governmental charge to, or to a third party on behalf of, a holder of Subordinated Debt Securities, or any beneficial owner of any interest in, or rights in respect of, such Subordinated Debt Securities, upon, with respect to, or by reason of, such person being issued Ordinary Shares;

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any tax, duty, assessment or other governmental charge arising under or in connection with, or in order to ensure compliance with, (a) Section 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, including any regulations or official interpretations issued, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the U.S. and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above, or (c) any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the U.S. Internal Revenue Service, the U.S. government or any governmental or taxation authority in any other jurisdiction, which we refer to as FATCA; or

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any combination of the foregoing.

In addition, the subordinated indenture provides that additional amounts will also not be payable by Westpac with respect to any payment on any Subordinated Debt Security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that payment would, under the laws of Australia or any political subdivision or taxing authority thereof or therein, be treated as being derived or received for tax purposes by a beneficiary or settler of that fiduciary or member of that partnership or a beneficial owner, in each case, who would not have been entitled to those additional amounts had it been the actual holder of such Subordinated Debt Securities.
If, as a result of Westpac’s consolidation or merger with or into an entity organized under the laws of a country other than Australia or a political subdivision of a country other than Australia or the sale, conveyance or transfer by Westpac of all or substantially all its assets to such an entity, such an entity assumes the obligations of Westpac under the subordinated indenture and the Subordinated Debt Securities, such entity will pay additional amounts on the same basis as described above, except that references to “Australia” (other than in the exception applicable in the event the holder or beneficial owner of the Subordinated Debt Securities is an associate of Westpac for purposes of section 128F(6) of the Australian Tax Act) will be treated as references to both Australia and the country in which such entity is organized or resident (or deemed resident for tax purposes).
Westpac, and any other person to or through which any payment with respect to the Subordinated Debt Securities may be made, shall be entitled to withhold or deduct from any payment with respect to such Subordinated Debt Securities amounts required to be withheld or deducted under or in connection with, or in order to ensure compliance with, FATCA, and holders and beneficial owners of such Subordinated Debt Securities shall not be entitled to receive any gross up or other additional amounts on account of any such withholding or deduction.
(Section 12.8 of the subordinated indenture.)
Redemption of Subordinated Debt Securities
General
If the Subordinated Debt Securities of a series provide for redemption at Westpac’s election (subject to APRA’s prior written approval, which may or not be given if requested by Westpac), unless otherwise provided in the applicable prospectus supplement or term sheet and except as described below under “— Redemption for Taxation Reasons” and “— Redemption for Regulatory Reasons”, Westpac may redeem the Subordinated Debt Securities of such series in whole, but not in part, and such redemption shall not be permitted earlier than the fifth anniversary of the issue date.
Any redemption of the Subordinated Debt Securities of a series shall be on not less than 30 nor more than 60 days’ notice. In the case of Subordinated Debt Securities in global form, such Subordinated Debt Securities will be selected for redemption in accordance with the procedures of the depository. Notice of such redemption will be mailed to holders of Subordinated Debt Securities of such series to their last addresses as they appear on the register of the Subordinated Debt Securities of such series.
Westpac may redeem the Subordinated Debt Securities of a series only if Westpac has received the prior written approval of APRA (approval is at the discretion of APRA and may or may not be given and holders should not expect that APRA’s prior written approval will be given for any redemption or purchase of Subordinated Debt Securities if requested by Westpac). Any redemption of the Subordinated Debt Securities does not imply or indicate that we will in future exercise any right we may have to redeem any other outstanding regulatory capital instruments issued by us. Any such redemption would also be subject to APRA’s prior written approval (approval is at APRA’s discretion which may or may not be given) and:
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before or concurrently with the redemption, Westpac replaces the Subordinated Debt Securities with a capital instrument which is of the same or better quality (for the purposes of the Prudential Standards) than the Subordinated Debt Securities and the replacement of the Subordinated Debt Securities is done under conditions that are sustainable for the income capacity of Westpac (for the purposes of the Prudential Standards); or

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Westpac obtains confirmation from APRA that APRA is satisfied, having regard to the capital position of Westpac and the Group, that Westpac does not have to replace the Subordinated Debt Securities.

Holders should not expect that APRA’s prior written approval will be given for any redemption of the Subordinated Debt Securities.
No holder of the Subordinated Debt Securities has the right to request redemption of their Subordinated Debt Securities at any time.
(Sections 1.6, 13.1 and 13.3 of the subordinated indenture.)

Redemption for Taxation Reasons
The subordinated indenture provides that if an Adverse Tax Event (as defined below) has occurred, Westpac may, subject to the conditions described below and provided that Westpac has obtained a supporting opinion of legal or tax advisers of recognized standing in Australia (or, if a Relevant Transaction (as defined below) occurs and the home jurisdiction for tax purposes of such other entity is not Australia, legal or tax advisers of recognized standing in such other jurisdiction), redeem all, but not less than all, of any series of Subordinated Debt Securities at a redemption price, equal to the Outstanding Principal Amount of the Subordinated Debt Securities to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. (Section 13.6 of the subordinated indenture.)
An “Adverse Tax Event” shall, with respect to any Subordinated Debt Securities of a series, mean that either:
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any amendment to, clarification of, or change in the Tax Legislation which has been or will be effected; or

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any Administrative Action under or in connection with the Tax Legislation or any amendment to, clarification of, or change in, any such Administrative Action, being in each case by any legislative body, court, government authority or regulatory body (irrespective of the manner in which such amendment, clarification, change or Administrative Action is announced) on or after the issue date of the Subordinated Debt Securities of such series but which Westpac did not expect at the issue date of the Subordinated Debt Securities of such series (provided that, if after the issue date Westpac is merged into or consolidated with another entity or all or substantially all of Westpac’s assets are sold or transferred to another entity and such entity assumes the obligations of Westpac under the subordinated indenture and the Subordinated Debt Securities (a “Relevant Transaction”), and the home jurisdiction for tax purposes of such other entity is not Australia (or if such home jurisdiction has already become a jurisdiction other than Australia, is different to the jurisdiction which it is immediately prior to the Relevant Transaction), the references herein to “issue date” of the Subordinated Debt Securities of such series shall be deemed to be to the date the Relevant Transaction is completed) and:
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there is a material risk that Westpac would be exposed to a more than de minimis adverse tax consequence in relation to the Subordinated Debt Securities of such series; or

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Westpac determines that any interest payable on the Subordinated Debt Securities is not, or may not be, allowed as a deduction for the purposes of Australian income tax of such series; or

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Westpac has or will become obliged to pay additional amounts.

Westpac may redeem the Subordinated Debt Securities of a series upon the occurrence of an Adverse Tax Event only if Westpac has received the prior written approval of APRA (approval is at the discretion of APRA and may or may not be given and holders should not expect that APRA’s prior written approval will be given for any redemption or purchase of Subordinated Debt Securities if requested by Westpac). Any redemption of the Subordinated Debt Securities does not imply or indicate that we will in future exercise any right we may have to redeem any other outstanding regulatory capital instruments issued by us. Any such redemption would also be subject to APRA’s prior written approval (approval is at APRA’s discretion which may or may not be given) and:
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before or concurrently with the redemption, Westpac replaces the Subordinated Debt Securities with a capital instrument which is of the same or better quality (for the purposes of the Prudential Standards) than the Subordinated Debt Securities and the replacement of the Subordinated Debt Securities is done under conditions that are sustainable for the income capacity of Westpac (for the purposes of the Prudential Standards); or

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Westpac obtains confirmation from APRA that APRA is satisfied, having regard to the capital position of Westpac and the Group, that Westpac does not have to replace the Subordinated Debt Securities.

(Sections 13.1 and 13.6 of the subordinated indenture.)

Redemption for Regulatory Reasons
The subordinated indenture provides that if a Regulatory Event (as defined below) has occurred, Westpac may, subject to the conditions described below and provided that Westpac has obtained a supporting opinion of advisers of recognized standing in Australia or confirmation from APRA, redeem all, but not less than all, of any series of Subordinated Debt Securities at a redemption price, equal to the Outstanding Principal Amount of the Subordinated Debt Securities to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. (Section 13.6 of the subordinated indenture.)
A “Regulatory Event” shall, with respect to any of the Subordinated Debt Securities of a series, mean that either:
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as a result of any amendment to, clarification of or change (including any announcement of a change that will be introduced) in, any law or regulation of the Commonwealth of Australia or the Prudential Standards, or any official administrative pronouncement or action or judicial decision interpreting or applying such law, regulation or Prudential Standards, which amendment, clarification or change is effective, or pronouncement, action or decision is announced, on or after the issue date of the Subordinated Debt Securities of such series; or

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written confirmation is received from APRA after the issue date of the Subordinated Debt Securities of such series that,

Westpac is not or will not be entitled to treat all of the Subordinated Debt Securities of such series as Tier 2 Capital in whole, provided that, in each case, Westpac did not expect at the issue date of the Subordinated Debt Securities of such series that the matter giving rise to the Regulatory Event would occur.
Westpac may redeem the Subordinated Debt Securities of a series upon the occurrence of a Regulatory Event only if Westpac has received the prior written approval of APRA (approval is at the discretion of APRA and may or may not be given and holders should not expect that APRA’s prior written approval will be given for any redemption or purchase of Subordinated Debt Securities if requested by Westpac). Any redemption of the Subordinated Debt Securities does not imply or indicate that we will in future exercise any right we may have to redeem any other outstanding regulatory capital instruments issued by us. Any such redemption would also be subject to APRA’s prior written approval (approval is at APRA’s discretion which may or may not be given) and:
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before or concurrently with redemption, Westpac replaces the Subordinated Debt Securities with a capital instrument which is of the same or better quality (for the purposes of the Prudential Standards) than the Subordinated Debt Securities and the replacement of the Subordinated Debt Securities is done under conditions that are sustainable for the income capacity of Westpac (for the purposes of the Prudential Standards); or

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Westpac obtains confirmation from APRA that APRA is satisfied, having regard to the capital position of Westpac and the Group, that Westpac does not have to replace the Subordinated Debt Securities.

(Sections 13.1 and 13.6 of the subordinated indenture.)
Events of Default
The subordinated indenture provides that, if an event of default in respect of any series of Subordinated Debt Securities shall have occurred and be continuing, the sole remedies for either the trustee or the holder of any outstanding Subordinated Debt Securities of the relevant series shall be the remedies described below.
The subordinated indenture defines an event of default in respect of any series of Subordinated Debt Securities as any of the following events or circumstances:
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Westpac fails to pay (i) any Outstanding Principal Amount in respect of the Subordinated Debt Securities of the relevant series on the maturity date or within seven days thereafter, or (ii) any amount of interest in respect of the Subordinated Debt Securities of the relevant series on the due date for payment thereof or within fourteen days thereafter, unless, in each case, prior to the commencement of a Winding-Up in Australia, the failure to make such payment is the result of Westpac not being

Solvent on the date such payment is due or Westpac would not be Solvent immediately thereafter as a result of making such payment; or
•
a Winding-Up in Australia.

Upon the occurrence of an event of default for a failure to pay principal or interest as described above, the sole remedies for the trustee or the holder of any Subordinated Debt Securities of the relevant series shall be to bring proceedings:
•
to recover any amount then due and payable but unpaid on such Subordinated Debt Securities (subject to Westpac being able to make the payment and remain Solvent);

•
to obtain an order for specific performance of any other obligation in respect of such Subordinated Debt Securities; or

•
for a winding-up of Westpac in Australia.

In the event of a Winding-Up in Australia (but not in any other jurisdiction), the Subordinated Debt Securities of the relevant series will, without any further action on the part of the trustee or any holder thereof, become immediately due and payable by Westpac, unless they have been Converted or Written-off, and the trustee or any such holder may, subject to the limitations described under “— Additional Provisions—Status and Subordination”, prove or claim for the Outstanding Principal Amount of each Subordinated Debt Security it holds (together with all interest accrued but unpaid to the date of payment). However, it is unlikely a Winding-Up will occur without a Non-Viability Trigger Event having occurred first and the Subordinated Debt Securities being Converted or Written-off. In that event:
•
if the Subordinated Debt Securities have Converted into Ordinary Shares, holders will rank equally with existing holders of Ordinary Shares; and

•
if the Subordinated Debt Securities are Written-off, all rights in relation to the Subordinated Debt Securities will be terminated, and holders will not have their Outstanding Principal Amount repaid or receive any outstanding interest or accrued interest, or have the right to have the Subordinated Debt Securities Converted into Ordinary Shares. In such an event, a holder’s investment in the Subordinated Debt Securities will lose all of its value and such holder will not receive any compensation.

In the event of the occurrence of any event of default, no remedy against Westpac (including, without limitation, any right to sue for a sum of damages which has the same economic effect as an acceleration of Westpac’s payment obligations), other than the institution of proceedings for a winding-up of Westpac or, subject to section 4.2 of the subordinated indenture, for providing or claiming any winding-up, shall be available to the trustee or any holder of any Subordinated Debt Securities for the recovery of amounts owing in respect of the Subordinated Debt Securities or in respect of any breach by Westpac of any obligation, condition or provision binding on it under the terms of the Subordinated Debt Securities other than as described in this prospectus or the applicable prospectus supplement or term sheet.
A holder of Subordinated Debt Securities will have no right to accelerate payment or exercise any other remedies (including any right to sue for damages) as a consequence of any default other than as specifically described in this prospectus or in any applicable prospectus supplement or term sheet. In the event of a Winding-Up in Australia (but not in any other jurisdiction), the Subordinated Debt Securities of the relevant series will become immediately due and payable unless they have been Converted or Written-off. This will be the only circumstance in which the payment of principal on Subordinated Debt Securities of the relevant series may be accelerated.
If any Subordinated Debt Security becomes due and payable as a result of an event of default, Westpac shall pay such amount as is equal to the Outstanding Principal Amount (or such other amount specified in or determined in accordance with any applicable prospectus supplement or term sheet) together with all accrued but unpaid interest, if any.
(Section 8.1 of the subordinated indenture.)
Under the Australian Banking Act, for the purpose of protecting depositors and maintaining the stability of the Australian financial system, APRA has administrative power, among other things, to issue a direction to us and certain of our related entities regarding the conduct of our business, including prohibiting making payments with respect to our debt obligations (including the Subordinated Debt Securities), and, if we become unable to meet our obligations or suspend payment (and in certain other limited circumstances), to appoint a “Banking Act statutory manager” to take control of our business (including certain of our related entities).
Other Provisions
The Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act, and Section 9.5 of the subordinated indenture provides that the trustee will, within 90 days after the occurrence of a default in respect of any series of Subordinated Debt Securities, give to the holders of that series notice of all uncured defaults known to it; provided that, except in the case of default in the payment on any of the Subordinated Debt Securities of that series, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of that series. The term “default” for the purpose of this provision means any event which is, or after notice or lapse of time or both would become an event of default as defined in the subordinated indenture, with respect to Subordinated Debt Securities of such series.
The subordinated indenture provides that the holders of a majority in aggregate principal amount of the outstanding Subordinated Debt Securities of any series may, subject to limitations, direct the time, method and place of conducting proceedings for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in respect of the Subordinated Debt Securities of that series. (Section 8.5 of the subordinated indenture.)
The subordinated indenture provides that the trustee, subject to the provisions of the Trust Indenture Act will not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the indentures, or in the exercise of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. (Section 9.1(g) of the subordinated indenture.)
The subordinated indenture includes covenants that Westpac will file annually with the trustee a certificate of compliance with all conditions and covenants under the subordinated indenture. (Section 12.7 of the subordinated indenture.)
Modification of the Subordinated Indenture
The subordinated indenture contains provisions permitting Westpac and the trustee to enter into one or more supplemental indentures without the consent of the holders of any of the Subordinated Debt Securities in order to:
•
evidence the succession of another individual, corporation or other entity to Westpac and the assumption of Westpac’s covenants and obligations by its successor;

•
add to Westpac’s covenants for the benefit of the holders of Subordinated Debt Securities of all or any series or surrender any of Westpac’s rights or powers or to comply with certain requirements of the SEC relating to the qualification of the indenture under the Trust Indenture Act;

•
add to or change any provisions of the subordinated indenture or any Subordinated Debt Securities to such extent as necessary to facilitate the issuance of Subordinated Debt Securities, to facilitate the issuance of Subordinated Debt Securities in global form, or to alter the terms of the Subordinated Debt Securities to align them with any Relevant Tier 2 securities issued after the date of such Subordinated Debt Securities, provided that such alteration is not materially prejudicial to the interests of the holders of the Subordinated Debt Securities as a whole;

•
change or eliminate any provision of the subordinated indenture affecting only Subordinated Debt Securities not yet issued or when there is no security outstanding of a series created prior to the execution of any such supplemental indenture;

•
establish the form or terms of Subordinated Debt Securities;

•
provide for delivery of such supplemental indentures or the Subordinated Debt Securities of any series in or by means of any computerized, electronic or other medium, including without limitation by pdf or email;

•
evidence and provide for successor trustees and/or to add or change any provisions of the subordinated indenture to such extent as necessary to provide for or facilitate the administration of the trusts under the indentures by more than one trustee;

•
maintain the qualification of the subordinated indenture under the Trust Indenture Act;

•
correct or supplement any inconsistent provisions or cure any ambiguity or omission or correct any mistake, provided that any such action does not adversely affect the interests of any holder of Subordinated Debt Securities of any series;

•
to make any change that does not materially adversely affect the rights of any holder of Subordinated Debt Securities, provided that any change to the terms of the subordinated indenture or to a series of Subordinated Debt Securities made solely to conform to the description of such series of Subordinated Debt Securities in an offering document, prospectus supplement or other similar offering document relating to the initial offering of such series of Subordinated Debt Securities shall be deemed to not materially adversely affect the rights of the holder of Subordinated Debt Securities of such series;

•
modify the subordination provisions thereof in a manner not adverse to the holders of Subordinated Debt Securities of any series then outstanding; or

•
make any other change that does not adversely affect the interests of the holders and is not otherwise prohibited. (Section 11.1 of the subordinated indenture.)

In addition, no amendment to the terms and conditions of the subordinated indenture or a Subordinated Debt Security that at the time of such amendment qualifies as Tier 2 Capital is permitted without the prior written consent of APRA if such amendment may affect the eligibility of the Subordinated Debt Security as Tier 2 Capital as described in the Prudential Standards.
The subordinated indenture also contains provisions permitting Westpac and the trustee, with the consent of the holders of not less than a majority of the aggregate Outstanding Principal Amount of the Subordinated Debt Securities of the affected series, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the subordinated indenture or modifying the rights of the holders of Subordinated Debt Securities of that series. No supplemental indenture may, without the consent of the holders of all of the affected Subordinated Debt Securities, among other things:
•
change the maturity of any Subordinated Debt Securities, provided that the maturity date for the Subordinated Debt Securities may not be earlier than the fifth anniversary of the issue date of such series of Subordinated Debt Securities;

•
change the currency in which such Subordinated Debt Securities are payable;

•
reduce the Outstanding Principal Amount thereof or the rate of interest thereon payable upon the redemption thereof;

•
impair the right to institute suit for the enforcement of any payment on such Subordinated Debt Securities at maturity or upon redemption;

•
reduce the percentage of the Outstanding Principal Amount of Subordinated Debt Securities of any series the holders of which must consent to any such supplemental indenture;

•
change any obligation of Westpac to maintain an office or agency in accordance with the provisions of the subordinated indenture;

•
modify the subordinated indenture provisions concerning modification of the subordinated indenture or the waiver of past defaults or specified covenants other than to increase the required percentage to effect a modification or provide that additional provisions may not be waived without the consent of each holder of that series of Subordinated Debt Securities;

•
modify any Conversion or Write-off provision; or

•
modify the subordination provisions thereof in a manner adverse to the holders of Subordinated Debt Securities then outstanding. (Section 11.2 of the subordinated indenture.)

Any such consent given by the holder of a Subordinated Debt Security of a series shall be conclusive and binding upon such holder and all future holders of the Subordinated Debt Securities of such series and of any Subordinated Debt Securities of such series issued on registration thereof, the transfer thereof or in exchange therefor or in lieu thereof, whether or not notation of such consent is made upon the Subordinated Debt Securities of such series.
Satisfaction and Discharge of the Subordinated Indenture
The subordinated indenture shall generally cease to be of any further effect with respect to a series of Subordinated Debt Securities when Westpac has delivered to the trustee for cancellation all Subordinated Debt Securities of that series. (Section 7.1 of the subordinated indenture.)
Record Dates
Westpac will generally be entitled to set any date as the record date for the purpose of determining the holders of Subordinated Debt Securities entitled to give or take any action under the subordinated indenture in the manner specified in such indenture. If a record date is set, action may only be taken by persons who are holders of Subordinated Debt Securities on the record date. Also, unless otherwise specified in the applicable prospectus supplement or term sheet applicable to a series of Subordinated Debt Securities, to be effective, any action must be taken within 180 days of the record date. (Section 1.4(g) of the subordinated indenture.)
Notice
Notices to holders of Subordinated Debt Securities will be given by mail to the addresses of holders appearing in the applicable securities register. Westpac and the trustee may treat the person in whose name a Subordinated Debt Security is registered as the owner thereof for all purposes. (Sections 1.6 and 3.8 of the subordinated indenture.)
Governing Law
The subordinated indenture and the Subordinated Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of law principles, except that the Non-Viability Trigger Event, Write-off, Conversion and subordination provisions contained in Articles IV, V and VI of the subordinated indenture and any provisions in the subordinated indenture and the Subordinated Debt Securities which relate to, or define terms used in, such Articles, will be governed by, and construed in accordance with, the laws of the State of New South Wales, Commonwealth of Australia. (Section 1.11 of the subordinated indenture.)
The subordinated indenture also provides that to the extent Westpac or any of its properties, assets or revenues may have or may become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with any Subordinated Debt Security or the subordinated indenture, Westpac, to the extent permitted by applicable law, will irrevocably and unconditionally waive, and agree not to plead or claim, any such immunity and will consent to such relief and enforcement. (Section 8.12 of the subordinated indenture.)
Consolidation, Merger or Sale of Assets
The subordinated indenture provides that Westpac may not merge or consolidate with or into any other corporation or other entity or sell, convey or transfer all or substantially all of Westpac’s assets, unless:

•
Westpac is the surviving entity formed by such merger or consolidation; or

•
the entity formed by such consolidation or into which Westpac is merged or which acquires Westpac’s assets expressly assumes by supplemental indenture all of Westpac’s obligations under the Subordinated Debt Securities and the subordinated indenture; and

•
immediately after giving effect to such transactions, no event of default shall have occurred and be continuing; and

•
Westpac shall have delivered to the trustee an officer’s certificate and an opinion of counsel each stating that such transaction complies with the subordinated indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

Upon any such consolidation, merger or sale where Westpac is not the surviving entity, the successor corporation formed by such consolidation or into which Westpac is merged or to which such sale is made shall succeed to and be substituted for Westpac under the subordinated indenture and the Subordinated Debt Securities and all such obligations of Westpac shall terminate.
Notwithstanding the above, the terms and conditions of the subordinated indenture and Subordinated Debt Securities shall not prevent Westpac from consolidating with or merging into any other person or conveying, transferring or leasing its properties and assets substantially as an entirety to any person, or from permitting any person to consolidate with or merge into Westpac or to convey, transfer or lease its properties and assets substantially as an entirety to Westpac where such consolidation, merger, transfer or lease is:
•
required by APRA (or any Banking Act statutory manager or similar official appointed by it) under law and prudential regulation applicable in the Commonwealth of Australia (including, without limitation, the Australian Banking Act or the Australian Financial Sector (Transfer and Restructure) Act 1999, which terms, as used herein, include any amendments thereto, rules thereunder and any successor laws, amendments and rules)); or

•
determined by the board of directors of Westpac or by APRA (or any Banking Act statutory manager or similar official appointed by it) to be necessary in order for Westpac to be managed in a sound and prudent manner or for Westpac or APRA (or any statutory manager or similar official appointed by it) to resolve any financial difficulties affecting Westpac, in each case in accordance with prudential regulation applicable in the Commonwealth of Australia.

(Section 10.1 of the subordinated indenture.)
Concerning the Trustee
Westpac may from time to time maintain credit facilities, and have other customary banking relationships with The Bank of New York Mellon, the trustee.
Consent to Service of Process
In accordance with the provisions of the subordinated indenture, we have designated Westpac Banking Corporation, New York Branch, 575 Fifth Avenue, 39th Floor, New York, New York 10017-2422, Attention: Country Head—Americas, as our authorized agent for service of process in any legal action or proceeding against us with respect to Westpac’s obligations under such indenture or the Subordinated Debt Securities instituted in any federal or state court in the Borough of Manhattan, The City of New York, New York and will irrevocably submit to the non-exclusive jurisdiction of such courts in respect of any such legal action or proceeding. (Section 1.14 of the subordinated indenture.)
Additional Provisions
1.
Status of the Subordinated Debt Securities—General

1.1
Acknowledgements

The subordinated indenture provides that each holder of Subordinated Debt Securities by its purchase or holding of a Subordinated Debt Security is taken to acknowledge that:

(a)
Westpac intends that the Subordinated Debt Securities constitute Tier 2 Capital and be able to absorb losses at the point of non-viability as described in the Prudential Standards;

(b)
Westpac’s obligations in respect of the Subordinated Debt Securities are subordinated as described in Section 1.2 below; and

(c)
the Subordinated Debt Securities are subject to Conversion or Write-off as described below in Sections 2 and 3. There are two methods of loss absorption:

(i)
Conversion, subject to possible Write-off as described below in Section 2.2; or

(ii)
Write-off without Conversion as described below in Section 2.2.

Unless the applicable prospectus supplement or term sheet specifies otherwise, the primary method of loss absorption will be Conversion, subject to possible Write-off as described below in Section 2.2.
(Section 4.1 of the subordinated indenture.)
1.2
Status and subordination

The subordinated indenture provides that:
(a)
holders of Subordinated Debt Securities do not have any right to prove in a Winding-Up in respect of Subordinated Debt Securities, except as described below in Section 1.4;

(b)
Subordinated Debt Securities constitute direct and unsecured subordinated obligations of Westpac and will rank for payment in a Winding-Up as described below in Section 1.4; and

(c)
Subordinated Debt Securities will not constitute protected accounts or deposit liabilities of Westpac in Australia for the purposes of the Australian Banking Act.

(Section 4.2 of the subordinated indenture.)
1.3
Solvency condition

The subordinated indenture provides that, prior to a Winding-Up:
(a)
the obligation of Westpac to make any payment of principal, interest or additional amounts in respect of Subordinated Debt Securities shall be conditional upon Westpac being Solvent at the time the payment or other amount owing becomes due; and

(b)
no payment of principal, interest or additional amounts shall be made in respect of Subordinated Debt Securities except to the extent that Westpac may make such payment and still be Solvent immediately thereafter.

A certificate as to whether Westpac is Solvent signed by two authorized signatories of Westpac or, if Westpac is in Winding-Up, the Liquidator, shall, in the absence of fraud or manifest or proven error, be conclusive evidence of the information contained in such certificate. In the absence of such a certificate, a holder of Subordinated Debt Securities shall be entitled to assume (unless the contrary is proved) that Westpac is, and will after any payment as aforesaid be, Solvent.
Until Subordinated Debt Securities have been Converted or Written-off:
(i)
interest will continue to accrue on any principal not paid as a consequence of the provisions described in this Section 1.3 at the Interest Rate; and

(ii)
any interest not paid to a holder of Subordinated Debt Securities as a consequence of the provisions described in this Section 1.3 will remain due and payable and will accumulate with compounding.

Any amount not paid as a consequence of the provisions described in this Section 1.3: (x) will remain a debt owing to the holder of Subordinated Debt Securities by Westpac until it is paid and shall be payable on the first date on which the provisions described in paragraphs (a) and (b) of this Section 1.3 would allow payment of such amount (whether or not such date is otherwise a date on which interest is payable or other date on which such amount becomes due); and (y) shall not constitute an event of default (see “— Description of the Subordinated Debt Securities—Events of Default” above).
(Section 4.3 of the subordinated indenture.)
1.4
Winding-Up

The subordinated indenture provides that, in a Winding-Up:
(a)
neither the trustee nor any holder of Subordinated Debt Securities shall have any right or claim against Westpac in respect of the principal of, interest on or additional amounts related to the Subordinated Debt Securities, to the extent any such Subordinated Debt Securities have been Converted or Written-off; and

(b)
the rights and claims of the trustee or any holder of Subordinated Debt Securities against Westpac to recover any principal, interest or additional amounts in respect of Subordinated Debt Securities that have not been Converted or Written-off shall:

(i)
be subordinate to, and rank junior in right of payment to, the obligations of Westpac to Senior Creditors and all such obligations to Senior Creditors shall be entitled to be paid in full before any payment shall be paid on account of any sums payable in respect of such Subordinated Debt Securities;

(ii)
rank equally with the obligations of Westpac to the holders of other Subordinated Debt Securities that have not been Converted or Written-off (or that have been partially Converted or Written-off), and the obligations of Westpac to holders of Equal Ranking Instruments; and

(iii)
rank prior to, and senior in right of payment to, the obligations of Westpac to holders of Ordinary Shares, and other Junior Ranking Capital Instruments.

Unless and until Senior Creditors have been paid in full, neither the trustee nor any holder of Subordinated Debt Securities that have not been Converted or Written-off (or that have been partially Converted or Written-off) will be entitled to claim in the Winding-Up in competition with Senior Creditors so as to diminish any payment which, but for that claim, Senior Creditors would have been entitled to receive.
In a Winding-Up, the trustee and any holder of Subordinated Debt Securities that have not been Converted or Written-off (or that have been partially Converted or Written-off) will only be entitled to prove for any sums payable in respect of the Subordinated Debt Securities as a liability which is subject to prior payment in full of Senior Creditors. Holders of Subordinated Debt Securities waive in respect of any Subordinated Debt Security, to the fullest extent permitted by law, any right to prove in a Winding-Up as a creditor ranking for payment in any other manner. The trustee and any holder of Subordinated Debt Securities will have no further or other claim on Westpac in a Winding-Up, other than the claim for the Outstanding Principal Amount and interest and any additional amounts, as described above, and in the case of the trustee, its claims under Section 9.8 of the subordinated indenture.
However, it is unlikely a Winding-Up will occur without a Non-Viability Trigger Event having occurred first and the Subordinated Debt Securities being Converted or Written-off. In that event:
•
if the Subordinated Debt Securities have Converted into Ordinary Shares, holders will rank equally with existing holders of Ordinary Shares; and

•
if the Subordinated Debt Securities are Written-off, all rights in relation to the Subordinated Debt Securities will be terminated, and holders will not have their Outstanding Principal Amount repaid or receive any outstanding interest or accrued interest, or have the right to have the Subordinated Debt Securities Converted into Ordinary Shares. In such an event, a holder’s investment in the Subordinated Debt Securities will lose all of its value and such holder will not receive any compensation.

(Section 4.4 of the subordinated indenture.)
1.5
No netting or set-off

The subordinated indenture provides that Subordinated Debt Securities are not subject to netting, and without limitation, neither Westpac nor the trustee or any holder of Subordinated Debt Securities is entitled to set-off any amounts due in respect of Subordinated Debt Securities held by the holder against any amount of any nature owed by Westpac to such holder or by such holder to Westpac (as applicable).
(Section 4.5 of the subordinated indenture.)
1.6
Clawback

The subordinated indenture provides that each holder of Subordinated Debt Securities by its purchase or holding of a Subordinated Debt Security is taken to have irrevocably acknowledged and agreed that it or the trustee will pay or deliver to the Liquidator any payment or asset, whether voluntary or in any other circumstances, received by such holder or the trustee from or on account of Westpac (including by way of credit, set-off or otherwise) or from any Liquidator (or any provisional or other liquidator, receiver, manager or statutory manager of Westpac) in violation of the provisions described in Section 1.2 or in “— Events of Default” above.
(Section 4.6 of the subordinated indenture.)
1.7
Other provisions

The subordinated indenture provides that each holder of Subordinated Debt Securities by its purchase or holding of a Subordinated Debt Security is taken to have irrevocably acknowledged and agreed:
(a)
that the provisions described in Sections 1.2 and 1.4 above constitute a debt subordination for the purposes of section 563C of the Australian Corporations Act;

(b)
without limiting its rights existing otherwise than as a holder of a Subordinated Debt Security, that it must not exercise its voting or other rights as an unsecured creditor in the Winding-Up in any jurisdiction until after all Senior Creditors have been paid in full or otherwise to defeat, negate or in any way challenge the enforceability of the subordination provisions described in Sections 1.2 and 1.4 above; and

(c)
that the debt subordination effected by the provisions described in Sections 1.2 and 1.4 above are not affected by any act or omission of Westpac or a Senior Creditor which might otherwise affect it at law or in equity.

No consent of any Senior Creditor shall be required for any amendment of the provisions described in Sections 1.2 and 1.4 above in relation to any outstanding Subordinated Debt Securities.
(Section 4.7 of the subordinated indenture.)
2.
Non-Viability, Conversion and Write-off

2.1
Non-Viability Trigger Event

The subordinated indenture provides that:
(a)
if a Non-Viability Trigger Event occurs, Westpac must:

(i)
subject to the limitations described in Section 2.3 below, Convert; or

(ii)
if the applicable prospectus supplement or term sheet for the Subordinated Debt Securities of any series specifies that the primary method of loss absorption will be Write-off without Conversion as described in Section 2.3 below, Write-off, all Subordinated Debt Securities or, if paragraph (a) of the definition of “Non-Viability Trigger Event” applies, subject to the provisions described in Section 2.1(b) below, all or some Subordinated

Debt Securities (or a percentage of the Outstanding Principal Amount of each Subordinated Debt Security), such that the aggregate Outstanding Principal Amount of all Subordinated Debt Securities Converted or Written-off is, together with the outstanding principal amount of all other Relevant Securities converted, written-off or written-down as described in Section 2.1(b) below, is equal to the aggregate outstanding principal amount of Relevant Securities as is necessary to satisfy APRA that Westpac will no longer be non-viable).
(b)
In determining the Subordinated Debt Securities or percentage of the Outstanding Principal Amount of each Subordinated Debt Security which must be Converted or Written-off as described in this Section 2.1, Westpac will:

(i)
first, convert, write-off or write-down an amount of the outstanding principal amount of all outstanding Relevant Tier 1 Securities before Conversion or Write-off of the Subordinated Debt Securities; and

(ii)
second, if conversion, write-off or write-down of those Relevant Tier 1 Securities is not sufficient to satisfy APRA that Westpac would not become non-viable, Convert or Write-off (in the case of the Subordinated Debt Securities) and convert, write-off or write-down (in the case of any other Relevant Tier 2 Securities), on a pro-rata basis or in a manner that is otherwise, in Westpac’s opinion, fair and reasonable, the Outstanding Principal Amount of each Subordinated Debt Security and outstanding principal amount of all other Relevant Tier 2 Securities (subject to such adjustments as Westpac may determine to take into account the effect on marketable parcels and the need to round to whole numbers of Ordinary Shares, the authorized denominations of any Relevant Tier 2 Securities remaining on issue, and the need to effect the conversion, write-off or write-down immediately) and for the purposes of this Section 2.1(b)(ii) where the Specified Currency of the outstanding principal amount of Relevant Tier 2 Securities is not Australian Dollars, Westpac may for purposes of determining the outstanding principal amount to be converted, written-off or written-down, convert the outstanding principal amount to Australian Dollars at such rate of exchange determined in accordance with the terms of such Relevant Tier 2 Securities or, if the conversion provisions in such terms do not specify a rate of exchange, at such rate of exchange as Westpac in good faith considers reasonable, but such determination will not impede the immediate Conversion or Write-off of the relevant Subordinated Debt Securities or percentage of the Outstanding Principal Amount of each Subordinated Debt Security (as the case may be).
(c)
If a Non-Viability Trigger Event occurs:

(i)
the Subordinated Debt Securities or the percentage of the Outstanding Principal Amount of each Subordinated Debt Security determined as described in Sections 2.1(a) and (b) above shall be Converted or Written-off immediately upon the occurrence of the Non-Viability Trigger Event as described in Sections 2.2 and 3 below. The Conversion or Write-off will be irrevocable;

(ii)
Westpac is required to give notice to the trustee and holders of affected Subordinated Debt Securities as described above under the caption “— Notice” and the ASX as soon as practicable that a Non-Viability Trigger Event has occurred and that Conversion or Write-off has occurred on the Non-Viability Trigger Event Date;

(iii)
the notice must specify (A) the date on which Conversion or Write-off occurred, which we refer to as the Non-Viability Trigger Event Date, and the Subordinated Debt Securities which were, or percentage of the Outstanding Principal Amount of each Subordinated Debt Security which was, Converted or, if the provisions described in Section 2.3 below are applicable, Written-off, and (B) details of the Relevant Securities converted, written-off or written-down as described in Section 2.1(b); and

(iv)
in the case of Conversion, the notice must specify the details of the Conversion process, including any details which were taken into account in relation to the effect on marketable parcels and whole numbers of Ordinary Shares, and the impact on any Subordinated Debt Securities outstanding.
Westpac’s failure to undertake any steps described in Sections 2.1(c)(ii) to (iv) above will not prevent, invalidate, delay or otherwise impede Conversion or Write-off.
Where the specified currency of the outstanding principal amount of Relevant Securities and/or the Outstanding Principal Amount of the Subordinated Debt Securities is not the same, Westpac may treat them as if converted into a single currency of Westpac’s choice at such rate of exchange as Westpac in good faith considers reasonable.
APRA will not approve partial conversion or partial write-off in those exceptional circumstances where a public sector injection of capital is deemed necessary.
(Section 5.1 of the subordinated indenture.)
2.2
Automatic Conversion or Write-off upon the occurrence of a Non-Viability Trigger Event

The subordinated indenture provides that if a Non-Viability Trigger Event has occurred and all or some Subordinated Debt Securities are (or a percentage of the Outstanding Principal Amount of each Subordinated Debt Security is) required to be Converted or Written-off in accordance with the provisions described in Section 2.1 above, then:
(a)
Conversion or Write-off of such Subordinated Debt Securities or percentage of the Outstanding Principal Amount of each Subordinated Debt Security will occur in accordance with the provisions described in Section 2.1 above and, if applicable, Section 2.3 below immediately upon the Non-Viability Trigger Event Date;

(b)
in the case of Conversion and subject to the provisions described in Section 3.10 below, each holder of a Subordinated Debt Security that has been Converted in whole or in part in accordance with the provisions described in Section 2.1 will be entitled to (i) the Conversion Number (as defined below) of Ordinary Shares in respect of such Subordinated Debt Securities or the percentage of the Outstanding Principal Amount of each Subordinated Debt Security held by such holder so Converted determined in accordance with the provisions described in Section 3.1 below, and (ii) unless the Subordinated Debt Securities shall have been Converted or Written-off in full, to Subordinated Debt Securities with an Outstanding Principal Amount equal to the aggregate of the remaining percentage of the Outstanding Principal Amount of each Subordinated Debt Security held by such holder, and Westpac will recognize the holder as having been issued the Conversion Number of Ordinary Shares in respect of such portion of Converted Subordinated Debt Securities for all purposes, in each case without the need for any further act or step by Westpac, the holder or any other person (and Westpac will, as soon as possible thereafter and without delay on its part, take any appropriate procedural steps to effect such Conversion, including updating the Ordinary Share register); and

(c)
a holder of Subordinated Debt Securities has no further right or claim in respect of such Subordinated Debt Securities or percentage of the Outstanding Principal Amount of each Subordinated Debt Security so Converted or Written-off (including to payments of interest or accrued but unpaid interest, any additional amounts and the repayment of Outstanding Principal Amount), except such holder’s entitlement, if any, to Subordinated Debt Securities which have not been required to be Converted or Written-off or Subordinated Debt Securities representing the Outstanding Principal Amount of such Subordinated Debt Securities which have not been required to be Converted or Written-off and, in the case of Conversion, subject to the provisions described in Section 3.10, to the Conversion Number of Ordinary Shares issuable in accordance with the provisions described in Section 3.

(Section 5.2 of the subordinated indenture.)
2.3
No further rights

The subordinated indenture provides that if:

(a)
for any reason, Conversion of a Subordinated Debt Security (or a percentage of the Outstanding Principal Amount of each Subordinated Debt Security) required to be Converted under the provisions described in Section 2.1 above does not occur within five ASX Business Days after the Non-Viability Trigger Event Date; or

(b)
the applicable prospectus supplement or term sheet for the Subordinated Debt Securities of any series specifies that the primary method of loss absorption will be Write-off without Conversion in accordance with the provisions described in this Section 2.3, then:
(c)
the relevant rights and claims of holders of Subordinated Debt Securities in relation to such Subordinated Debt Securities or the percentage of the Outstanding Principal Amount of such Subordinated Debt Securities to be Converted or Written-off (including to payments of interest or accrued but unpaid interest, any additional amounts and the repayment of Outstanding Principal Amount and, in the case of Conversion, to be issued with the Conversion Number of Ordinary Shares in respect of such Subordinated Debt Securities or percentage of the Outstanding Principal Amount of each Subordinated Debt Security), are immediately and irrevocably written-off and terminated with effect on and from the Non-Viability Trigger Event Date (“Write-off”); and

(d)
the Outstanding Principal Amount of such Subordinated Debt Securities shall be reduced on the Non-Viability Trigger Event Date by the Outstanding Principal Amount of the Subordinated Debt Securities to be Converted or Written-off, as determined in accordance with the provisions described in Sections 2.1(a) and (b) and any accrued but unpaid interest and any additional amounts shall be correspondingly reduced.

(Section 5.3 of the subordinated indenture.)
2.4
Consent to receive Ordinary Shares and other acknowledgements

The subordinated indenture provides that subject to any Write-off required in accordance with the provisions described in Section 2.3 above, each holder of Subordinated Debt Securities by its purchase or holding thereof will be deemed to have irrevocably agreed that:
(a)
upon Conversion in accordance with the provisions described in this Section 2 and Section 3 below, it consents to becoming a holder of Ordinary Shares and agrees to be bound by the constitution of Westpac;

(b)
unless the provisions described in Section 3.10(b) below apply, it (or the holder’s Nominee on its behalf) is obliged to accept Ordinary Shares upon Conversion notwithstanding anything that might otherwise affect a Conversion of the Subordinated Debt Securities, including:

(i)
any change in the financial position of Westpac since the issue of the Subordinated Debt Securities;

(ii)
any disruption to the market or potential market for Ordinary Shares or capital markets generally; or

(iii)
any breach by Westpac of any obligation in connection with the Subordinated Debt Securities;

(c)
(i)
Conversion is not subject to any conditions other than those expressly described in this Section 2 and Section 3 below;

(ii)
Conversion must occur immediately on the Non-Viability Trigger Event Date and Conversion may result in disruption or failures in trading or dealings in the Subordinated Debt Securities;

(iii)
it will not have any rights to vote in respect of any Conversion (whether as a holder of a Subordinated Debt Security or as a prospective holder of an Ordinary Share); and

(iv)
notwithstanding the provisions described in Section 3.9 below, Ordinary Shares issued on Conversion may not be quoted at the time of Conversion or at all;

(d)
where the provisions described in Section 2.3 above apply, no other conditions or events will affect the operation of such provisions and it will not have any rights to vote in respect of any Write-off under such provisions; and

(e)
it has no remedies on account of the failure of Westpac to issue Ordinary Shares in accordance with the provisions described in Section 3 below other than, subject to the provisions described in Section 2.3 above, to seek specific performance of Westpac’s obligation to issue Ordinary Shares.

(Section 5.4 of the subordinated indenture.)
2.5
Issue of ordinary shares of successor company

The subordinated indenture provides that if Westpac shall cease to be the ultimate parent company of the Group and the successor company is an Approved Successor, the provisions described herein under “—Additional Provisions” may be amended in accordance with the provisions described in Section 3.14 below.
(Section 5.5 of the subordinated indenture.)
2.6
No conversion at the option of the holders

Holders of Subordinated Debt Securities do not have a right to request Conversion of their Subordinated Debt Securities at any time.
(Section 5.6 of the subordinated indenture.)
2.7
Priority of early Conversion obligations

A Conversion or Write-off required because of a Non-Viability Trigger Event shall take place on the date, and in the manner, described herein or in the applicable prospectus supplement or term sheet, notwithstanding any redemption described herein or in the applicable prospectus supplement or term sheet and any notice of redemption outstanding at the time a Non-Viability Trigger Event occurs will be automatically revoked and of no effect.
(Section 5.7 of the subordinated indenture.)
2.8
No rights before Conversion

Before Conversion, a Subordinated Debt Security confers no rights on a holder of Subordinated Debt Securities:
(a)
to vote at, or receive notices of, any meeting of shareholders (referred to as “members” under Westpac’s constitution) of Westpac;

(b)
to subscribe for new securities or to participate in any bonus issues of securities of Westpac; or

(c)
to otherwise participate in the profits or property of Westpac,

except as otherwise disclosed herein or in an applicable prospectus supplement or term sheet.
(Section 5.8 of the subordinated indenture.)
2.9
Trustee’s rights upon Conversion or Write-off

(a)
By its acquisition of the Subordinated Debt Securities, each holder of the Subordinated Debt Securities, to the extent permitted by law, waives any and all claims against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee shall not be liable for, any action that the trustee takes, abstains from taking, or fails to take, in any case in accordance with the Conversion or Write-off of the Subordinated Debt Securities other than for the trustee’s gross negligence or willful misconduct.
(b)
Holders of the Subordinated Debt Securities that acquire such Subordinated Debt Securities in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders of the Subordinated Debt Securities that acquire the Subordinated Debt Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Subordinated Debt Securities, including in relation to the Conversion and Write-off of the Subordinated Debt Securities.

(c)
Westpac’s obligation to indemnify and reimburse the trustee under the subordinated indenture shall survive Conversion and Write-off of the Subordinated Debt Securities.

(d)
Unless otherwise required by APRA, the rights, immunities, indemnities and protections of the trustee relating to the Conversion and Write-off of the Subordinated Debt Securities will not be amended, changed or modified without the trustee’s written consent and that any such amendment, change or modification will be made in an amendment or supplement to the subordinated indenture.

(e)
By its acquisition of the Subordinated Debt Securities, each holder of the Subordinated Debt Securities acknowledges and agrees that, upon Conversion or Write-off of the Subordinated Debt Securities, (i) the trustee shall not be required to take any further directions from such holder of the Subordinated Debt Securities either under the terms of the Subordinated Debt Securities or the subordinated indenture unless secured or indemnified to its satisfaction by such holder of the Subordinated Debt Securities, (ii) it may not direct the trustee to take any action whatsoever, including without limitation, any challenge to the Conversion or Write-off of the Subordinated Debt Securities or request to call a meeting or take any other action under the subordinated indenture in connection with the Conversion or Write-off of the Subordinated Debt Securities unless secured or indemnified to its satisfaction by such holder of the Subordinated Debt Securities and (iii) neither the subordinated indenture nor the Subordinated Debt Securities shall impose any duties upon the trustee whatsoever with respect to the Conversion or Write-off of the Subordinated Debt Securities. Notwithstanding the foregoing, if, following the Conversion or Write-off of the Subordinated Debt Securities, any Subordinated Debt Securities remain outstanding, then the trustee’s duties under the subordinated indenture shall remain applicable with respect to the remaining outstanding Subordinated Debt Securities which have not been so Converted or Written-off.

(Section 5.9 of the subordinated indenture.)
3.
Procedures for Conversion

3.1
Conversion

On the Non-Viability Trigger Event Date, subject to the provisions described in Section 2.3 above and Section 3.10 below, the following provisions will apply.
(a)
Westpac will allot and issue to each holder of a Subordinated Debt Security the Conversion Number of Ordinary Shares for each Subordinated Debt Security. The Conversion Number is, subject always to the Conversion Number being no greater than the Maximum Conversion Number, calculated according to the following formula:

Conversion Number for each Subordinated Debt Security	=
Outstanding Principal Amount of the Subordinated Debt Security
(translated into Australian Dollars in accordance with paragraph (b)
of the definition of Outstanding Principal Amount where the calculation date shall be the Non-Viability Trigger Event Date)

P × VWAP

where:
Outstanding Principal Amount has the meaning given to it in Section 4 below, as adjusted in accordance with Section 3.13 below.
P means the number specified in the applicable prospectus supplement or term sheet.
VWAP means the VWAP during the VWAP Period.
Maximum Conversion Number means a number calculated according to the following formula:
Maximum Conversion Number for each Subordinated Debt Security	=
Outstanding Principal Amount of the Subordinated Debt Security
(translated into Australian Dollars in accordance with
paragraph (b) of the definition of Outstanding Principal Amount where the calculation date shall be the ASX Business Day prior to the issue date of the Subordinated Debt Securities of a series)

0.20 × Issue Date VWAP
where:
Outstanding Principal Amount has the meaning given to it in Section 4 below, as adjusted in accordance with Section 3.13 below.
If any Subordinated Debt Securities are Converted following a Non-Viability Trigger Event, it is likely that the Maximum Conversion Number will apply and limit the number of Ordinary Shares to be issued. In this case, the value of the Ordinary Shares received is likely to be significantly less than the Outstanding Principal Amount of those Subordinated Debt Securities. The Australian Dollar may depreciate in value against the U.S. dollar by the time of Conversion. In that case, the Maximum Conversion Number is more likely to apply.
(b)
Subject to the provisions described in Section 3.10 below, the rights of each holder of Subordinated Debt Securities in relation to each Subordinated Debt Security (including to payment of interest and accrued but unpaid interest, if any, with respect to such Outstanding Principal Amount) that is being Converted as determined in accordance with Sections 2.1(a) and (b) will be immediately and irrevocably written-off and terminated for an amount equal to the Outstanding Principal Amount of such Subordinated Debt Security to be Converted as determined in accordance with Section 2.1 above and Westpac will apply such Outstanding Principal Amount of each such Subordinated Debt Security to be so Converted to subscribe for the Ordinary Shares to be allotted and issued under Section 3.1(a). Each holder of a Subordinated Debt Security will be deemed to have irrevocably directed that any amount payable under the provisions described in this Section 3.1 is to be applied as described in this Section 3.1 without delay (notwithstanding any other terms and conditions described in this prospectus providing for payments to be delayed) and holders do not have any right to payment in any other way.

(c)
Any calculation under Section 3.1(a) shall, unless the context requires otherwise, be rounded to four decimal places provided that if the total number of Ordinary Shares to be allotted and issued to a holder of Subordinated Debt Securities in respect of such holder’s aggregate holding of Subordinated Debt Securities includes a fraction of an Ordinary Share, that fraction of an Ordinary Share will not be issued or delivered on Conversion.

(Section 6.1 of the subordinated indenture.)
3.2
Adjustments to VWAP generally

For the purposes of calculating VWAP under the provisions described in Section 3.1 above:
(a)
where, on some or all of the ASX Business Days in the relevant VWAP Period, Ordinary Shares have been quoted on ASX as cum dividend or cum any other distribution or entitlement and Subordinated Debt Securities will be Converted into Ordinary Shares after that date and those Ordinary Shares will no longer carry that dividend or that other distribution or entitlement, then the VWAP on the ASX Business Days on which those Ordinary Shares have been quoted cum dividend or cum any other distribution or entitlement will be reduced by an amount, which we refer to as Cum Value, equal to:
(i)
in the case of a dividend or other distribution, the amount of that dividend or other distribution including, if the dividend or distribution is franked, the amount that would be included in the assessable income of a recipient of the dividend or distribution who is a natural person resident in Australia under the Tax Legislation;

(ii)
in the case of any entitlement that is not a dividend or other distribution for which adjustment is made under the provisions described in Section 3.2(a)(i) which is traded on the ASX on any of those ASX Business Days, the volume weighted average price of all such entitlements sold on ASX during the VWAP Period on the ASX Business Days on which those entitlements were traded (excluding trades of the kind that would be excluded in determining VWAP under the definition of that term); or

(iii)
in the case of other entitlements for which adjustment is not made under the provisions described in Sections 3.2(a)(i) or (ii), the value of the entitlement as reasonably determined by Westpac; and

(b)
where, on some or all of the ASX Business Days in the VWAP Period, Ordinary Shares have been quoted as ex dividend or ex any other distribution or entitlement, and Subordinated Debt Securities will be Converted into Ordinary Shares which would be entitled to receive the relevant dividend, distribution or entitlement, the VWAP on the ASX Business Days on which those Ordinary Shares have been quoted ex dividend or ex any other distribution or entitlement will be increased by the Cum Value.

(Section 6.2 of the subordinated indenture.)
3.3
Adjustments to VWAP for capital reconstruction

(a)
Where during the relevant VWAP Period there is a change to the number of Ordinary Shares on issue because the Ordinary Shares are reconstructed, consolidated, divided or reclassified (in a manner not involving any cash payment or the giving of another form of consideration to or by holders of Ordinary Shares), which we refer to as a Reclassification, into a lesser or greater number, the daily VWAP for each day in the VWAP Period which falls before the date on which trading in Ordinary Shares is conducted on a post Reclassification basis will be adjusted by multiplying such daily VWAP by the following formula:

 A
 B
where:
A means the aggregate number of Ordinary Shares immediately before the Reclassification; and
B means the aggregate number of Ordinary Shares immediately after the Reclassification.
(b)
Any adjustment made by Westpac in accordance with the provisions described in Section 3.3(a) will be effective and binding on holders of Subordinated Debt Securities.

(Section 6.3 of the subordinated indenture.)
3.4
Adjustments to Issue Date VWAP generally

For the purposes of determining the Issue Date VWAP as described in Section 3.1 above, adjustments will be made as described in Sections 3.2 and 3.3 above during the period in which the Issue Date VWAP is determined. On and from the issue date of the Subordinated Debt Securities of a series, adjustments to the Issue Date VWAP:
(a)
may be made by Westpac in accordance with the provisions described in Sections 3.5, 3.6, and 3.7 below; and

(b)
if so made, will be effective and binding on holders.

(Section 6.4 of the subordinated indenture.)
3.5
Adjustments to Issue Date VWAP for bonus issues

The subordinated indenture provides that:
(a)
Subject to the provisions described in Sections 3.5(b) and 3.5(c), if at any time after the issue date of the Subordinated Debt Securities of a series Westpac makes a pro-rata bonus issue of Ordinary Shares to holders of Ordinary Shares generally (in a manner not involving any cash payment or the giving of another form of consideration to or by holders of Ordinary Shares), the Issue Date VWAP will be adjusted immediately in accordance with the following formula:

V = Vo × RD / (RD +RN)
where:
V means the Issue Date VWAP applying immediately after the application of this formula;
Vo means the Issue Date VWAP applying immediately prior to the application of this formula;
RD means the number of Ordinary Shares on issue immediately prior to the allotment of new Ordinary Shares pursuant to the bonus issue; and
RN means the number of Ordinary Shares issued pursuant to the bonus issue.
(b)
The adjustment described in Section 3.5(a) does not apply to Ordinary Shares issued as part of a bonus share plan, employee or executive share plan, executive option plan, share top up plan, share purchase plan or a dividend reinvestment plan.

(c)
For the purpose of this Section 3.5, an issue will be regarded as a bonus issue notwithstanding that Westpac does not make offers to some or all holders of Ordinary Shares with registered addresses outside Australia, provided that in so doing Westpac is not in contravention of the ASX Listing Rules.

(d)
No adjustments to the Issue Date VWAP will be made under this Section 3.5 for any offer of Ordinary Shares not covered by Section 3.5(a) above, including a rights issue or other essentially pro rata issues.

(e)
The fact that no adjustment is made for an issue of Ordinary Shares except as covered by Section 3.5(a) above shall not in any way restrict Westpac from issuing Ordinary Shares at any time on such terms as it sees fit nor require any consent or concurrence of holders of the Subordinated Debt Securities.

(f)
Any adjustment made by Westpac in accordance with Section 3.5(a) above will be effective and binding on holders of the Subordinated Debt Securities.

(Section 6.5 of the subordinated indenture.)
3.6
Adjustments to Issue Date VWAP for capital reconstruction

(a)
The subordinated indenture provides that if at any time after the issue date of the Subordinated Debt Securities of a series there is a change to the number of Ordinary Shares on issue because of a Reclassification (in a manner not involving any cash payment or the giving of another form of consideration to or by holders of Ordinary Shares) into a lesser or greater number, the Issue Date VWAP will be adjusted by multiplying the Issue Date VWAP applicable on the ASX Business Day immediately before the date of any such Reclassification by the following formula:

 A
 B

where:
A means the aggregate number of Ordinary Shares on issue immediately before the Reclassification; and
B means the aggregate number of Ordinary Shares on issue immediately after the Reclassification.
(b)
Any adjustment made by Westpac in accordance with Section 3.6(a) above will be effective and binding on holders of the Subordinated Debt Securities.

(c)
Each holder of the Subordinated Debt Securities acknowledges that Westpac may consolidate, divide or reclassify Ordinary Shares so that there is a lesser or greater number of Ordinary Shares at any time in its absolute discretion without any such action requiring any consent or concurrence of any holders of the Subordinated Debt Securities.

(Section 6.6 of the subordinated indenture.)
3.7
No adjustment to Issue Date VWAP in certain circumstances

Notwithstanding the provisions described in Section 3.5 above, no adjustment will be made to the Issue Date VWAP where any such adjustment (expressed in Australian Dollars and cents and rounded to the nearest whole cent with A$0.005 being rounded upwards) would be less than one per cent of the Issue Date VWAP then in effect.
(Section 6.7 of the subordinated indenture.)
3.8
Announcement of adjustments to Issue Date VWAP

Westpac will notify any adjustment to the Issue Date VWAP made as described above to ASX and to the trustee and holders of Subordinated Debt Securities as described above under the caption “— Notice” within 10 ASX Business Days of Westpac determining the adjustment and the adjustment will be final and binding.
(Section 6.8 of the subordinated indenture.)
3.9
Status and listing of Ordinary Shares

(a)
Ordinary Shares issued or arising from Conversion will rank equally with, and will have the same rights as, all other fully paid Ordinary Shares provided that the rights attaching to the Ordinary Shares issued or arising from Conversion do not take effect until 5.00 pm (Sydney time) on the Non-Viability Trigger Event Date (or such other time required by APRA). The holders of the Subordinated Debt Securities agree not to trade Ordinary Shares issued upon Conversion (except as permitted by the Australian Corporations Act, other applicable laws, the ASX Listing Rules or any listing rules of any competent listing authority, stock or securities exchange and/or quotation system on which the Securities are admitted to listing, trading and/or quotation) until Westpac has taken such steps as are required by the Australian Corporations Act, other applicable laws, the ASX Listing Rules or any listing rules of any competent listing authority, stock or securities exchange and/or quotation system on which the Securities are admitted to listing, trading and/or quotation, as applicable, for the Ordinary Shares to be freely tradable without further disclosure or other action and agree to allow Westpac to impose a holding lock or to refuse to register a transfer in respect of Ordinary Shares until such time.

(b)
Westpac will use all reasonable endeavors to list the Ordinary Shares issued on Conversion of the Subordinated Debt Securities on ASX and to take all such actions necessary for the Ordinary Shares so issued to become freely tradable without further disclosure or other action as referred to in Section 3.9(a) above.

(Section 6.9 of the subordinated indenture.)

3.10
Conversion; receipt of Ordinary Shares; where the holder of Subordinated Debt Securities does not wish to receive Ordinary Shares; Holders’ Nominee

(a)
Where some or all of the Subordinated Debt Securities of a series (or a percentage of the Outstanding Principal Amount of a Subordinated Debt Security) are required to be Converted pursuant to the terms described in Section 2.1, a holder of Subordinated Debt Securities or portion thereof that are subject to Conversion wishing to receive Ordinary Shares must, no later than the Non-Viability Trigger Event Date (or, in the case where Section 3.10(b)(vii) below applies, within 30 days of the date on which Ordinary Shares are issued upon such Conversion), have provided to Westpac or (if then appointed) the Holders’ Nominee (as defined below) a notice setting out:

(i)
its name and address (or the name and address of any person in whose name it directs the Ordinary Shares to be issued) for entry into any register of title and receipt of any certificate or holding statement in respect of any Ordinary Shares to be issued on Conversion;

(ii)
the security account details of such holder of Subordinated Debt Securities in the Clearing House Electronic Subregister System of Australia, operated by the ASX or its affiliates or successors (“CHESS”), or such other account to which the Ordinary Shares may be credited; and

(iii)
such other information as is reasonably requested by Westpac for the purposes of enabling it to issue any Ordinary Shares to be issued on Conversion to the holder of Subordinated Debt Securities.

Westpac shall have no duty to seek or obtain from any such holder of Subordinated Debt Securities any of the information required to be submitted as described in this Section 3.10(a).
(b)
If a Subordinated Debt Security or a portion thereof is required to be Converted and:

(i)
the holder of the Subordinated Debt Security has notified Westpac that it does not wish to receive Ordinary Shares as a result of the Conversion (whether entirely or to the extent specified in the notice), which notice may be given at any time on or after the issue date and no less than 15 Business Days prior to the Non-Viability Trigger Event Date;

(ii)
the Subordinated Debt Security is held by a Foreign Holder or an Ineligible Holder;

(iii)
the holder of that Subordinated Debt Security is a Clearing System Holder;

(iv)
for any reason (whether or not due to the fault of the holder of the Subordinated Debt Security) Westpac has not received the information required by Section 3.10(a) above prior to the Non-Viability Trigger Event Date and the lack of such information would prevent Westpac from issuing the Ordinary Shares to the holder of the Subordinated Debt Security on the Non-Viability Trigger Event Date; or

(v)
a FATCA Withholding is required to be made in respect of the Ordinary Shares issued upon Conversion,

then, on the Non-Viability Trigger Event Date:
(vi)
where Sections 3.10(b)(i) or 3.10(b)(ii) above apply, Westpac shall issue the Ordinary Shares to the holder of the Subordinated Debt Security only to the extent (if at all) that:

(A)
where Section 3.10(b)(i) above applies, the holder of the Subordinated Debt Security has subsequently notified Westpac that it wishes to receive them (provided that Westpac shall have no obligation to comply with any notification received after the Non-Viability Trigger Event Date); and

(B)
where Section 3.10(b)(ii) above applies, Westpac is satisfied that the laws of both the Commonwealth of Australia and the Foreign Holder’s country of residence permit the unconditional issue of Ordinary Shares to the Foreign Holder or the laws of the country in respect of which the holder would otherwise be an Ineligible Holder will be complied with in respect of the issue of Ordinary Shares to the Ineligible Holder (but as to which, in either case, Westpac is not bound to enquire and any decision is in its sole discretion), and to the extent Westpac is not required to issue Ordinary Shares directly to the holder of the Subordinated Debt Security, Westpac will issue the balance of the Ordinary Shares to the Holders’ Nominee in accordance with Section 3.10(b)(vii) below;
(vii)
otherwise, subject to applicable law, Westpac will issue the balance of Ordinary Shares in respect of the holder of the Subordinated Debt Security to a competent nominee (which may not be Westpac or any of its Related Entities) (the “Holders’ Nominee”) and will promptly notify such holder of the Subordinated Debt Security of the name of and contact information for the Holders’ Nominee and the number of Ordinary Shares issued to the Holders’ Nominee on its behalf and, subject to applicable law and:

(A)
subject to Section 3.10(b)(vii)(B) below, the Holders’ Nominee will as soon as reasonably possible and no later than 35 days after issue of the Ordinary Shares sell those Ordinary Shares and pay a cash amount equal to the net proceeds received, after deducting any applicable brokerage fees, stamp duty and other taxes (including, without limitation, FATCA Withholding) and charges, to the holder of the Subordinated Debt Security, in each case arising in connection with the issuance or sale of such Ordinary Shares, and each Holders’ Nominee shall use the proceeds from such sale to pay any such fees, duties, taxes and charges arising in connection with such issuance or sale. Each Holders’ Nominee shall deal with Ordinary Shares the subject of a FATCA Withholding and any proceeds of their disposal in accordance with FATCA; and

(B)
where Sections 3.10(b)(iii) or 3.10(b)(iv) above apply, the Holders’ Nominee will hold such Ordinary Shares and will transfer Ordinary Shares to such holder of the Subordinated Debt Securities (or, where Section 3.10(b)(iii) above applies, the person for whom the Clearing System Holder holds the Subordinated Debt Securities) promptly after such person provides the Holders’ Nominee with the information required to be provided by such holder of the Subordinated Debt Securities (as if a reference to Westpac is a reference to the Holders’ Nominee and a reference to the issue of Ordinary Shares is a reference to the transfer of Ordinary Shares) but only where such information is provided to the Holders’ Nominee within 30 days of the date on which Ordinary Shares are issued to the Holders’ Nominee upon Conversion of such Subordinated Debt Securities and, where such holder of the Subordinated Debt Securities fails to provide the Holders’ Nominee with the information required to be provided by such holder of the Subordinated Debt Securities, the Holders’ Nominee will sell the Ordinary Shares and pay the proceeds to such person in accordance with Section 3.10(b)(vii)(A) above;

(viii)
nothing in this Section 3.10(b) shall affect the Conversion of the Subordinated Debt Securities of a holder of the Subordinated Debt Securities who is not a person to which any of Sections 3.10(b)(i) to 3.10(b)(v) above (inclusive) described in this Section 3.10 applies; and

(ix)
for the purpose of this Section 3.10(b), neither Westpac nor the Holders’ Nominee will owe any obligations or duties to the holders of Subordinated Debt Securities in relation to the price at which Ordinary Shares are sold or will have any liability for any loss suffered by a holder of the Subordinated Debt Securities as a result of the sale of Ordinary Shares.

(c)
Subject to Section 2.3, if, in respect of a Conversion of Subordinated Debt Securities where Section 3.10(b)(vii) applies, Westpac fails to issue the Conversion Number of Ordinary Shares in respect of the Subordinated Debt Securities or percentage of the relevant Outstanding Principal Amount of such Subordinated Debt Securities on the Non-Viability Trigger Event Date to any Holders’ Nominee, a holder of Subordinated Debt Securities has no further right or claim in respect of such Subordinated Debt Securities or the relevant portion thereof that is subject to Conversion except such holder’s entitlement to the Ordinary Shares issued upon Conversion to the Holders’ Nominee and to receive the Ordinary Shares or the proceeds from their sale pursuant to Section 3.10(b) above, and such holder has no remedies on account of Westpac’s failure to issue

Ordinary Shares other than as is provided in Section 2.4(e) above. For the avoidance of doubt, if in respect of a Conversion of Subordinated Debt Securities where Section 3.10(b)(vii) applies, a Write-off occurs under Section 2.3, a holder of Subordinated Debt Securities has no further right or claim in respect of such Subordinated Debt Securities or the relevant portion thereof that is subject to Conversion (including that such holder has no entitlement to Ordinary Shares nor any right to seek specific performance of Westpac’s obligation to issue Ordinary Shares as is provided in Section 2.4(e)).
(Section 6.10 of the subordinated indenture.)
3.11
Conversion or Write-off if amounts not paid

Conversion or Write-off may occur even if an amount shall not have been paid to a holder of Subordinated Debt Securities due to Westpac’s inability to satisfy the solvency condition described in Section 1.3 above.
(Section 6.11 of the subordinated indenture.)
3.12
Conversion or Write-off after Winding-Up commences

If an order is made by a court, or an effective resolution is passed, for a Winding-Up, and a Non-Viability Trigger Event occurs, then Conversion or Write-off shall occur (subject to the provisions described in Section 2.3 above) in accordance with the provisions described in Sections 2.1 and 2.2 above.
(Section 6.12 of the subordinated indenture.)
3.13
Conversion or Write-off of a percentage of Outstanding Principal Amount

If in accordance with the provisions described in Section 2.1 above, a percentage of the Outstanding Principal Amount of each Subordinated Debt Security is required to be Converted or Written-off upon the occurrence of a Non-Viability Trigger Event, then the provisions described in Section 3 will apply to the Conversion or Write-off as if references to the Outstanding Principal Amount of each Subordinated Debt Security were references to the relevant percentage of the Outstanding Principal Amount of each Subordinated Debt Security to be Converted or Written-off.
(Section 6.13 of the subordinated indenture.)
3.14
Amendment of terms and conditions relating to Conversion for Approved Successor

The subordinated indenture provides that:
(a)
If:

(i)
it is proposed that Westpac be replaced as the ultimate parent company of the Group by an Approved Successor, which we refer to as the Replacement; and

(ii)
the Approved Successor agrees to expressly assume, by supplemental indenture to the subordinated indenture, Westpac’s obligations in respect of the Subordinated Debt Securities for the benefit of holders of Subordinated Debt Securities under which it agrees (among other things):

(A)
to deliver fully paid ordinary shares in the capital of the Approved Successor, which we refer to as Approved Successor Shares, under all circumstances when Westpac would have otherwise been obliged to deliver Ordinary Shares on a Conversion, subject to the same terms and conditions described in this prospectus, as amended in accordance with the provisions described in this Section 3.14; and

(B)
to use all reasonable endeavors and furnish all such documents, information and undertakings as may be reasonably necessary in order to procure quotation of the Approved Successor Shares issued under the terms and conditions described in this prospectus on the stock exchanges on which the other Approved Successor Shares are quoted at the time of a Conversion,
Westpac may, with APRA’s prior written approval, but without the authority, assent or approval of holders of Subordinated Debt Securities, give a notice, which we refer to as an Approved Replacement Notice, to holders of Subordinated Debt Securities as described above under the caption “— Notice” (which, if given, must be given as soon as practicable before the Replacement and in any event no later than 10 ASX Business Days before the Replacement occurs).
(b)
An Approved Replacement Notice must specify the amendments to the terms and conditions of the Subordinated Debt Securities which will be made in accordance with the provisions described in this Section 3.14, being those amendments which in Westpac’s reasonable opinion are necessary, expedient or appropriate to effect the substitution of the Approved Successor as the debtor in respect of Subordinated Debt Securities and the issuer of ordinary shares on Conversion (including such amendments as are necessary, expedient or appropriate for the purposes of complying with the provisions of Chapter 2L of the Australian Corporations Act where the Approved Successor is not an authorized deposit-taking institution under the Australian Banking Act) or which are necessary, expedient or convenient in relation to taxes where the Approved Successor is incorporated outside Australia.

(c)
An Approved Replacement Notice, once given, will be irrevocable.

(d)
If Westpac gives an Approved Replacement Notice to holders of Subordinated Debt Securities in accordance with the provisions described in Section 3.14(a), then with effect on and from the date specified in the Approved Replacement Notice:

(i)
the Approved Successor will assume all of the obligations of, and succeed to, and be substituted for, and may exercise every right and power of, Westpac in respect of the Subordinated Debt Securities with the same effect as if the Approved Successor had been the original issuer of the Subordinated Debt Securities;

(ii)
Westpac (or any corporation which has previously assumed the obligations of Westpac) will be released from its liability in respect of the Subordinated Debt Securities; and

(iii)
references to Westpac herein will be deemed to be references to the Approved Successor and references to Ordinary Shares herein will be taken to be references to Approved Successor Shares.

(e)
If Westpac gives an Approved Replacement Notice in accordance with the provisions described in Section 3.14(a), then each holder of Subordinated Debt Securities by its purchase and holding of a Subordinated Debt Security will be deemed to have irrevocably consented to becoming a member of the Approved Successor in respect of Approved Successor Shares issued on Conversion and to have agreed to be bound by the constitution or other organizational documents of the Approved Successor.

(f)
Westpac will not be permitted to issue an Approved Replacement Notice unless:

(i)
APRA is satisfied that the capital position of Westpac on a “Level 1 basis” and “Level 2 basis” in accordance with the Prudential Standards will not be adversely affected by the Replacement; or

(ii)
the Approved Successor or another entity which is not a Related Entity of Westpac (other than an entity which is a direct or indirect parent entity of Westpac) and is approved by APRA subscribes for Ordinary Shares or other capital instruments acceptable to APRA in such amount as may be necessary, or take other steps acceptable to APRA to ensure that the capital position of Westpac on a “Level 1 basis” and “Level 2 basis” in accordance with the Prudential Standards will not be adversely affected by the Replacement, including, if required by APRA or the Prudential Standards, undertaking any capital injection in relation to Westpac to replace the Subordinated Debt Securities.

Any capital injection carried out pursuant to the provisions described in Section 3.14(f)(ii) must:
(A)
be unconditional;

(B)
occur simultaneously with the substitution of the Approved Successor; and

(C)
be of equal or better quality capital and at least the same amount as the Subordinated Debt Securities, unless otherwise approved by APRA in writing.

The foregoing provisions described in this Section 3.14 will not prevent Westpac from proposing, or limit, any scheme of arrangement or other similar proposal that may be put to holders of Subordinated Debt Securities or Westpac’s members.
(Section 6.14 of the subordinated indenture.)
3.15
Power of attorney

The subordinated indenture provides that by holding a Subordinated Debt Security, each such holder is deemed to irrevocably appoint each of Westpac, its directors or authorized signatories and any of Westpac’s Liquidators or administrators (each an Attorney) severally to be the attorney of such holder with power in the name and on behalf of such holder to sign all documents and transfers and do any other thing as may in the Attorney’s opinion be necessary or desirable to be done in order to give effect to, or for such holder to observe or perform such holder’s obligations under the provisions described in Sections 2 and 3. Such power of attorney is given for valuable consideration and to secure the performance by such holder of such holder’s obligations under the provisions described in Sections 2 and 3 and is irrevocable.
(Section 6.15 of the subordinated indenture.)
3.16
Cancellation

The subordinated indenture provides that all Subordinated Debt Securities so Converted will forthwith be canceled and may not be re-issued or resold.
(Section 6.16 of the subordinated indenture.)
3.17
Calculations

For the avoidance of doubt, any and all calculations relating to the Conversion or Write-off of the Subordinated Debt Securities and any adjustments thereto shall be performed by, or on behalf of, Westpac and the holders shall direct any questions or concerns regarding such calculations to Westpac or such other persons performing such calculations or adjustments. In no event shall the trustee be required to perform such calculations unless otherwise agreed.
(Section 6.17 of the subordinated indenture.)
4.
Definitions

In this section “— Additional Provisions”, the following expressions have the following meanings:
“Additional Tier 1 Capital” has the meaning set out in the Prudential Standards;
“Administrative Action” means any judicial decision, official pronouncement or action, published or private ruling, interpretative decision, regulatory procedure or policy, application of a regulatory procedure or policy and any notice or announcement (including any notice or announcement of intent to adopt or make any of those things);
“Adverse Tax Event” has the meaning set out in “— Redemption of Subordinated Securities — Redemption for Taxation Reasons”;
“Approved Replacement Notice” has the meaning set out in Section 3.14(a);

“Approved Successor” means a company that replaces, or is proposed to replace, Westpac as the ultimate parent company of the Group and that satisfies the following requirements:
(a)
the proposed successor company complies with all applicable legal requirements and obtains any necessary regulatory approvals (including, to the extent required, APRA’s prior written approval);

(b)
the proposed successor company agrees to take any necessary action to give effect to an amendment to the terms of the subordinated indenture as described in Section 3.14;

(c)
the ordinary shares of the proposed successor company are to be listed on the ASX or any internationally recognized stock exchange;

(d)
the proposed successor company has a place of business in New South Wales, Australia or has appointed a process agent in New South Wales, Australia to receive service of process on its behalf in relation to any legal proceedings arising out of or in connection with the Subordinated Debt Securities;

(e)
the proposed successor company has, in the reasonable opinion of an independent expert, the financial capacity to perform Westpac’s obligations under the subordinated indenture in respect of the Subordinated Debt Securities; and

(f)
the proposed replacement of Westpac and the requirements described in paragraphs (a) to (c) of this definition would not, in the reasonable opinion of an independent expert, otherwise adversely affect the interests of holders of the Subordinated Debt Securities;

For the purposes of this definition, “independent expert” means a reputable investment bank, accounting firm or other suitably qualified body operating in Australia or an investment bank, accounting firm or other suitably qualified body of international repute acting independently of Westpac and appointed by Westpac to provide the opinions referred to in paragraphs (e) or (f) of this definition;
“Approved Successor Share” has the meaning set out in Section 3.14(a)(ii)(A);
“APRA” means the Australian Prudential Regulation Authority or any authority succeeding to its powers or responsibilities;
“Assets” means, in respect of Westpac, its total non-consolidated gross assets as shown by the latest published full-year audited or half-year reviewed accounts, as the case may be, of Westpac, but adjusted for events subsequent to the date of such accounts in such manner and to such extent as two authorized signatories of Westpac or, if Westpac is in Winding-Up, the Liquidator may determine to be appropriate;
“ASX” means the Australian Securities Exchange operated by ASX Limited (ABN 98 008 624 691);
“ASX Business Day” means a business day as defined in the ASX Listing Rules;
“ASX Listing Rules” means the listing rules of ASX from time to time with any modifications or waivers in their application to Westpac which ASX may grant;
“Australian Banking Act” means the Banking Act 1959 of Australia;
“Australian Corporations Act” means the Corporations Act 2001 of Australia;
“Australian Dollars” and “A$” mean the lawful currency of Australia;
“Australian Tax Act” means the Income Tax Assessment Act 1936 of Australia and the Income Tax Assessment Act 1997 of Australia, or any successor acts;
“Business Day” shall have the meaning set out in the applicable prospectus supplement or term sheet;
“CHESS” has the meaning set out in Section 3.10(a)(ii);
“Cboe” means Cboe Australia Pty Ltd (ACN 129 584 667) or the financial market operated by Cboe Australia Pty Ltd, as the context requires;

“Clearing System Holder” means that the Holder is the operator of a clearing system or a depository, or a nominee for a depository, for a clearing system;
“Code” has the meaning set out in “— Description of the Subordinated Debt Securities—Payment of Additional Amounts”;
“Common Equity Tier 1 Capital” has the meaning set out in the Prudential Standards;
“Conversion” means, upon the occurrence of a Non-Viability Trigger Event, the conversion of all or some Subordinated Debt Securities (or a percentage of the Outstanding Principal Amount of each Subordinated Debt Security) into Ordinary Shares of Westpac in accordance with the terms of the subordinated indenture. “Convert” and “Converted” shall have corresponding meanings;
“Conversion Number” has the meaning set out in Section 3.1(a);
“Cum Value” has the meaning set out in Section 3.2;
“Denomination” has the meaning set out in the prospectus supplement;
“Equal Ranking Instruments” means instruments which satisfy the requirements set out in one of the following paragraphs (a), (b) or (c):
(a)
any instruments, present and future, issued by Westpac which:

(i)
by their terms are, or are expressed to be, subordinated in a Winding-Up to the claims of Senior Creditors;

(ii)
qualify as Tier 2 Capital of Westpac; and

(iii)
in a Winding-Up rank, or are expressed to rank, prior to, and senior in right of payment to, instruments which constitute Additional Tier 1 Capital or Common Equity Tier 1 Capital of Westpac; or

(b)
any other instruments, present and future, issued by Westpac where, the right to repayment ranks, or is expressed to rank, in a Winding-Up, equally with the claims of holders of Subordinated Debt Securities (irrespective of whether or not such instruments qualify as Tier 2 Capital of Westpac);

“FATCA” has the meaning set out in “— Description of the Subordinated Debt Securities—Payment of Additional Amounts”;
“FATCA Withholding” means any deduction or withholding arising under or in connection with, or in order to ensure compliance with, FATCA;
“FCS” has the meaning set out on the cover of this prospectus;
“Foreign Holder” means a holder of Subordinated Debt Securities (a) whose place of residence is outside Australia or (b) who Westpac otherwise believes may not be a resident of Australia and, in either case, Westpac is not satisfied that the laws of both the Commonwealth of Australia and the Holder’s country of residence would permit the unconditional offer to, or the unconditional holding or acquisition of Ordinary Shares by, the Holder (but Westpac will not be bound to enquire and any decision is in its sole discretion);
“Holders’ Nominee” has the meaning set out in Section 3.10(b)(vii);
“Ineligible Holder” means a holder of Subordinated Debt Securities that is prohibited or restricted by any applicable law or regulation in force in:
(a)
Australia (including but not limited to Chapter 6 of the Corporations Act 2001, the Foreign Acquisitions and Takeovers Act 1975 of Australia, the Financial Sector (Shareholdings) Act 1998 of Australia and Part lV of the Competition and Consumer Act 2010 of Australia); or

(b)
any other jurisdiction in which Westpac carries on business,

from being offered, holding or acquiring Ordinary Shares (provided that if the relevant prohibition or restriction only applies to the holder in respect of some of its Subordinated Debt Securities, it shall only be treated as an Ineligible Holder in respect of those Subordinated Debt Securities and not in respect of the balance of its Subordinated Debt Securities);
“Interest Rate” means the rate or rates (expressed as a percentage per annum) of interest payable in respect of the Outstanding Principal Amount of the Subordinated Debt Securities specified in a prospectus supplement or a term sheet or calculated or determined in accordance with the provisions specified in a prospectus supplement or a term sheet;
“Issue Date VWAP” means, in respect of Subordinated Debt Securities of a series, the VWAP during the period of 20 ASX Business Days on which trading in Ordinary Shares took place immediately preceding but not including the first date on which any Subordinated Debt Securities of that series were issued, as adjusted in accordance with Section 3;
“Junior Ranking Capital Instruments” means instruments, present and future, issued by Westpac which:
(a)
by their terms are, or are expressed to be, subordinated in a Winding-Up to the claims of holders of Subordinated Debt Securities and other Equal Ranking Instruments; and

(b)
qualify as Additional Tier 1 Capital or Common Equity Tier 1 Capital of Westpac;

“Liabilities” means, in respect of Westpac, its total non-consolidated gross liabilities as shown by its latest published full-year audited or half-year reviewed accounts, as the case may be, but adjusted for events subsequent to the date of such accounts in such manner and to such extent as two authorized signatories of Westpac or, if Westpac is in Winding-Up, the Liquidator may determine to be appropriate;
“Liquidator” means a liquidator or other official responsible for the conduct and administration of a Winding-Up;
“Non-Viability Trigger Event” occurs when APRA notifies Westpac in writing that it believes:
(a)
Conversion or Write-off of Subordinated Debt Securities, or conversion, write-off or write-down of Relevant Securities is necessary because, without it, Westpac would become non-viable; or

(b)
a public sector injection of capital, or equivalent support, is necessary because, without it, Westpac would become non-viable;

“Non-Viability Trigger Event Date” has the meaning set out in Section 2.1(c)(iii);
“Ordinary Share” means a fully paid ordinary share in the capital of Westpac;
“Outstanding Principal Amount” means in respect of any Subordinated Debt Security which is outstanding at any time, the outstanding principal amount of the Subordinated Debt Security, and for such purposes:
(a)
the principal amount of a Subordinated Debt Security issued at a discount or at par, but which has not been Converted or Written-off, is at any time to be taken to be equal to its Denomination;

(b)
if an amount is required to be determined in Australian Dollars, the Australian Dollar equivalent of the Specified Currency is to be determined on the basis of the spot rate of exchange for the sale of Australian Dollars against the purchase of such relevant Specified Currency in the Sydney foreign exchange market quoted by any leading bank selected by Westpac on the relevant calculation date. The calculation date is, at the discretion of Westpac, either the date specified in the relevant formula or the preceding day on which commercial banks and foreign exchange markets are open for business in Sydney or such other date as may be specified by Westpac in the prospectus supplement; and

(c)
if the principal amount of a Subordinated Debt Security has from time to time been Converted or Written-off as described in Sections 2 and 3, the principal amount of the Subordinated Debt Security will be reduced by the principal amount so Converted or Written-off;

“Prudential Standards” means the prudential standards and guidelines published by APRA and as applicable to Westpac from time to time;
“RBA” has the meaning set out in “— Description of the Subordinated Debt Securities—Ranking”;
“Reclassification” has the meaning set out in Section 3.3(a);
“Regulatory Event” has the meaning set out in “— Redemption of Subordinated Securities — Redemption for Regulatory Reasons”;
“Related Entity” means an entity over which Westpac or any parent of Westpac exercises control or significant influence, as determined by APRA from time to time;
“Relevant Securities” means Relevant Tier 1 Securities and Relevant Tier 2 Securities;
“Relevant Tier 1 Security” means a security forming part of the Tier 1 Capital of Westpac on a “Level 1 basis” or “Level 2 basis” in accordance with the Prudential Standards which, upon the occurrence of a Non-Viability Trigger Event, may be either:
(a)
converted into Ordinary Shares; or

(b)
written-off or written-down (and all rights and claims of the holders in respect of the security shall be written-off or written-down);

“Relevant Tier 2 Security” means a security, including the Subordinated Debt Securities, forming part of the Tier 2 Capital of Westpac on a “Level 1 basis” or “Level 2 basis” in accordance with the Prudential Standards which, upon the occurrence of a Non-Viability Trigger Event, may be either:
(a)
converted into Ordinary Shares; or

(b)
written-off or written-down (and all rights and claims of the holders in respect of the security shall be written-off or written-down);

“Relevant Transaction” has the meaning set out in “— Redemption of Subordinated Securities — Redemption for Taxation Reasons”;
“Replacement” has the meaning set out in Section 3.14(a)(i);
“Reserve Bank Act” has the meaning set out in “— Description of the Subordinated Debt Securities—Ranking”;
“SEC” has the meaning set out in “About this Prospectus”;
“Senior Creditors” means all depositors and other creditors (present and future) of Westpac, including all holders of Westpac’s debt:
(a)
whose claims are admitted in a Winding-Up; and

(b)
whose claims are not made as holders of indebtedness arising under:

(i)
an Equal Ranking Instrument; or

(ii)
a Junior Ranking Capital Instrument;

“Solvent” with respect to Westpac, shall mean (i) it is able to pay its debts as they fall due; and (ii) its Assets exceed its Liabilities;
“Solvent Reconstruction” means a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency, where the obligations of Westpac in relation to the outstanding Subordinated Debt Securities are assumed by the successor entity to which all, or substantially all, of the property, assets and undertaking of Westpac are transferred or where an arrangement with similar effect not involving a bankruptcy or insolvency is implemented;
“Specified Currency” has the meaning given in a prospectus supplement or a term sheet;

“subordinated indenture” has the meaning set out in “— Description of the Subordinated Debt Securities”;
“Tax Legislation” means (a) the Income Tax Assessment Act 1936 of Australia or the Income Tax Assessment Act 1997 of Australia (both as amended from time to time, as the case may be, and a reference to any section of the Income Tax Assessment Act 1936 includes a reference to that section as rewritten in the Income Tax Assessment Act 1997), (b) any other law setting the rate of income tax payable by Westpac, and (c) any regulation made under such laws;
“Tier 1 Capital” has the meaning set out in the Prudential Standards;
“Tier 2 Capital” has the meaning set out in the Prudential Standards;
“Trust Indenture Act” has the meaning set out in “— Description of the Subordinated Debt Securities—Other Provisions”;
“VWAP” means, subject to any adjustments under the provisions described in Sections 3 above, the average of the daily volume weighted average sale prices (such average and each such daily average sale price being expressed in Australian Dollars and cents and rounded to the nearest full cent, with A$0.005 being rounded upwards) of Ordinary Shares sold on ASX and Cboe during the relevant period or on the relevant days but does not include any “crossing” transacted outside the “Open Session State” or any “special crossing” transacted at any time, each as defined in the ASX Market Rules or any overseas trades or trades pursuant to the exercise of options over Ordinary Shares;
“VWAP Period” means (a) in the case of a Conversion resulting from the occurrence of a Non-Viability Trigger Event, the period of 5 ASX Business Days on which trading in Ordinary Shares took place immediately preceding (but not including) the Non-Viability Trigger Event Date; or (b) otherwise, the period for which the VWAP is to be calculated as described herein or in the applicable prospectus supplement or term sheet;
“Winding-Up” means the legal procedure for the liquidation of Westpac commenced when:
(a)
a court order is made for the winding-up of Westpac (and such order is not successfully appealed or set aside within 30 days); or

(b)
an effective resolution is passed or deemed to have been passed by members for the winding-up of Westpac,

other than in connection with a Solvent Reconstruction.
A Winding-Up must be commenced by a court order or an effective resolution of shareholders or members. Neither (i) the making of an application, the filing of a petition, or the taking of any other steps for the winding-up of Westpac (or any other any procedure whereby Westpac may be dissolved, liquidated, sequestered or cease to exist as a body corporate), nor (ii) the appointment of a receiver, administrator, administrative receiver, compulsory manager, Banking Act statutory manager or other similar officer (other than a Liquidator) in respect of Westpac, constitutes a Winding-Up for the purposes of the Subordinated Debt Securities.
“Write-off” has the meaning set out in Section 2.3(c). “Written-off” shall have a corresponding meaning.
(Section 1.1 of the subordinated indenture.)

DESCRIPTION OF ORDINARY SHARES
Share Capital
As at November 1, 2024, Westpac, had 3,438,223,243 Ordinary Shares on issue.
Description of the type and class of securities admitted
The Ordinary Shares were created under Australian legislation. The Ordinary Shares are currently listed on ASX and the NZX. Westpac will use all reasonable endeavors to list the Ordinary Shares issued on Conversion of Subordinated Debt Securities on ASX.
Form and currency of the Ordinary Shares
The Ordinary Shares are denominated in A$. The Ordinary Shares are in uncertificated, registered form.
Rights attaching to the Ordinary Shares
Westpac was registered on August 23, 2002 as a public company limited by shares under the Australian Corporations Act. Westpac’s constitution was most recently amended at the general meeting held on December 15, 2021. The rights attaching to Westpac’s Ordinary Shares are set out in the Australian Corporations Act and its constitution, and include:
Profits and dividends
Holders of Ordinary Shares are entitled to receive such dividends on those shares as may be determined by Westpac’s Directors from time to time. Dividends that are paid but not claimed may be invested by our Directors for the benefit of Westpac until claimed or required to be dealt with in accordance with any law relating to unclaimed monies.
Our constitution requires that dividends be paid out of our profits. In addition, under the Australian Corporations Act, Westpac must not pay a dividend unless our assets exceed our liabilities immediately before the dividend is declared and the excess is sufficient for payment of the dividend. In addition, the payment must be fair and reasonable to Westpac’s shareholders as a whole and must not materially prejudice Westpac’s ability to pay its creditors.
Subject to the Australian Corporations Act, the constitution, the rights of persons (if any) entitled to shares with special rights to dividend and any contrary terms of issue of or applying to any shares, our Directors may determine that a dividend is payable, fix the amount and the time for payment and authorize the payment or crediting by Westpac to, or at the direction of, each shareholder entitled to that dividend.
If any dividends are returned unclaimed, we are generally obliged, under the Australian Banking Act, to hold those amounts as unclaimed monies for a period of seven years. If at the end of that period the monies remain unclaimed by the shareholder concerned, we must submit an annual unclaimed money return to the Australian Securities and Investment Commission by March 31 each year containing the unclaimed money as at December 31 of the previous year. Upon such payment being made, we are discharged from further liability in respect of that amount.
Westpac’s Directors may, before paying any dividend, set aside out of our profits such sums as they think proper as reserves, to be applied, at the discretion of our Directors, for any purpose for which the profits may be properly applied. Westpac’s Directors may carry forward so much of the profits remaining as they consider ought not to be distributed as dividends without transferring those profits to a reserve.
The following restrictions apply to our ability to declare and/or pay dividends:
(i)
if the payment of the dividend would breach or cause a breach by Westpac of applicable capital adequacy or other supervisory requirements of APRA, including where Westpac’s Common Equity Tier 1 Capital ratio falls within APRA’s capital conservation buffer range (3.5% of risk-weighted assets). Currently, one such requirement is that a dividend should not be paid without APRA’s prior consent if payment of that dividend, after taking into account all other dividends (if any) paid on our shares and payments on more senior capital instruments, in the preceding 12 consecutive months to which they relate, would cause the aggregate of such dividend payments to exceed our after tax earnings for the preceding 12 consecutive months, as reflected in our relevant audited consolidated financial statements; and
(ii)
if, under the Australian Banking Act, Westpac is directed by APRA not to pay a dividend;

(iii)
if the declaration or payment of the dividend would result in Westpac becoming insolvent; or

(iv)
if any interest payment, dividend or distribution on certain Additional Tier 1 securities issued by the Group is not paid in accordance with the terms of those securities, we may be restricted from declaring and/or paying dividends on Ordinary Shares. This restriction is subject to a number of exceptions.

Voting rights
Holders of our fully paid Ordinary Shares have, at general meetings, one vote on a show of hands and, upon a poll, one vote for each fully paid share held by them.
Voting and re-election of Directors
Under our constitution, each Director, apart from the Managing Director, must not hold office without re-election past the third annual general meeting following the Director’s appointment or last election, whichever is longer. A retiring Director holds office until the conclusion of the meeting at which that Director retires but is eligible for re-election at the meeting. In addition, there must be an election of Directors at each annual general meeting. This is consistent with the requirements of the ASX Listing Rules.
Under the Australian Corporations Act, the election or re-election of each Director by shareholders at a general meeting of a public company must proceed as a separate item, unless the shareholders first resolve that the elections or re-elections may be voted on collectively. A resolution to allow collective voting in relation to elections or re-elections is effective only if no votes are cast against that resolution. Any resolution electing or re-electing two or more Directors in contravention of this requirement is void.
Winding-Up
Subject to any preferential entitlement of holders of preference shares on issue at the relevant time, holders of our Ordinary Shares are entitled to share equally in any surplus assets if we are wound up.
Variation of rights attaching to Westpac’s shares
Under the Australian Corporations Act, unless otherwise provided by the terms of issue of a class of shares, the terms of issue of a class of shares in Westpac can only be varied or cancelled in any way by a special resolution of Westpac and with either the written consent of Westpac’s shareholders holding at least 75%. of the votes in that class of shares or with the sanction of a special resolution passed at a separate meeting of the holders of that class of shares.

TAXATION
United States Taxation
The following is a general discussion of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Subordinated Debt Securities by Subordinated U.S. Holders (as defined below) who purchase the Subordinated Debt Securities in an offering of Subordinated Debt Securities at their issue price (generally the first price at which a substantial amount of the Subordinated Debt Securities of a series are sold (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers)) and hold the Subordinated Debt Securities as capital assets, within the meaning of section 1221 of the Code. This discussion does not address all of the tax considerations that may be relevant to Subordinated U.S. Holders in light of their particular circumstances or to Subordinated U.S. Holders subject to special rules under U.S. federal income tax laws, such as banks, insurance companies, retirement plans, regulated investment companies, real estate investment trusts, dealers in securities, brokers, tax-exempt entities, Subordinated US Holders that own (or are deemed to own) 10% or more (by vote or value) of our stock, certain former citizens or residents of the U.S., Subordinated US Holders who hold the Subordinated Debt Securities as part of a “straddle”, “hedging”, “conversion” or other integrated transaction, Subordinated U.S. Holders who mark their securities to market for U.S. federal income tax purposes or Subordinated U.S. Holders whose functional currency is not the US dollar. In addition, this discussion does not address the effect of any state, local or non-U.S. tax laws or any U.S. federal estate, gift or alternative minimum tax considerations.
This discussion is based on the Code, the Treasury Regulations promulgated thereunder and administrative and judicial pronouncements and the tax treaty between the United States and Australia, as amended (the “Tax Treaty”), all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. This discussion does not describe the US federal income tax considerations relating to the purchase, ownership or disposition of a Subordinated Debt Security where the amount of principal and/or interest payable is determined by reference to one or more commodities, derivatives, securities or indices or any currency or currencies other than the currency in which the Subordinated Debt Security is denominated, and a general discussion of any materially different US federal income tax considerations relating to any such particular Subordinated Debt Security will be included in the applicable prospectus supplement or term sheet.
For purposes of this discussion, the term “Subordinated U.S. Holder” means a beneficial owner of a Subordinated Debt Security that is, for US federal income tax purposes, (i) an individual citizen or resident of the U.S., (ii) a corporation created or organized in or under the laws of the U.S. or of any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust with respect to which a court within the U.S. is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions, or certain electing trusts that were in existence on August 19, 1996 and were treated as domestic trusts on that date.
If an entity treated as a partnership for U.S. federal income tax purposes invests in a Subordinated Debt Security, the US federal income tax considerations relating to such investment will generally depend in part upon the status and activities of such entity and its partners. Such an entity should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners of the purchase, ownership and disposition of such a Subordinated Debt Security.
Except as described below under “— Passive Foreign Investment Company Considerations”, this discussion assumes that we are not and will not be a passive foreign investment company (“PFIC”) for US federal income tax purposes.
Prospective purchasers are advised to consult their own tax advisors as to the US federal income and other tax considerations relating to the purchase, ownership and disposition of the Subordinated Debt Securities in light of their particular circumstances, as well as the effect of any state, local or non-US tax laws.
Classification of the Subordinated Debt Securities
The determination of whether a security should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all the relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the Subordinated Debt Securities. It is therefore unclear whether the Subordinated Debt Securities should be treated as indebtedness or equity for U.S. federal income tax purposes. Nonetheless, although not free from doubt, based upon an analysis of the relevant facts and circumstances, under applicable law as of the date hereof, it is more likely than not that the Subordinated Debt Securities will be treated as equity for U.S. federal income tax purposes. This classification will be binding on a Subordinated U.S. Holder, unless the Subordinated U.S. Holder expressly discloses that it is adopting a contrary position on its income tax return. However, this treatment is not binding on the IRS and it is possible that a Subordinated Debt Security could be treated as indebtedness for U.S. federal income tax purposes. Due to the lack of authority regarding the classification of the Subordinated Debt Securities for U.S. federal income tax purposes, each Subordinated U.S. Holder should consult its own tax advisor regarding the appropriate classification of the Subordinated Debt Securities. Except as described below under “— Alternative Classification of the Subordinated Debt Securities”, the remainder of this discussion assumes the Subordinated Debt Securities will be treated as equity for U.S. federal income tax purposes.
Interest Payments on the Subordinated Debt Securities
Payments of interest on the Subordinated Debt Securities will be treated as distributions paid with respect to our stock. A Subordinated U.S. Holder that receives a distribution of cash with respect to a Subordinated Debt Security generally will be required to include the amount of such distribution in gross income as a dividend (without reduction for any non-U.S. tax withheld from such distribution) to the extent of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). To the extent the amount of such distribution exceeds such current and accumulated earnings and profits, it generally will be treated first as a non-taxable return of capital to the extent of such Subordinated U.S. Holder’s adjusted tax basis in such Subordinated Debt Security and then as gain (which will be treated in the manner described below under “— Sale, Exchange, Redemption, Write-off or Other Disposition of the Subordinated Debt Securities”). We have not maintained and do not plan to maintain calculations of earnings and profits for U.S. federal income tax purposes. As a result, a Subordinated US Holder may need to include the entire amount of any such distribution in income as a dividend.
The amount of any distribution on a Subordinated Debt Security made in non-U.S. currency is the U.S. dollar value of the distribution translated at the spot rate of exchange on the date such distribution is received by or for the account of the Subordinated U.S. Holder. Such Subordinated U.S. Holder generally will have a basis in such non-U.S. currency equal to the U.S. dollar value of such non-U.S. currency on the date of such receipt. Any gain or loss on a conversion or other disposition of such non-U.S. currency by such Subordinated U.S. Holder generally will be treated as ordinary income or loss from sources within the United States.
A distribution on a Subordinated Debt Security that is treated as a dividend generally will constitute income from sources outside the United States and generally will be categorized for U.S. foreign tax credit purposes as “passive category income” or, in the case of some Subordinated U.S. Holders, as “general category income”. Such distribution will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from US corporations. A Subordinated U.S. Holder may be eligible to elect to claim a U.S. foreign tax credit against its U.S. federal income tax liability, subject to applicable limitations and holding period requirements, for any non-U.S. tax withheld from any such distribution. A Subordinated U.S. Holder that does not elect to claim a U.S. foreign tax credit for non-U.S. income tax withheld may instead claim a deduction for such withheld tax, but only for a taxable year in which the Subordinated US Holder elects to do so with respect to all non-U.S. income taxes paid or accrued by such Subordinated U.S. Holder in such taxable year. The rules relating to U.S. foreign tax credits are very complex, and each Subordinated US Holder should consult its own tax advisor regarding the application of such rules.
Dividends received by an individual (or certain other non-corporate U.S. holders) from a “qualified foreign corporation” generally qualify for preferential rates of tax so long as (i) the distributing corporation is not a PFIC during the taxable year in which the dividend is paid or the preceding taxable year and (ii) certain holding period and other requirements are met. A non-US corporation generally will be considered to be a qualified foreign corporation if it is eligible for the benefits of a comprehensive income tax treaty with the United States that the U.S. Treasury Department determines is satisfactory for purposes of this provision and that includes an exchange of information program. The Tax Treaty, as currently in effect, meets these requirements. We believe that we are currently eligible for the benefits of the Tax Treaty, but no assurance can be given that we will be so eligible at all times. In addition, as described below under “—  Passive Foreign Investment Company Considerations”, we believe that we were not a PFIC in our previous taxable year, and we do not currently expect to become a PFIC but no assurance can be given that we will not be a PFIC in any year. The IRS may disagree with our conclusions regarding any of the foregoing. Moreover, it is not clear whether the existence of certain creditor remedies provided for under the terms of the Subordinated Debt Securities may adversely affect the holding period requirement for claiming the preferential rates of tax noted above. Therefore, no assurance can be given that a distribution on a Subordinated Debt Security held by a Subordinated U.S. Holder will qualify for such preferential rates. If such preferential rates are applicable, special rules apply for purposes of determining the recipient’s investment income (which may limit deductions for investment interest) and foreign income (which may affect the amount of U.S. foreign tax credit). In addition, if a distribution received by an individual to which the preferential rates of tax noted above apply is an “extraordinary dividend” within the meaning of section 1059 of the Code, any loss recognized by such individual on a subsequent disposition of a Subordinated Debt Security will be treated as long-term capital loss to the extent of such “extraordinary dividend”, irrespective of such Subordinated U.S. Holder’s holding period for such Subordinated Debt Security. Each Subordinated U.S. Holder that is a non-corporate taxpayer should consult its own tax advisor regarding the possible applicability of these preferential rates of tax and the related restrictions and special rules.
Redemption Premium on the Subordinated Debt Securities
A Subordinated Debt Security will be considered to be issued with a “redemption premium” if the excess of the principal amount of the Subordinated Debt Security over its issue price is equal to or more than a de minimis amount ( 1∕4 of 1% of the Subordinated Debt Security’s principal amount multiplied by the number of complete years to its maturity). Any such redemption premium generally will be included in income as a dividend, to the extent of our current or accumulated earnings and profits, under principles similar to the principles applicable to original issue discount on a constant yield to maturity basis. Under certain circumstances, our right to redeem a Subordinated Debt Security could give rise to redemption premium for this purpose. If we believe that such a right exists, we will so advise in the applicable prospectus supplement or term sheet.
Sale, Exchange, Redemption, Write-off or Other Disposition of the Subordinated Debt Securities
A Subordinated U.S. Holder generally will recognize a gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of a Subordinated Debt Security (other than Conversion into Ordinary Shares as described below under “— Conversion of the Subordinated Debt Securities into Ordinary Shares”) in an amount equal to the difference, if any, between the amount realized on the sale, exchange or other disposition and such Subordinated U.S. Holder’s adjusted tax basis in such Subordinated Debt Security, except to the extent that any cash received in a redemption that is treated as a sale or exchange is attributable to any accrued but unpaid interest on the Subordinated Debt Security, which might be treated as a distribution paid with respect to our stock, with the consequences described above under “— Interest Payments on the Subordinated Debt Securities”. Any gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if such Subordinated U.S. Holder has held such Subordinated Debt Security for more than one year at the time of such sale, exchange or other disposition. Net long-term capital gain of certain non-corporate Subordinated U.S. Holders generally is subject to preferential rates of tax. The deductibility of capital losses is subject to limitations. Such gain or loss generally will be from sources within the United States.
A Write-off in full of a Subordinated Debt Security generally will be treated as a sale, exchange or other disposition of such Subordinated Debt Security. It is unclear how a partial Write-off of a Subordinated Debt Security should be treated for U.S. federal income tax purposes, and each Subordinated U.S. Holder should consult its own tax advisor regarding the U.S. federal income tax consequences of a partial Write-off.
Depending on the circumstances, a redemption of a Subordinated Debt Security may either be (i) a sale or exchange or (ii) a distribution paid with respect to our stock. In general, a redemption of a Subordinated Debt Security will be treated as a sale or exchange if it:

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is “not essentially equivalent to a dividend” with respect to a Subordinated US Holder under section 302(b)(1) of the Code;

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is a “substantially disproportionate” redemption with respect to a Subordinated U.S .Holder under section 302(b)(2) of the Code;

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results in a “complete redemption” of a Subordinated U.S. Holder’s interest in our stock under section 302(b)(3) of the Code; or

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is a redemption of stock held by a non-corporate Subordinated U.S. Holder, which results in our partial liquidation under section 302(b)(4) of the Code.

In determining whether any of these tests has been met, a Subordinated U.S. Holder must take into account not only Subordinated Debt Securities and other of our equity interests that the Subordinated U.S. Holder actually owns, but also Subordinated Debt Securities and other of our equity interests that the Subordinated U.S. Holder constructively owns within the meaning of section 318 of the Code. If a redemption does not meet at least one of these tests, it generally will be treated as a distribution paid with respect to our stock, with the consequences described above under “— Interest Payments on the Subordinated Debt Securities”. Each Subordinated U.S. Holder should consult its own tax advisor regarding the U.S. federal income tax consequences of a redemption of a Subordinated Debt Security, including the treatment of adjusted tax basis where the redemption is treated as a distribution.
A Subordinated US Holder that receives non-U.S. currency from the sale, exchange or other disposition of a Subordinated Debt Security generally will realize an amount equal to the U.S. dollar value of such non-U.S. currency translated at the spot rate of exchange on the settlement date of such sale, exchange or other disposition if (i) such Subordinated U.S. Holder is a cash basis or electing accrual basis taxpayer and the Subordinated Debt Security is treated as being “traded on an established securities market” or (ii) such settlement date is also the date of such sale, exchange or other disposition. Such Subordinated U.S. Holder generally will have a basis in such non-U.S. currency equal to the U.S. dollar value of such non-U.S. currency on the settlement date. Any gain or loss on a conversion or other disposition of such non-U.S. currency by such Subordinated U.S. Holder generally will be treated as ordinary income or loss from sources within the United States. Each Subordinated U.S. Holder should consult its own tax advisor regarding the U.S. federal income tax consequences of receiving non-U.S. currency from the sale, exchange or other disposition of a Subordinated Debt Security in cases not described in the first sentence of this paragraph.
Passive Foreign Investment Company Considerations
In general, a corporation organized outside the United States will be treated as a PFIC in any taxable year in which either (i) at least 75% of its gross income is “passive income” or (ii) on average at least 50% of the value of its assets is attributable to assets that produce passive income or are held for the production of passive income. We believe that we were not a PFIC in our previous taxable year, and we do not currently expect to become a PFIC for U.S. federal income tax purposes. However, because this determination is made annually at the end of each taxable year and is dependent upon a number of factors, some of which are beyond our control, such as the value of our assets (including goodwill) and the amount and type of our income, there can be no assurance that we will not be a PFIC in any taxable year or that the IRS will agree with our conclusion regarding its PFIC status in any taxable year.
If we are a PFIC in any taxable year, Subordinated U.S. Holders could suffer adverse consequences, including the possible characterization of any gain from the sale, exchange or other disposition of a Subordinated Debt Security as ordinary income (rather than capital gain) and an interest charge on a portion of the resulting tax liability. Each Subordinated U.S. Holder should consult its own tax advisor regarding the U.S. federal income tax consequences if we are a PFIC during its holding period for the Subordinated Debt Securities.
Conversion of the Subordinated Debt Securities into Ordinary Shares
If a Subordinated Debt Security is Converted and a Subordinated U.S. Holder receives solely Ordinary Shares, such Subordinated U.S. Holder generally will not recognize any income, gain or loss upon such Conversion. A Subordinated U.S. Holder’s tax basis in Ordinary Shares received upon Conversion of a

Subordinated Debt Security generally will be the same as such Subordinated U.S. Holder’s adjusted tax basis in such Subordinated Debt Security at the time of Conversion, and the holding period for Ordinary Shares so received generally will include the holding period of the Subordinated Debt Security Converted.
Under certain circumstances, in connection with a Conversion, we may issue Ordinary Shares to the Holders’ Nominee and those Ordinary Shares would be sold by the Holders’ Nominee for the benefit of the applicable Subordinated U.S. Holder. Such a sale should be treated for U.S. federal income tax purposes as a sale of such Ordinary Shares by such Subordinated U.S. Holder. See “— Sale, Exchange, Redemption, Write-off or Other Disposition of the Subordinated Debt Securities.”
Ordinary Shares
The material U.S. federal income tax considerations relating to the ownership and disposition of Ordinary Shares received in a Conversion would generally be the same as the material U.S. federal income tax considerations relating to the ownership and disposition of Subordinated Debt Securities described herein.
Alternative Classification of the Subordinated Debt Securities
As noted above, it is possible that the Subordinated Debt Securities could be treated as indebtedness for U.S. federal income tax purposes. If the Subordinated Debt Securities were so treated, the material U.S. federal income tax considerations for Subordinated U.S. Holders would be materially different than as described herein. For example payments of interest (or accruals of redemption premium) on the Subordinated Debt Securities would be treated as ordinary interest income and not dividends or gain that could qualify for preferential rates or tax-free return of basis distributions and depending on the timing and calculation of interest payment dates Subordinated U.S. Holders may be required to accrue original issue discount, even if the Subordinated Debt Securities were not issued with more than de minimis redemption premium. Furthermore, in some circumstances, the Subordinated Debt Securities may be treated as “contingent payment debt instruments”, in which case a Subordinated U.S. Holder might be required to accrue income on a Subordinated Debt Security in excess of stated interest and original issue discount, if any, and to treat gain recognized on the disposition of such Subordinated Debt Security as ordinary income, rather than capital gain. Moreover, it is unclear how a Conversion of a Subordinated Debt Security should be treated for U.S. federal income tax purposes, and each Subordinated U.S. Holder should consult its own tax advisor regarding the U.S. federal income tax consequences of a Conversion.
Medicare Tax
In addition to regular U.S. federal income tax, certain Subordinated U.S. Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income”, which may include all or a portion of their income arising from a distribution with respect to a Subordinated Debt Security and net gain from the sale, exchange, redemption or other disposition of a Subordinated Debt Security.
Backup Withholding and Information Reporting
Backup withholding and information reporting requirements generally apply to interest and principal payments made to, and the proceeds of sales by, certain non-corporate Subordinated U.S. Holders. A Subordinated U.S. Holder not otherwise exempt from backup withholding generally can avoid backup withholding by providing a properly executed IRS Form W-9. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Subordinated U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished by such Subordinated U.S. Holder to the IRS.
Disclosure Requirements for Certain Holders Recognizing Significant Losses
A Subordinated U.S. Holder that participates in any “reportable transaction” (as defined in the Treasury Regulations) must attach to its U.S. federal income tax return a disclosure statement on IRS Form 8886. Each Subordinated U.S. Holder should consult its own tax advisor regarding the possible obligation to file IRS Form 8886 reporting foreign currency loss arising from the Subordinated Debt Securities or any amounts received with respect to the Subordinated Debt Securities.
Disclosure Requirements for Specified Foreign Financial Assets
Individual Subordinated U.S. Holders (and certain U.S. entities specified in U.S. Treasury Department guidance) who, during any taxable year, hold any interest in any “specified foreign financial asset” generally will be required to file with their U.S. federal income tax returns certain information on IRS Form 8938 if the aggregate value of all such assets exceeds certain specified amounts. “Specified foreign financial asset” generally includes any financial account maintained with a non-U.S. financial institution and may also include the Subordinated Debt Securities if they are not held in an account maintained with a financial institution. Substantial penalties may be imposed, and the period of limitations on assessment and collection of U.S. federal income taxes may be extended, in the event of a failure to comply. Each Subordinated U.S. Holder should consult its own tax advisor regarding the possible application of this filing requirement.
FATCA Withholding
It is possible that, in order to comply with FATCA, we (or, if the Subordinated Debt Securities or the Ordinary Shares are held through another financial institution, such other financial institution) may be required (pursuant to an agreement entered into with the United States or under applicable law (including pursuant to the terms of any applicable intergovernmental agreement entered into between the United States and any other jurisdiction)) (i) to request certain information from holders or beneficial owners of the Subordinated Debt Securities or the Ordinary Shares, which information may be provided to the IRS, and (ii) to withhold U.S. tax on any portion of any payment with respect to the Subordinated Debt Securities, with respect to the issuance of any Ordinary Shares upon any Conversion or with respect to the Ordinary Shares treated as a foreign passthru payment made two years or more after the date on which the final regulations that define “foreign passthru payments” are published if such information is not provided or if payments are made to certain foreign financial institutions that have not entered into a similar agreement with the United States (and are not otherwise required to comply with the FATCA regime under applicable law (including pursuant to the terms of any applicable intergovernmental agreement entered into between the United States and any other jurisdiction)).
If we or any other person are required to withhold or deduct amounts arising under or in connection with FATCA from any payments made with respect to the Subordinated Debt Securities, with respect to the issuance of any Ordinary Shares upon any Conversion or with respect to the Ordinary Shares, holders and beneficial owners of the Subordinated Debt Securities, and the holders and beneficial owners of the Ordinary Shares issued upon any Conversion, will not be entitled to receive any gross up or other additional amounts on account of any such withholding or deduction. FATCA is complex and its application to the Subordinated Debt Securities, any Conversion and the Ordinary Shares remains uncertain. Each holder and beneficial owner should consult its own tax advisor regarding the application of FATCA to the Subordinated Debt Securities, any Conversion and the Ordinary Shares.
Australian Taxation
THE FOLLOWING IS A SUMMARY OF THE AUSTRALIAN WITHHOLDING TAX TREATMENT UNDER THE INCOME TAX ASSESSMENT ACTS OF 1936 AND 1997 OF AUSTRALIA (TOGETHER, “THE AUSTRALIAN TAX ACT”) AND THE TAXATION ADMINISTRATION ACT 1953 OF AUSTRALIA (“TAA”) AT THE DATE OF THIS PROSPECTUS OF PAYMENTS OF INTEREST BY WESTPAC ON THE SUBORDINATED DEBT SECURITIES AND CERTAIN OTHER MATTERS RELEVANT TO HOLDERS OF SUBORDINATED DEBT SECURITIES (“HOLDERS”).
THE FOLLOWING SUMMARY IS NOT EXHAUSTIVE AND, IN PARTICULAR, DOES NOT DEAL WITH THE POSITION OF CERTAIN CLASSES OF HOLDERS (INCLUDING, WITHOUT LIMITATION, AUSTRALIAN RESIDENTS, NON-RESIDENTS THAT HOLD THE SUBORDINATED DEBT SECURITIES THROUGH A PERMANENT ESTABLISHMENT IN AUSTRALIA, DEALERS IN SECURITIES, OR CUSTODIANS OR THIRD PARTIES THAT HOLD THE SUBORDINATED DEBT SECURITIES ON BEHALF OF ANY PERSON). NOR DOES IT DEAL WITH SUBORDINATED DEBT SECURITIES ISSUED BY WESTPAC FROM A BRANCH OUTSIDE AUSTRALIA, OR WITH

DUAL CURRENCY/PARTLY PAID OR INDEXED SUBORDINATED DEBT SECURITIES. IF SUCH SUBORDINATED DEBT SECURITIES ARE ISSUED, THEIR AUSTRALIAN TAXATION TREATMENT WILL BE SUMMARISED IN THE RELEVANT FINAL TERMS, APPLICABLE PROSPECTUS SUPPLEMENT OR TERM SHEET.
THE FOLLOWING SUMMARY IS A GENERAL GUIDE AND SHOULD BE TREATED WITH APPROPRIATE CAUTION. IT IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED AS, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER. PROSPECTIVE HOLDERS SHOULD BE AWARE THAT THE PARTICULAR TERMS OF ISSUE OF ANY SERIES OF SUBORDINATED DEBT SECURITIES MAY AFFECT THE TAX TREATMENT OF THAT AND OTHER SERIES OF SUBORDINATED DEBT SECURITIES. HOLDERS SHOULD CONSULT THEIR PROFESSIONAL ADVISERS.
Australian interest withholding tax (“IWT”)
Generally, payments of principal and interest on the Subordinated Debt Securities made by Westpac to a Holder that is not a resident of Australia for Australian tax purposes (a “Non-Resident”) (other than one deriving the interest in carrying on business in Australia at or through a permanent establishment in Australia) will not be subject to Australian taxes or duties other than IWT at a rate of 10% of the amount of an interest payment. However, IWT will not be payable if an exemption applies.
For IWT purposes, “interest” is defined to include amounts in the nature of, or paid in substitution for, interest and certain other amounts. Any premium or issue discount would be interest for these purposes.
There are also specific rules that can apply to treat a portion of the purchase price of the Subordinated Debt Securities as interest for IWT purposes when Subordinated Debt Securities that are originally issued at a discount, or with a maturity premium, or which do not pay interest at least annually, are sold by a Non-Resident (other than one holding the Subordinated Debt Securities as part of a business carried on by it at or through a permanent establishment in Australia) to:
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a resident of Australia for Australian tax purposes (a “Resident”) that does not acquire them in carrying on business at or through a permanent establishment in a country outside Australia; or

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a Non-Resident that acquires them in carrying on business in Australia at or through a permanent establishment in Australia.

Exemption from IWT under section 128F of the Australian Tax Act (“section 128F”)
Interest on the Subordinated Debt Securities will be exempt from IWT if the requirements of section 128F are satisfied in relation to the Subordinated Debt Securities.
Westpac proposes to issue the Subordinated Debt Securities in a manner which will satisfy the requirements of section 128F.
The exemption from IWT available under section 128F is not intended to apply to related party loans. In particular, in order for that exemption to apply, Westpac must not have known or had reasonable grounds to suspect, at the time of their issue, that any of the Subordinated Debt Securities, or an interest in the Subordinated Debt Securities, were being or would later be acquired either directly or indirectly by an Offshore Associate of Westpac (other than one acting in the capacity of a dealer, manager or underwriter in relation to the placement of the Subordinated Debt Securities or in the capacity of a clearing house, custodian, funds manager or responsible entity of a registered scheme (as defined in the Corporations Act 2001 of Australia)).
In addition, the exemption from IWT available under section 128F will not apply if, at the time of an interest payment in respect of the Subordinated Debt Securities, Westpac knew or had reasonable grounds to suspect that the recipient of the payment was an Offshore Associate of Westpac (other than one receiving the payment in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered scheme (as defined in the Corporations Act 2001 of Australia)).

For these purposes, an Offshore Associate means an associate (as defined in section 128F) of Westpac that is either:
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a Non-Resident that does not acquire the Subordinated Debt Securities or an interest in the Subordinated Debt Securities and does not receive all payments under them in carrying on business in Australia at or through a permanent establishment in Australia; or

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a Resident that acquires the Debt Securities or an interest in the Subordinated Debt Securities and receives payments under them in carrying on business at or through a permanent establishment in a country outside Australia.

Accordingly, if you are an Offshore Associate of Westpac, you should not acquire any of the Subordinated Debt Securities.
Payment of additional amounts because of a deduction or withholding in respect of IWT
If Westpac is, at any time, compelled by law to deduct or withhold an amount in respect of IWT, then it must, subject to certain exceptions, pay such additional amounts as may be necessary in order to ensure that the aggregate amounts received by the Holders after such deduction or withholding equal the amounts that would have been received by them had no such deduction or withholding been required.
It is noted that Westpac will not be obliged to pay such additional amounts on account of IWT which is payable by reason of the Holder being an associate (as defined in section 128F) of Westpac.
Withholding for failure to provide Tax File Number (“TFN”) / Australian Business Number (“ABN”)
Westpac is required to deduct and withhold tax from payments of interest at a rate that is currently 47% on the Subordinated Debt Securities unless a TFN or, in certain circumstances, an ABN has been provided to Westpac by the Holder, or the Holder has supplied Westpac with proof of some other relevant exemption.
Provided that the requirements of section 128F have been satisfied with respect to the Subordinated Debt Securities, the TFN / ABN withholding rules will not apply to payments to Holders that are Non-Residents and do not hold the Debt Securities in carrying on business in Australia at or through a permanent establishment in Australia.
Westpac will not be obliged to pay additional amounts on account of taxes deducted or withheld on payments made in respect of Subordinated Debt Securities presented for payment by a Holder that could lawfully avoid (but has not so avoided) such deduction or withholding by (i) providing (or procuring that a third party provides) the Holder’s TFN and/or ABN to Westpac, or evidence that the Holder is not required to provide a TFN and/or ABN to Westpac or to an applicable revenue authority and/or (ii) complying (or procuring that a third party complies) with any statutory requirements or making a declaration of non-residence or other claim or filing for exemption.
Other Australian withholding taxes
Non-resident withholding tax
Under section 12-315 of Schedule 1 to the TAA, regulations may be made that require amounts to be withheld on account of tax liabilities of Non-Residents from certain payments that are made by an Australian entity to such Non-Residents.
These rules do not currently apply to payments in relation to the Subordinated Debt Securities. However, the possible application of any future regulations to payments received by Non-Residents in respect of the Subordinated Debt Securities will need to be monitored.
Supply withholding tax
Payments in respect of the Subordinated Debt Securities will be able to be made free and clear of the “supply withholding tax” imposed under section 12-190 of Schedule 1 to the TAA.

Other Australian tax matters
Gains on disposal of Debt Securities by Non-Residents
Non-Residents that have never held their Subordinated Debt Securities in the course of carrying on business at or through a permanent establishment within Australia will not be subject to Australian income tax on gains realized by them on the sale or redemption of the Subordinated Debt Securities provided that such gains do not have an Australian source under common law or statutory source rules. A gain arising on the sale of Subordinated Debt Securities by a Non-Resident Holder to another Non-Resident where the Debt Securities are sold outside Australia and all negotiations are conducted, and documentation executed, outside Australia would not generally be regarded as having an Australian source under common law.
Conversion of Debt Securities
If a Conversion (including a partial Conversion) of the Subordinated Debt Securities occurs, the Australian tax consequences that may arise for holders are complex. Broadly, in certain circumstances, any gain or loss that may otherwise arise upon a Conversion of the Subordinated Debt Securities may be disregarded under the Australian Tax Act. There are also a range of tax consequences that may apply to holders of Ordinary Shares in acquiring, holding and disposing of Ordinary Shares. Holders should seek their own taxation advice in relation to the tax consequences if the Subordinated Debt Securities are converted into Ordinary Shares.
Garnishee directions
The Commissioner of Taxation for Australia may give a direction under section 255 of the Australian Tax Act or section 260-5 of Schedule 1 to the TAA or any similar provision requiring Westpac to deduct or withhold from any payment to any other party (including any Holder) any amount in respect of tax payable by that other party. If Westpac is served with such a direction, Westpac intends to comply with that direction and make any deduction or withholding required by that direction.
Goods and services tax (“GST”)
Neither the issue, nor the receipt, of the Subordinated Debt Securities will give rise to a liability for GST in Australia on the basis that the supply of the Debt Securities will comprise either an “input taxed financial supply” or (in the case of a supply to a Non-Resident Holder outside Australia and certain areas offshore of Australia, which together comprise the “indirect tax zone”) a “GST-free supply”. Furthermore, neither the payment of principal or interest by Westpac, nor the disposal or redemption of the Subordinated Debt Securities, would give rise to any GST liability in Australia.
Estate duties
No Subordinated Debt Securities will be subject to death, estate or succession duties imposed by Australia, or by any political subdivision or authority therein having power to tax, if held at the time of death.
Stamp duties
No ad valorem stamp duty, or issue, registration or similar taxes are payable in Australia on the issue or transfer of any Subordinated Debt Securities.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
We may sell the Subordinated Debt Securities and Ordinary Shares from time to time in one or more transactions. We may sell securities pursuant to the registration statement to or through agents, underwriters, dealers or other third parties or directly to one or more purchasers or through a combination of any of these methods. In some cases, we or the dealers acting with us or on behalf of us may also purchase securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.
Agents whom we designate may solicit offers to purchase the securities.
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We will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement or term sheet.

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Unless we indicate otherwise in the applicable prospectus supplement or term sheet, agents will act on a best efforts basis for the period of their appointment.

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Agents may be deemed to be underwriters under the Securities Act of any of the securities that they offer or sell.

We may use an underwriter or underwriters in the offer or sale of the securities.
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We will execute an underwriting agreement with any underwriter or underwriters at the time that we reach an agreement for the sale of the securities.

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We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement or term sheet.

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The underwriters will use the applicable prospectus supplement or term sheet to sell the securities.

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The underwriters will initially offer and sell the securities only to purchasers (a) in the United States that are reasonably believed to qualify as “qualified institutional buyers” as defined in Rule 144A of the Securities Act; and (b) outside of the United States, in accordance with (i) the selling restrictions set forth in the applicable prospectus supplement or term sheet, and (ii) all other applicable laws and regulations relating to or governing similar restrictions on the offer and sale of the securities in the jurisdictions in which such offers or sales occur.

We may use a dealer to sell the securities.
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If we use a dealer, we, as principal, will sell the securities to the dealer.

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The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells the securities.

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We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement or term sheet.

Unless otherwise specified in a supplement to this prospectus, we may solicit directly offers to purchase the securities, and we may directly sell the securities only to purchasers (a) in the United States that are reasonably believed to qualify as “qualified institutional buyers” as defined in Rule 144A of the Securities Act; and (b) outside of the United States, in accordance with (i) the selling restrictions set forth in the applicable prospectus supplement or term sheet, and (ii) all other applicable laws and regulations relating to or governing similar restrictions on the offer and sale of the securities in the jurisdictions in which such offers or sales occur. We will describe the terms of direct sales in the applicable prospectus supplement or term sheet.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.
We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

We may authorize agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.
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If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement or term sheet and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

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These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement or term sheet.

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We will describe in the applicable prospectus supplement or term sheet the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of underwriters and other participants in the offering to bid for and purchase the securities. As an exception to these rules, the underwriters in certain circumstances are permitted to engage in certain transactions outside Australia and on a market operated outside Australia that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering by selling more securities than are set forth on the cover page of the applicable prospectus supplement or in the term sheet, the underwriters may reduce that short position by purchasing securities in the open market. The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase the securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. Such stabilization, if commenced, may be discontinued at any time and must be brought to an end after a limited period. Such stabilization, if any, will be in compliance with all laws. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.
Conflicts of Interest.   Westpac Banking Corporation is not a U.S. registered broker-dealer and, therefore, to the extent that it intends to effect any sales of offered securities in the United States, it will do so through Westpac Capital Markets LLC, a U.S. registered broker dealer, which we refer to as WCM. WCM is an affiliate of Westpac Banking Corporation. Offerings of securities will be conducted in compliance with Rule 5121 of the Financial Industry Regulatory Authority, Inc., which we refer to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, WCM may not make sales of the offered securities to any discretionary accounts without the prior written approval of the customer.
This prospectus, together with the relevant prospectus supplement and prospectus describing the terms of the specific series of securities being offered and sold, may be used by Westpac or WCM in connection with offers and sales of such securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale, or at other prices. Westpac or WCM may act as principal or agent in these transactions. Neither Westpac nor WCM is obligated to make a market in any of the securities referenced on the cover of this prospectus and either Westpac or WCM may discontinue any market-making at any time without notice, at its sole discretion.

WHERE YOU CAN FIND MORE INFORMATION
We file annual and other reports and other information with the SEC under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. The SEC maintains an Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that are subject to the SEC’s reporting requirements.
You may request a copy of any filings (excluding exhibits) referred to above and in “Incorporation of Information We File with the SEC” at no cost by contacting us at the following address: Westpac Banking Corporation, New York Branch, 575 Fifth Avenue, 39th Floor, New York, New York 10017-2422, Attention: Branch Manager. Telephone requests may be directed to such person at +1 (212) 389-1269. Our website is available at www.westpac.com.au. Information contained in or accessible through the websites mentioned in this prospectus does not form part of this prospectus and all references in this prospectus to websites are inactive textual references and are for information only.
This prospectus is part of a registration statement that we have filed with the SEC relating to the Subordinated Debt Securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available through the SEC’s Internet site.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC
The SEC allows us to incorporate by reference the information we file with them, which means:
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incorporated documents are considered part of this prospectus;

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we can disclose important information to you by referring you to those documents;

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information that we file with the SEC will automatically update and supersede this prospectus and previously incorporated information.

We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:
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our annual report on Form 20-F for the financial year ended September 30, 2024;

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the information contained in Exhibit 1 (2024 Pillar 3 Report) to our report on Form 6-K dated November 4, 2024;

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the information contained in our report on Form 6-K (Retirement of Group Executive, HR), excluding Exhibit 1, dated November 5, 2024; and

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the information contained in our report on Form 6-K (Retirement of Non-Executive Directors), excluding Exhibit 1, dated November 5, 2024.

We also incorporate by reference each of the following documents that we file with the SEC after the date of this prospectus until this offering is completed:
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reports filed under Sections 13(a) and (c) of the Exchange Act, including reports on Form 6-K if and to the extent specified in such report as being incorporated by reference in this prospectus; and

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any reports filed under Section 15(d) of the Exchange Act.

You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

ENFORCEABILITY OF FOREIGN JUDGMENTS IN AUSTRALIA
Westpac is a company incorporated in Australia under the Australian Corporations Act and registered in New South Wales, having its registered office at Level 18, Westpac Place, 275 Kent Street, Sydney, New South Wales 2000, Australia. In order to enforce a final, unsatisfied and conclusive judgment for the payment of a fixed or readily calculable sum of money rendered by any New York State or United States federal court having jurisdiction under its own domestic laws, and within whose jurisdiction Westpac was carrying on business at the time of commencement of the proceedings in which such judgment was rendered, with respect to any liability of Westpac with respect to any securities, it is necessary for the judgment creditor to bring separate proceedings as a new cause of action based on such judgment in the courts of competent jurisdiction of New South Wales or Australia against Westpac.
Westpac has expressly submitted to the jurisdiction of New York State and United States federal courts sitting in The City of New York for the purpose of any suit, action or proceedings arising out of the offering and sale of any securities. Westpac has appointed its New York branch, 575 Fifth Avenue, 39th Floor, New York, New York 10017-2422, Attention: Country Head—Americas, as its agent upon whom process may be served in any such action.
All of the directors and executive officers of Westpac, and the independent accountants named herein, reside outside the United States. Substantially all or a substantial portion of the assets of all or many of such persons are located outside the United States. As a result, it may not be possible for holders of securities to effect service of process within the United States upon such persons. In addition, it may not be possible for holders of securities to enforce against such persons judgments obtained in United States courts predicated upon the civil liability provisions of federal securities laws of the United States. Westpac has been advised by its Australian counsel, King & Wood Mallesons, that there is doubt as to the enforceability in Australia, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the federal securities laws of the United States.

CURRENCY OF PRESENTATION AND EXCHANGE RATES
We publish our consolidated financial statements in Australian Dollars.
The following table sets forth, for Westpac’s financial years indicated, the high, low, average and period-end noon buying rates in New York City for cable transfers of Australian Dollars as certified for customs purposes by the Federal Reserve Bank of New York, expressed in US dollars per A$1.00. Westpac’s fiscal year ends on September 30 of each year.
Financial Year	At Period End	Average Rate(1)	High	Low
2020	0.7160	0.6815	0.7388	0.5755
2021	0.7228	0.7490	0.7953	0.7006
2022	0.6437	0.7097	0.7598	0.6437
2023	0.6541	0.6651	0.7102	0.6219
2024	0.6934	0.6620	0.6934	0.6290
2025(2)	0.6566	0.6695	0.6895	0.6550

(1)
The average of the noon buying rates on the last day of each month or portion thereof during the period.

(2)
Through November 1, 2024.

Regulations in Australia restrict or prohibit payments, transactions and dealings with assets having a proscribed connection with certain countries or named individuals or entities subject to international sanctions or associated with terrorism or money laundering.

VALIDITY OF SECURITIES
Debevoise & Plimpton LLP, our New York counsel, will pass, on our behalf, on the validity of the Subordinated Debt Securities described in this prospectus with respect to New York law. King & Wood Mallesons, our Australian counsel, will pass, on our behalf, on the validity of the Subordinated Debt Securities and Ordinary Shares with respect to Australian law. Debevoise & Plimpton LLP may rely on the opinion of King & Wood Mallesons on matters of Australian law.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F of Westpac Banking Corporation for the year ended September 30, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LIMITATION ON INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S LIABILITY
The liability of PricewaterhouseCoopers (an Australian partnership which we refer to as PwC Australia) with respect to claims arising out of its audit report described under “Experts” above, is subject to the limitations set forth in the Professional Standards Act 1994 of New South Wales, Australia, as amended (the “Professional Standards Act”) and Chartered Accountants Australia and New Zealand (NSW) scheme adopted by Chartered Accountants Australia and New Zealand and approved by the New South Wales Professional Standards Council pursuant to the Professional Standards Act (the “NSW Accountants Scheme”).
For matters occurring on or prior to October 8, 2019, the liability of PwC Australia may be subject to the limitations set forth in predecessor schemes. The current NSW Accountants Scheme expires on July 12, 2025 unless further extended or replaced.
The Professional Standards Act and the NSW Accountants Scheme may limit the liability of PwC Australia for damages with respect to certain civil claims arising in, or governed by the laws of, New South Wales directly or vicariously from anything done or omitted to be done in the performance of its professional services for us, including, without limitation, its audits of our financial statements.
The extent of the limitation depends on the timing of the relevant matter, and in relation to matters occurring on or after October 8, 2013, is a maximum liability audit work of A$75 million.
The limitations do not apply to claims for breach of trust, fraud or dishonesty.
In addition, there is equivalent professional standards legislation in place in other states and territories in Australia and amendments have been made to a number of Australian federal statutes to limit liability under those statutes to the same extent as liability is limited under state and territory laws by professional standards legislation.
Accordingly, liability for acts or omissions by PwC Australia in Australian states or territories other than New South Wales may be limited in a manner similar to that in New South Wales.
These limitations of liability may limit recovery upon the enforcement in Australian courts of any judgement under U.S. or other foreign laws rendered against PwC Australia based on or related to its audit report on our financial statements. Substantially all of PwC Australia’s assets are located in Australia. However, the Professional Standards Act and the NSW Accountants Scheme have not been subject to extensive judicial consideration, and therefore how the limitation might be applied by the courts and the effect of the limitation remain untested in a number of respects, including its effect in respect of the enforcement of foreign judgments.

US$
Westpac Banking Corporation
(ABN 33 007 457 141)
    % Subordinated Notes due 2035
Subject, upon the occurrence of a Non-Viability Trigger Event, to Conversion or possible Write-off, as more fully described in the accompanying prospectus

PROSPECTUS SUPPLEMENT
November  , 2024

Joint Book-Running Managers
BofA Securities	Citigroup	HSBC	RBC Capital Markets	Westpac Banking Corporation